As filed with the Securities and Exchange Commission on February 29, 2012

REGISTRATION NOS. 333-179092
and 333-179092-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________

PRE-EFFECTIVE AMENDMENT NO. 2
TO
REGISTRATION STATEMENT
ON
FORM S-3
UNDER THE SECURITIES ACT OF 1933
____________________________________

AEP TEXAS CENTRAL COMPANY
(Exact name of Registrant and Sponsor as specified in its charter)
TEXAS
(State or other jurisdiction of incorporation or organization)
76-0830689
(I.R.S. Employer Identification No.)
1 RIVERSIDE PLAZA
COLUMBUS, OHIO 43215
(614) 716-1000

AEP TEXAS CENTRAL TRANSITION
FUNDING III LLC
(Exact name of Registrant and Issuing Entity as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation or organization)
45-4223169
(I.R.S. Employer Identification No.)
539 NORTH CARANCAHUA ST, SUITE 1700
CORPUS CHRISTI, TEXAS 78401
(361) 881-5399

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles E. Zebula AEP Texas Central Company 1 Riverside Plaza, 28th Floor Columbus, Ohio 43215 (614) 716-2800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________________________

With a Copy to:

Kevin Hochberg, Esq. Sidley Austin llp One South Dearborn Street Chicago, Illinois 60603 (312) 853-2085

____________________________________
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
____________________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   __________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  _________________.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (do not check if smaller reporting company)	Smaller reporting company	☐

    CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Senior Secured Transition Bonds	$800,000,000 (1)	100% (2)	$800,000,000 (1)	$91,680.00

(1)  The Registration Statement relates to the offering of $800,000,000 of aggregate principal amount of Senior Secured Transition Bonds.

(2)  Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

(3)  The registration fee of was previously paid as follows: $116.10 was paid with the filing of this Registration Statement on January 19, 2012 and an additional $91,563.90 was paid on February 24, 2012.
______________________________________________________________________

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion
Preliminary Prospectus Supplement, dated February 29, 2012
PROSPECTUS SUPPLEMENT
(To Prospectus dated February [__], 2012)
$[__]
AEP Texas Central Transition Funding III LLC
Issuing Entity
Senior Secured Transition Bonds
Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1		$[__]
A-2		$[__]
A-3		$[__]
The total price to the public is $_____________.  The total amount of the underwriting discounts and commissions is $_________.  The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $_________) is $_____________.

Investing in the Senior Secured Transition Bonds involves risks.  Please read “Risk Factors” on page 12 of the accompanying prospectus.

AEP Texas Central Transition Funding III LLC is issuing $[__] of Senior Secured Transition Bonds, referred to herein as the bonds, in [three] tranches.  AEP Texas Central Company is the seller, initial servicer and sponsor with regard to the bonds.  The bonds are senior secured obligations of the issuing entity supported by transition property which includes the right to a special, irrevocable nonbypassable charge, known as a transition charge, paid by retail electric customers in the service territory of the sponsor based on their consumption of electricity as discussed herein.  The utility restructuring provisions of the Public Utility Regulatory Act mandate that transition charges be adjusted annually, and the Public Utility Commission of Texas further requires such true-ups to occur semi-annually (and permits such true-ups to occur more frequently) if necessary, in each case to ensure the expected recovery of amounts sufficient to timely provide all scheduled payments of principal and interest on the bonds, as described further in this prospectus supplement and the accompanying prospectus, and the Public Utility Commission of Texas guarantees it will act pursuant to the financing order to ensure such recoveries as described below.  Credit enhancement for the bonds will be provided by such statutory true-up mechanisms as well as by accounts held under the indenture.

The bonds represent obligations only of the issuing entity, AEP Texas Central Transition Funding III LLC, and do not represent obligations of the sponsor or any of its affiliates other than the issuing entity.  Please read “The Bonds—The Transition Property,” “—The Collateral” and “Credit Enhancement” in this prospectus supplement.  The Bonds are secured by the assets of the issuing entity, consisting principally of the transition property and funds on deposit in the collection account for the Bonds and related subaccounts.  Please read “The Bonds—The Collateral,” “—The Transition Property” and “Credit Enhancement” in this prospectus supplement.  The bonds are not a debt or general obligation of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality.

The Public Utility Commission of Texas guarantees that it will act pursuant to its irrevocable financing order as expressly authorized by the Texas Electric Utility Restructuring Act to ensure that expected transition charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the bonds.  The Public Utility Commission of Texas’ obligations relating to the bonds, including the specific actions that it has guaranteed to take, are direct, explicit, irrevocable and unconditional upon issuance of the bonds, and are legally enforceable against the Public Utility Commission of Texas, which is a United States public sector entity.

All matters relating to the structuring and pricing of the bonds have been considered jointly by AEP Texas Central Company and the Public Utility Commission of Texas or its designated representative.

Additional information is contained in the accompanying prospectus.  You should read this prospectus supplement and the accompanying prospectus carefully before you decide to invest in the bonds.  This prospectus supplement may not be used to offer or sell the bonds unless accompanied by the prospectus.

_________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A  CRIMINAL OFFENSE.

The underwriters expect to deliver the bonds through the book-entry facilities of The Depository Trust Company against payment in immediately available funds on or about March [__], 2012.  Each bond will be entitled to interest on [June 1] and [December 1] of each year.  The first scheduled payment date is [December 1], 2012.  [Interest will accrue from March [__], 2012 and must be paid by the purchaser if the Bonds are delivered after that date.]  There currently is no secondary market for the bonds, and we cannot assure you that one will develop.

Morgan Stanley	Barclays Capital	Citigroup
Goldman, Sachs & Co.	Ramirez & Co., Inc.	RBS	Wells Fargo Securities
The date of this prospectus supplement is [___], 2012

The information in this prospectus supplement and the prospectus is not complete and may be changed. The transition bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-1
SUMMARY OF TERMS	S-2
THE BONDS	S-8
The Collateral	S-8
The Transition Property	S-8
Financing Order	S-9
Payment and Record Dates and Payment Sources	S-10
Principal Payments	S-10
EXPECTED SINKING FUND SCHEDULE	S-12
EXPECTED AMORTIZATION SCHEDULE	S-13
Weighted Average Life Sensitivity	S-14
Assumptions	S-14
Fees and Expenses	S-14
Distribution Following Acceleration	S-15
Interest Payments	S-15
Optional Redemption	S-15
THE TRUSTEE	S-15
CREDIT ENHANCEMENT	S-16
Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest	S-16
Collection Account and Subaccounts	S-16
How Funds in the Collection Account Will Be Allocated	S-17
Retail Electric Provider Deposits and Other Credit Support	S-18
THE TRANSITION CHARGES	S-19
Initial Transition Charges	S-19
UNDERWRITING THE BONDS	S-20
The Underwriters’ Sales Price for the bonds	S-21
No Assurance as to Resale Price or Resale Liquidity for the bonds	S-21
Various Types of Underwriter Transactions That May Affect the Price of the bonds	S-21
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	S-22
WHERE YOU CAN FIND MORE INFORMATION	S-22
LEGAL PROCEEDINGS	S-22
LEGAL MATTERS	S-22
OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS	S-22
READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	1
PROSPECTUS SUMMARY	3
RISK FACTORS	12
RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS	12
SERVICING RISKS	13
RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE TRANSITION PROPERTY	16
STORM RELATED RISK	17
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER	17
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS	20
OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS	21
REVIEW OF TRANSITION PROPERTY	23
THE RESTRUCTURING ACT	25
TCC’S FINANCING ORDER	30
RETAIL ELECTRIC PROVIDERS	33
DESCRIPTION OF THE TRANSITION PROPERTY	37
THE SELLER, INITIAL SERVICER AND SPONSOR	40
AEP TEXAS CENTRAL TRANSITION FUNDING III LLC, THE ISSUING ENTITY	44
USE OF PROCEEDS	47
RELATIONSHIP TO THE SERIES 2002-1 TRANSITION BONDS AND THE SERIES 2006-A TRANSITION BONDS	47
DESCRIPTION OF THE TRANSITION BONDS	48
THE TRUSTEE	65
SECURITY FOR THE TRANSITION BONDS	65
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS	70
THE SALE AGREEMENT	71
THE SERVICING AGREEMENT	78
HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT	86
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	89
ERISA CONSIDERATIONS	92

i

PLAN OF DISTRIBUTION	94
RATINGS FOR THE TRANSITION BONDS	94
WHERE YOU CAN FIND MORE INFORMATION	95
LEGAL MATTERS	95
GLOSSARY OF DEFINED TERMS	97

ii

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about us, the bonds and AEP Texas Central Company, or TCC, the sponsor and servicer of the bonds.  This prospectus supplement and the accompanying prospectus describe the terms of the bonds offered hereby.

References in this prospectus supplement and the accompanying prospectus to the term we, us, or the issuing entity mean AEP Texas Central Transition Funding III LLC, the entity which will issue the bonds.  References to the “transition bonds” or the “bonds,” unless the context otherwise requires, means the transition bonds offered pursuant to this prospectus supplement.  References to TCC, the seller or the sponsor mean AEP Texas Central Company.  References to the “bondholders” or the “holders” refer to the registered holders of the transition bonds.  References to the servicer refer to TCC and any successor servicer under the servicing agreement referred to in this prospectus supplement.  References to the Restructuring Act refer to the Texas legislation adopted in June 1999 that substantially amended the regulatory structure governing electric utilities in order to allow retail competition beginning on January 1, 2002, as such legislation has been amended.  Unless the context otherwise requires, the term customer or retail customer means a retail end user of electricity and related services provided by a retail electric provider via the transmission and distribution system of an electric utility such as TCC, and retail electric customer means a retail customer within TCC’s service territory.  We refer to the geographical certificated service area of TCC as it existed on May 1, 1999 as “TCC’s service territory,” within which TCC may recover qualified costs through nonbypassable transition charges assessed on retail electric customers.  References to the Texas commission or PUCT refer to the Public Utility Commission of Texas.  References to REPs refer to retail electric providers as defined in the glossary.  You can find a glossary of some of the other defined terms we use in this prospectus supplement and the accompanying prospectus on page 97 of the accompanying prospectus.

We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any written communication from us or the underwriters specifying the terms of this offering.  Neither we nor any underwriter, agent, dealer, salesperson, the Texas commission or TCC has authorized anyone else to provide you with any different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not offering to sell the bonds in any jurisdiction where the offer or sale is not permitted.  The information in this prospectus supplement is current only as of the date of this prospectus supplement.

SUMMARY OF TERMS

The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision.  There is more detailed information in this prospectus supplement and in the accompanying prospectus.  To understand all of the terms of the offering of the bonds, carefully read this entire document and the accompanying prospectus.

Securities offered:
$[__] Senior Secured Transition Bonds, scheduled to pay principal semi-annually and sequentially in accordance with the expected sinking fund schedule.  Only the bonds are being offered through this prospectus supplement.

Issuing Entity and Capital Structure:
AEP Texas Central Transition Funding III LLC is a special purpose Delaware limited liability company.  AEP Texas Central Company is our sole member and owns all of our equity interests.  We have no commercial operations.  We were formed solely to purchase and own transition property, to issue transition bonds and to perform activities incidental thereto.  Please read “AEP Texas Central Transition Funding III LLC, the Issuing Entity” in the accompanying prospectus.

Our Relationship with the PUCT:
We will be capitalized with an upfront cash deposit by TCC of 0.5% of the bonds’ principal amount issued (to be held in the capital subaccount) and will have an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all payments on the bonds have been made.

Pursuant to the financing order,

•
the PUCT or its designated representative has a decision-making role co-equal with TCC with respect to the structuring, marketing and pricing of the transition bonds and all matters related to the structuring, marketing and pricing of the transition bonds will be determined through a joint decision of TCC and the PUCT or its designated representative,

•
TCC is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision-making power over, the proposed securitization, and

•	The servicer will file periodic adjustments to transition charges with the PUCT on our behalf.
We have agreed that certain reports concerning transition charge collections will be provided to the PUCT.

Purpose of transaction:
This issuance of Senior Secured Transition Bonds will enable TCC to recover certain costs related to its transition-to-competition in the State of Texas.  Please read “The Restructuring Act” in the accompanying prospectus.

Our address:	539 N. Carancahua Street Suite 1700 Corpus Christi, Texas 78401
Our telephone number:	(361) 881-5399

Our Managers:	The following is a list of our managers as of the date of this prospectus supplement:

Name	Age	Background
Brian X. Tierney	44
President and manager of the Company.  Vice president, chief financial officer and director of AEP Texas Central Company (TCC), executive vice president and chief financial officer of American Electric Power Company, Inc. (AEP), and executive vice president, chief financial officer and director of American Electric Power Service Corporation, a subsidiary of AEP (Service Corporation).  Joined the Service Corporation in 1998 and was appointed senior vice president-energy marketing in 2003, became senior vice president-commercial operations in 2005,  became executive vice president-AEP utilities east in 2006 and assumed his present position in 2009.  Vice president and director of certain other AEP System companies.

Charles E. Zebula	51
Vice President, Treasurer and manager of the Company. Treasurer of TCC, Treasurer of AEP and senior vice president-investor relations and treasurer of the Service Corporation since September 2008.  Senior vice president-fuel, emissions & logistics of the Service Corporation from 2004 through August 2008.  Treasurer of certain other AEP System companies.

Jana Soward	55	Assistant Treasurer and manager of the Company. Director, cash management, of the Service Corporation since 2001.
Kenneth J. Uva	62
Manager of the Company. Vice-President, CT Corporation System, since 1997.  Prior to that, a variety of positions at CT Corporation System or its subsidiaries since January 1976.  Mr. Uva presently serves as an independent manager for AEP Texas Central Transition Funding LLC (TCC Funding I), a special purpose, wholly owned subsidiary of TCC.

Victor A. Duva	53
Manager of the Company.  President, CT Corporation Staffing, Inc., a subsidiary of CT Corporation System, since 2003.  From 1997 to 2002, Assistant Vice President and Officer Manager for CT Corporation’s Philadelphia office and, prior to that, a variety of positions at CT Corporation System since January 1981.  Mr. Duva presently serves as an independent manager for TCC Funding I, a special purpose, wholly owned subsidiary of TCC.

Credit ratings:	We expect the bonds will receive credit ratings from three nationally recognized statistical rating organizations. Please read “Ratings for the Transition Bonds” in the prospectus.

The Seller, Sponsor and Servicer of the transition property:
TCC, a Texas corporation, is a State of Texas fully regulated electric utility providing transmission and distribution service in southern Texas.  At December 31, 2011, TCC provided transmission and distribution service to approximately 787,000 metered retail electric customers covering a service territory of approximately 44,000 square miles.  TCC is an operating subsidiary of AEP, a public utility holding company based in Columbus, Ohio.  The bonds do not constitute a debt, liability or other legal obligation of TCC or AEP.  TCC, acting as the initial servicer, and any successor or assignee servicer, will service the transition property securing the bonds under a servicing agreement with us.  Please read “The Seller, Initial Servicer and Sponsor” and “The Servicing Agreement” in the accompanying prospectus.

TCC’s address:	539 N. Carancahua Street, Suite 1700, Corpus Christi, Texas 78401
TCC’s telephone number:	(361) 881-5399
Use of proceeds:
Proceeds will be used to pay expenses of issuance and to purchase the transition property from TCC.  TCC will use the sales price of the transition property to reduce debt or equity.  We may not use the net proceeds from the sale of the bonds for general corporate purposes or commercial purposes.  Please read “Use of Proceeds” in the accompanying prospectus.

Bond structure:
Sinking fund bond; tranches A-1, expected weighted average life [__] years, tranche A-2, expected weighted average life [__] years, and tranche A-3, expected weighted average life [__] years, are scheduled to pay principal semi-annually and sequentially.  Please read the Expected Amortization Schedule in this prospectus supplement.

Trustee:
U.S. Bank National Association, a national banking association.  U.S. Bank National Association serves as the indenture trustee for the Series 2002-1 transition bonds.  Please read “The Trustee” in the accompanying prospectus for a description of the indenture trustee’s duties and responsibilities under the indenture.

Average life profile:
Stable.  Prepayment is not permitted.  Extension risk is possible but is expected to be statistically remote.  Please read “Expected Amortization Schedule—Weighted Average Life Sensitivity” in this prospectus supplement and “Weighted Average Life and Yield Considerations for the Transition Bonds” in the accompanying prospectus.

Optional redemption:	None. Non-call for the life of the bonds.
Minimum denomination:	$100,000, or integral multiples of $1,000 in excess thereof, except for one bond of each tranche which may be of a smaller denomination.
Credit/security:
Pursuant to the financing order issued by the PUCT, the irrevocable right to impose, collect and receive a nonbypassable consumption-based transition charge from retail electric customers (approximately 787,000 customers).  Transition charges are set and periodically adjusted to collect amounts sufficient to pay principal of and interest on the transition bonds on a timely basis.  Please read “Credit Enhancement—Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement, as well as the chart entitled “Parties to Transaction and Responsibilities,” “The Restructuring Act” and “Description of the Transition Property—Creation of Transition Property; Financing Order” in the accompanying prospectus.

The transition property securing the bonds is not a pool of receivables.  It consists of all of TCC’s rights and interests under the financing order transferred to us in connection with the issuance of the bonds, including the irrevocable right to impose, collect and receive nonbypassable transition charges and the right to implement the true-up mechanism.  Transition property is a present property right created by the Restructuring Act and the financing order and is protected by the state pledge in the Restructuring Act described below.

The bonds are secured only by our assets, consisting principally of the transition property relating to the bonds and funds on deposit in the collection account for the bonds and related subaccounts.  The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.5% of the initial aggregate principal amount of the bonds, a general subaccount, into which the servicer will deposit all transition charge collections, and an excess funds subaccount, into which we will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made.  Amounts on deposit in each of these subaccounts will be available to make payments on the bonds on each payment date.  For a description of the transition property, please read “The Bonds—The Transition Property” in this prospectus supplement.

State pledge:
The State of Texas has pledged in the Restructuring Act that it will not take or permit any action that would impair the value of the transition property, or reduce, alter or impair the transition charges until the bonds are fully repaid or discharged, other than specified true-up adjustments to correct any overcollections or undercollections.  No voter initiative or referendum process exists in Texas, unlike in some other states.  Please read “The Restructuring Act—TCC and Other Utilities May Securitize Qualified Costs” in the accompanying prospectus.

Statutory true-up mechanism for payment of scheduled principal and interest:
The Restructuring Act mandates that transition charges on retail electric customers be adjusted at least annually to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds, and the irrevocable financing order in addition requires that transition charges on retail electric customers be adjusted semi-annually (or, if there are any bonds outstanding following the last scheduled final payment date, quarterly), and permits such true-ups to occur more frequently, if determined necessary to ensure the expected recovery of amounts sufficient to provide timely payment of scheduled principal and interest on the bonds and to replenish draws on the capital subaccount.  In the financing order, the Texas commission guarantees that it will act pursuant to the financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to timely pay scheduled principal and interest on the bonds.

There is no “cap” on the level of transition charges that may be imposed on retail electric customers, to pay on a timely basis scheduled principal and interest on the bonds.  Through the true-up mechanism, which adjusts for undercollections of transition changes due to any reason, retail electric customers share in the liabilities of all other retail electric customers for the payment of transition charges.

The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the Texas commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds, and are legally enforceable against the State of Texas and the Texas commission.  Please read “The Restructuring Act—TCC and Other Utilities May Securitize Qualified Costs” and “The Servicing Agreement—True-Up Adjustment Process” in the accompanying prospectus.

Nonbypassable transition charges:
The Restructuring Act mandates and the irrevocable financing order requires the imposition and the collection of transition charges from all existing and future retail electric customers located within TCC’s service territory, subject to certain limitations specified in the Restructuring Act, even if those customers elect to purchase electricity from another supplier or choose to operate certain new on-site generation or if the utility goes out of business and its service area is acquired by another utility or is municipalized.  Please read “Risk Factors—Other Risks Associated with an Investment in the Transition Bonds” in the accompanying prospectus.  The transition charges are applied to retail electric customers individually and are adjusted and reallocated among all such customers as necessary under the statutory true-up mechanism.  Please read “The Transition Charges” in this prospectus supplement and “TCC’s Financing Order” and “The Servicing Agreement—True-Up Adjustment Process” in the accompanying prospectus.

Priority of Payments:	On each payment date for the bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:
1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts not to exceed $100,000 per annum,
2.	payment of the servicing fee relating to the bonds, plus any unpaid servicing fees from prior payment dates,
3.	payment of the administration fee, and the fees of our independent managers,
4.
payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and the servicer under the servicing agreement,

5.	payment of the interest then due on the bonds, including any past-due interest,
6.	payment of the principal then required to be paid on the bonds as a result of acceleration upon an event of default or at final maturity,
7.	payment of the principal then scheduled to be paid on the bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,
8.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee,
9.	replenishment of any amounts drawn from the capital subaccount,
10.
if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of any remaining balance and the investment earnings on amounts in the capital subaccount,

11.	allocation of the remainder, if any, to the excess funds subaccount, and
12.
after the bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The annual servicing fee for the bonds in clause 2 payable to TCC or any affiliate thereof while it is acting as servicer shall not at any time exceed 0.05% of the original principal amount of the bonds. The annual servicing fee for the bonds payable to any other servicer not affiliated with TCC shall not at any time exceed 0.6% of the original principal amount of the bonds unless such higher rate is approved by the Texas commission. The annual administration fee in clause 3 above may not exceed $100,000, plus reimbursable expenses. Please read “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement.

Relationship to the Series 2002-1 transition bonds and Series 2006-A transition bonds:
The bonds are the third series of transition bonds which TCC has sponsored.

In February 2002, AEP Texas Central Transition Funding LLC, or TCC Funding I, a special purpose, wholly owned subsidiary of TCC, issued $797,334,897 of Series 2002-1 transition bonds in accordance with a financing order issued by the Texas commission on March 27, 2000.

In October 2006, AEP Texas Central Transition Funding II LLC, or TCC Funding II, a special purpose, wholly owned subsidiary of TCC, issued $1,739,700,000 of Series 2006-A transition bonds in accordance with a financing order issued by the Texas commission on June 21, 2006.
TCC currently acts as servicer with respect to the Series 2002-1 transition bonds and the Series 2006-A transition bonds.

Interest on and principal of both series of transition bonds have been paid on a timely basis, with payments of principal made in accordance with their expected amortization schedules.

Neither TCC Funding I nor TCC Funding II will have any obligations under the bonds, and we will have no obligations under the Series 2002-1 transition bonds or the Series 2006-A transition bonds.  In addition, neither TCC Funding I nor TCC Funding II has any obligations in respect of the transition bonds issued by the other.  The security pledged to secure the bonds will be separate from the separate security that is securing the Series 2002-1 transition bonds and the Series 2006-A transition bonds.  Although we, TCC Funding I and TCC Funding II will each have its own transition property, and its own separate accounts for holding collections of transition charges, transition charges relating to the bonds and transition charges relating to the Series 2002-1 transition bonds and Series 2006-A transition bonds will be collected through bills to retail electric providers that include all charges related to the use of TCC’s transmission and distribution system to deliver electricity consumed by retail electric customers.  In the event a retail electric provider does not pay in full all amounts owed under any bill including transition charges, TCC is required to allocate any resulting shortfalls in transition charges ratably based on the amounts of transition charges owing to us in respect of the bonds, owing to TCC Funding I in respect of the Series 2002-1 transition bonds, owing to TCC Funding II in respect of the Series 2006-A transition bonds, and on other amounts owing to TCC for electric delivery services.

Please read “Relationship to the Series 2002-1 Transition Bonds and the Series 2006-A Transition Bonds” in the accompanying prospectus.

Initial transition charge as a percentage of customer’s total electricity bill:
The initial transition charge for the bonds and the estimated aggregate transition charges for the bonds together with the Series 2002-1 transition bonds and the Series 2006-A transition bonds would represent approximately [__]% and [__]%, respectively, of the total bill received by a 1000 kWh residential customer of the largest retail electric provider in TCC’s service territory as of [___], 2011.

Tax treatment:	The bonds will be treated as debt of TCC for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.
ERISA eligible:	Yes; please read “ERISA Considerations” in the accompanying prospectus.
Payment dates and interest accrual:
Semi-annually, [June 1] and [December 1] and on the final maturity date for any tranche.  Interest will be calculated on a 30/360 basis.  The first scheduled payment date is [December 1], 2012.  If any interest payment date is not a business day, payments scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period.

Interest is due on each payment date and principal is due upon the final maturity date for each tranche.

Expected settlement:	March [__], 2012, [settling flat.] DTC, Clearstream and Euroclear.
Risk factors:	You should consider carefully the risk factors beginning on page 12 of the accompanying prospectus before you invest in the bonds.

THE BONDS

We will issue the bonds and secure their payment under an indenture that we will enter into with U.S. Bank National Association, as trustee, referred to in this prospectus supplement and the accompanying prospectus as the trustee.  We will issue the bonds in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof, except that we may issue one bond in each tranche in a smaller denomination.  The initial principal balance, scheduled final payment date, final maturity date and interest rate for each tranche of the bonds are stated in the table below:

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1	[__]	$[__]
A-2	[__]	$[__]
A-3	[__]	$[__]

The scheduled final payment date for each tranche of the bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if we make payments according to the expected amortization schedule for that tranche.  The final maturity date for each tranche of bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding bonds of that tranche.  The failure to pay principal of any tranche of bonds by the final maturity date for that tranche is an event of default, but the failure to pay principal of any tranche of bonds by the respective scheduled final payment date will not be an event of default.  Please read “Description of the Transition Bonds—Interest and Principal on the Transition Bonds” and “—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

The Collateral

The bonds will be secured under the indenture by all of our assets relating to the bonds.  The principal asset pledged will be the transition property relating to the bonds, which is a present property right created under the Restructuring Act by the financing order issued by the Texas commission on January 12, 2012, referred to in this prospectus supplement as the financing order.  The collateral includes:

•
our rights under the sale agreement pursuant to which we will acquire the transition property, under the administration agreement and under the bill of sale delivered by TCC pursuant to the sale agreement,

•	our rights under the financing order, including in respect of the statutory true-up mechanism,

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account and all subaccounts of the collection account,

•
our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to any financing order or tariff,

•	all of our other property related to the bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The Transition Property

In general terms, all of the rights and interests of TCC that relate to the bonds under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus supplement as the transition property.  The transition property includes the right to impose, collect and receive transition charges payable by retail electric customers within TCC’s service territory which, subject to certain limitations specified in the Restructuring Act, continue to consume electricity that is delivered through the distribution system, or produced in new on-site generation, in an amount sufficient to pay principal and interest and to make other deposits in connection with the bonds.  During the twelve months ended December 31, 2010, approximately 22% of TCC’s total deliveries were to industrial customers, approximately 38% were to commercial customers and approximately 39% were to residential customers. During this period, deliveries to the State of Texas and other federal, state and local governmental entities comprised approximately 3.58% of TCC’s total revenues.

We will purchase the transition property from TCC.  The transition property is not a receivable, and the principal collateral securing the bonds is not a pool of receivables.  Transition charges authorized in the financing order that relate to the bonds are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Texas commission, except for annual and interim true-up adjustments to correct overcollections or undercollections and to provide the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the bonds.  Please read “Credit Enhancement—Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement.  All revenues and collections resulting from transition charges provided for in the financing order are part of the transition property.  The transition property relating to the bonds is described in more detail under “The Sale Agreement—Sale and Assignment of the Transition Property” in the accompanying prospectus.

The servicer will bill and collect transition charges allocable to the bonds from “retail electric providers,” which are entities certified under state law that provide electricity and related services to retail electric customers within TCC’s service territory, and will remit the collections to the trustee.  The retail electric providers will in turn bill and collect the transition charges from retail electric customers in TCC’s service territory.  Each retail electric provider will include the transition charges in its bill to its retail electric customers but is not required to show the transition charges for the bonds or for any other transition bonds sponsored by TCC as a separate line item or footnote.  However, each retail electric provider will be required to provide annual written notice to its customers that transition charges have been included in the customers’ bills.

Each retail electric provider will be required to pay the transition charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers.  Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges may be commingled with the retail electric provider’s other funds.  Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers” and “Retail Electric Providers.”

The servicer will have only limited rights to collect the transition charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer but will have certain rights against the retail electric provider.  Please read “Retail Electric Providers” in the accompanying prospectus.  For information on how electric service to retail electric customers may be terminated, please read “Risk Factors—Servicing Risks—Limits on rights to terminate service might make it more difficult to collect the transition charges” in the accompanying prospectus.  Because the amount of transition charge collections will depend largely on the amount of electricity consumed by customers within TCC’s service territory, the amount of collections may vary substantially from year to year.  Please read “The Seller, Initial Servicer and Sponsor” in the accompanying prospectus.

Under the Restructuring Act and the indenture, the trustee or the holders of the bonds have the right to foreclose or otherwise enforce the lien on the transition property.  However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property.  Therefore, foreclosure might not be a realistic or practical remedy.  Please read “Risk Factors—Risks Associated with the Unusual Nature of the Transition Property—Foreclosure of the trustee’s lien on the transition property for the transition bonds might not be practical, and acceleration of the transition bonds before maturity might have little practical effect” in the accompanying prospectus.

Financing Order

On January 12, 2012, the Texas commission issued the financing order relating to the bonds.  The financing order authorizes TCC to securitize and cause to be issued transition bonds in one or more series in an aggregate amount not to exceed $800 million.  The financing order became final and non-appealable on January 28, 2012.

The financing order also authorizes transition charges in amounts sufficient to recover the principal of and interest on the bonds plus an additional amount of ongoing qualified costs, certain of which are subject to a cap.  The

Texas commission guarantees that it will act pursuant to the irrevocable financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to timely pay scheduled principal and interest on the bonds.  The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the Texas commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds, and are legally enforceable against the State of Texas and the Texas commission.  Please read “TCC’s Financing Order” in the accompanying prospectus.

Payment and Record Dates and Payment Sources

Beginning [December 1], 2012, we will make payments on the bonds semi-annually on [June 1] and [December 1] of each year, or, if that day is not a business day, the following business day (each, a payment date).  So long as the bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to as the “record date.”  If we issue certificated transition bonds to beneficial owners of the bonds, the record date will be the last business day of the calendar month immediately preceding the payment date.  On each payment date, we will pay amounts on outstanding bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement.  These available amounts, which will include amounts collected by the servicer for us with respect to the transition charges, are described in greater detail under “Security for the Transition Bonds—How Funds in the Collection Account will be Allocated” and “The Servicing Agreement—Remittances to Collection Account” in the accompanying prospectus.

Principal Payments

On each payment date, we will pay principal of the bonds to the bondholders equal to the sum, without duplication, of:

•	the unpaid principal amount of any bond whose final maturity date is on that payment date, plus

•	the unpaid principal amount of any bond upon acceleration following an event of default relating to the bonds, plus

•	any overdue payments of principal, plus

•	any unpaid and previously scheduled payments of principal, plus

•	the principal scheduled to be paid on any bond on that payment date,

but only to the extent funds are available in the collection account after payment of certain of our fees and expenses and after payment of interest as described below under “Expected Amortization Schedule—Interest Payments.”  To the extent funds are so available, we will make scheduled payments of principal of the bonds in the following order:

1.	to the holders of the tranche A-1 Bonds, until the principal balance of that tranche has been reduced to zero,

2.	to the holders of the tranche A-2 Bonds, until the principal balance of that tranche has been reduced to zero, and

3.	to the holders of the tranche A-3 Bonds, until the principal balance of that tranche has been reduced to zero.

However, unless the Bonds have been accelerated following an event of default, we will not pay principal of any tranche of bonds on any payment date if making the payment would reduce the principal balance of that tranche to an amount lower than the amount specified in the expected amortization schedule below for that tranche on that payment date.  Unless the Bonds have been accelerated following an event of default, any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date.  The entire unpaid principal balance of each tranche of the bonds will be due and payable on the final maturity date for that tranche.

If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the transition bonds then outstanding may declare the unpaid principal balance of the transition bonds, together with accrued interest thereon, to be due and payable.  However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available.  Please read “Risk Factors—Risks Associated With the Unusual Nature of the Transition Property—Foreclosure of the trustee’s lien on the transition property for the transition bonds might not be practical, and acceleration of the transition bonds before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited” in the accompanying prospectus.  If there is a shortfall in the amounts available to make principal payments on the transition bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account pro rata to each tranche of transition bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the transition bonds that are scheduled to be paid, the trustee will distribute principal from the collection account pro rata to each tranche of transition bonds based on the principal amount then scheduled to be paid on the payment date.

The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the bonds from the issuance date to the scheduled final payment date.  Similarly, the expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the bonds from the issuance date to the scheduled final payment date.

Expected Sinking Fund Schedule

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size
12/1/2012
6/1/2013
12/1/2013
6/1/2014
12/1/2014
6/1/2015
12/1/2015
6/1/2016
12/1/2016
6/1/2017
12/1/2017
6/1/2018
12/1/2018
6/1/2019
12/1/2019
6/1/2020
12/1/2020
6/1/2021
12/1/2021
6/1/2022
12/1/2022
6/1/2023
12/1/2023
6/1/2024
12/1/2024
6/1/2025
12/1/2025
6/1/2026
12/1/2026
Total Payments

We cannot assure you that the principal balance of any tranche of the bonds will be reduced at the rate indicated in the table above.  The actual reduction in tranche principal balances may occur more slowly.  The actual reduction in tranche principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture.  The bonds will not be in default if principal is not paid as specified in the schedule above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

Expected Amortization Schedule

Outstanding Principal Balance Per Tranche

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Issuance Date
12/1/2012
6/1/2013
12/1/2013
6/1/2014
12/1/2014
6/1/2015
12/1/2015
6/1/2016
12/1/2016
6/1/2017
12/1/2017
6/1/2018
12/1/2018
6/1/2019
12/1/2019
6/1/2020
12/1/2020
6/1/2021
12/1/2021
6/1/2022
12/1/2022
6/1/2023
12/1/2023
6/1/2024
12/1/2024
6/1/2025
12/1/2025
6/1/2026
12/1/2026

On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest.

Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor.  The rate of principal payments on each tranche of bonds, the aggregate amount of each interest payment on each tranche of bonds and the actual final payment date of each tranche of bonds will depend on the timing of the servicer’s receipt of transition charges from retail electric providers.  Please read “Weighted Average Life and Yield Considerations for the Transition Bonds” in the accompanying prospectus for further information.  Changes in the expected weighted average lives of the tranches of the bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below.

Weighted Average Life Sensitivity
		-5% ([__] Standard Deviations from Mean)		-15% ([__] Standard Deviations from Mean)
Tranche	Expected Weighted Average Life (Years)	WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*
A-1	[__]
A-2	[__]
A-3	[__]

* Number is rounded to whole days.

Assumptions

For the purposes of preparing the above chart, the following assumptions, among others, have been made:  (i) the forecast error stays constant over the life of the bonds and is equal to an overestimate of electricity consumption of [__]% ([__] standard deviations from mean) or [__]% ([__] standard deviations from mean), (ii) the servicer makes timely and accurate filings to true-up the transition charges semi-annually, (iii) customer charge-off rates are held constant at [1.376]% for the residential class and [1.376]% for all other classes of customers, (iv) retail electric providers remit all transition charges [30] days after such charges are billed, (v) operating expenses are equal to projections, (vi) there is no acceleration of the final maturity date of the bonds; and (vii) a permanent loss of all customers has not occurred. There can be no assurance that the weighted average lives of the bonds will be as shown.

Fees and Expenses

As set forth in the table below, the issuing entity is obligated to pay fees to the servicer, the trustee, its independent managers and TCC as administrator.  The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Transition charge collections and investment earnings.	$[__] per annum (so long as servicer is TCC or an affiliate)
Trustee	Transition charge collections and investment earnings.	$[2,500] per annum; plus expenses
Independent Managers	Transition charge collections and investment earnings.	$[__] per annum plus expenses
Administration Fee	Transition charge collections and investment earnings.	$[100,000] per annum plus expenses

The annual servicing fee payable to any servicer not affiliated with TCC shall not at any time exceed 0.6% of the original principal amount of the bonds unless such higher rate is approved by the Texas commission.

Distribution Following Acceleration

Upon an acceleration of the maturity of the bonds, the total outstanding principal balance of and interest accrued on the bonds will be payable, without priority of interest over principal or principal over interest and without regard to tranche.  Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available.  Please read “Risk Factors—Risks Associated with the Unusual Nature of the Transition Property—Foreclosure of the trustee’s lien on the transition property for the transition bonds might not be practical, and acceleration of the transition bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited” in the accompanying prospectus.

Interest Payments

Interest on each tranche of bonds will accrue from and including the issue date to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the bonds have been paid in full, at the interest rate indicated on the cover of this prospectus supplement and in the table on page S-8.  Each of those periods is referred to as an “interest accrual period.”  On each payment date, we will pay interest on each tranche of the bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal balance of each tranche of the bonds as of the close of business on the preceding payment date (or with respect to the initial payment date, the date of the original issuance of the bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on the bonds before we pay principal on the bonds.  Please read “Description of the Transition Bonds—Interest and Principal on the Transition Bonds” in the accompanying prospectus.  If there is a shortfall in the amounts available in the collection account to make interest payments on the bonds, the trustee will distribute interest pro rata to each tranche of bonds based on the amount of interest payable on each such outstanding tranche.  Please read “Credit Enhancement—Collection Account and Subaccounts” in this prospectus supplement.  We will calculate interest on tranches of the bonds on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

We may not voluntarily redeem any tranche of the bonds.

THE TRUSTEE

U.S. Bank National Association will be the indenture trustee.  U.S. Bank National Association (“U.S. Bank”), a national banking association, will also act as paying agent and registrar.  U.S. Bancorp, with total assets exceeding $330 billion as of December 31, 2011, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of December 31, 2011, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 Domestic and 3 International cities.  The indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2011, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.5 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee shall make each monthly statement available to the noteholders via the indenture trustee’s internet website at http://www.usbank.com/abs.  Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

U.S. Bank serves or has served as indenture trustee, paying agent and registrar on several issues of rate-payer backed securities including those issued by TCC Funding I.

CREDIT ENHANCEMENT

Credit enhancement for the bonds is intended to protect you against losses or delays in scheduled payments on your bonds.  Please read “Risk Factors—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited” in the accompanying prospectus.

Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest

The Restructuring Act mandates that transition charges on retail electric customers be adjusted at least annually to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds, and the irrevocable financing order in addition requires that transition charges on retail electric customers be adjusted semi-annually, if determined necessary to ensure the expected recovery of amounts sufficient to provide timely payment of scheduled principal and interest on the bonds and replenish draws on the capital subaccount.  If there are any transition bonds outstanding following the final scheduled final payment date, true-up adjustments must be made quarterly.  In addition, true-up adjustments may also be made at any time if the servicer determines such true-up to be necessary to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.  In the irrevocable financing order, the Texas commission guarantees that it will act pursuant to the financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the transition bonds and related costs.

There is no “cap” on the level of transition charges that may be imposed on consumers of electricity in TCC’s service area to pay on a timely basis scheduled principal and interest on the bonds.  Through the true-up mechanism, which adjusts for undercollections of transition charges due to any reason, retail electric customers share in the liabilities of all other retail electric customers for the payment of transition charges.

The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the Texas commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds, and are legally enforceable against the State of Texas and the Texas commission.  Please read “The Transition Charges” below and “TCC’s Financing Order” and “The Servicing Agreement—True-Up Adjustment Process” in the accompanying prospectus.

Collection Account and Subaccounts

The trustee will establish a collection account for the bonds to hold the capital contribution from TCC and collected transition charges periodically remitted to the trustee by the servicer.  The collection account will consist of various subaccounts, including the following:

•	the general subaccount,

•	the excess funds subaccount, and

•	the capital subaccount.

For administrative purposes, the subaccounts may be established as separate accounts which will be recognized individually as subaccounts and collectively as the collection account.  Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under “Security for the Transition Bonds—Description of Indenture Accounts” and “—How Funds in the Collection Account will be Allocated” in the accompanying prospectus.

The General Subaccount.  The trustee will deposit collected transition charges remitted to it by the servicer with respect to the bonds into the general subaccount.  On each payment date, the trustee will allocate amounts in the general subaccount as described under “Security for the Transition Bonds—How Funds in the Collection Account Will Be Allocated” below.

The Excess Funds Subaccount.  The excess funds subaccount will be funded with collected transition charges and earnings on amounts in the collection account, other than earnings on amounts allocated to the capital subaccount, in excess of the amount necessary to pay on any payment date:

•	fees and expenses, including any indemnity payments, of the trustee, our independent managers, the servicer and the administrator and other fees, expenses, costs and charges,

•	principal and interest payments on the bonds required to be paid or scheduled to be paid on that payment date, and

•	any amount required to replenish any amounts drawn from the capital subaccount.

The periodic true-up adjustments of the transition charges will be calculated to eliminate any amounts held in the excess funds subaccount.

If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital subaccount, the trustee will first draw on any amounts in the excess funds subaccount to make those payments.

The Capital Subaccount.  On the date we issue the bonds, TCC will deposit $[__] into the capital subaccount as a capital contribution to us, which is equal to 0.5% of the initial outstanding principal balance of the bonds.  The capital contribution has been set at a level sufficient to obtain the ratings on the bonds described below under “Ratings for the Transition Bonds.”  If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the capital subaccount to make those payments.

How Funds in the Collection Account Will Be Allocated

Amounts remitted by the servicer to the trustee with respect to the bonds, including any indemnity amounts and all investment earnings on amounts in the subaccounts in the collection account, will be deposited into the general subaccount of the collection account.

On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the bonds in the following priority:

1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts, not to exceed $100,000 per annum;
2.	payment of the servicing fee relating to the bonds, plus any unpaid servicing fees from prior payment dates,
3.
payment of the administration fee and of the fees of our independent managers, each as described in the table on page S-14, and in each case with any unpaid administration or management fees from prior payment dates,

4.
payment of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement and of the administrator under the administration agreement,

5.	payment of the interest then due on the bonds, including any past-due interest,
6.	payment of principal then required to be paid on the bonds as a result of acceleration upon an event of default or at final maturity,
7.	payment of principal then scheduled to be paid on the bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee,
9	replenishment of any amounts drawn from the capital subaccount for the bonds,
10.
if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of any remaining balance and the investment earnings on amounts in the capital subaccount for the bonds,

11.	allocation of the remainder, if any, to the excess funds subaccount, and
12.
after the bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The amounts paid during any calendar year in respect of the servicing fee in clause 2 may not exceed 0.05% of the original principal balance of the bonds (for so long as TCC is the servicer) and the annual administration fee in clause 3 may not exceed $100,000.  Please read “Risk Factors—Other Risks Associated with an Investment in the Transition Bonds—TCC’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the transition bonds” in the accompanying prospectus.

If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

1.	from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and
2.	from the capital subaccount for allocations and payments contemplated in clauses 1 through 8.

If, on any payment date, available collections of transition charges allocable to the bonds, together with available amounts in the related subaccounts, are not sufficient to pay all amounts due on all outstanding bonds on that payment date amounts available will be allocated sequentially in the following order, in each case to the extent of available funds:

•	first, pro rata to interest based on the amount of interest then due and payable on each tranche of the bonds;

•	second, pro rata to principal, based on the principal amount of each tranche then due and payable; and

•	third, then pro rata to principal, based upon the principal amount of each tranche then scheduled to be paid, including any previously unpaid scheduled principal.

If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related transition charges will take into account, among other things, the need to replenish those amounts.

Retail Electric Provider Deposits and Other Credit Support

Each retail electric provider in TCC’s service territory is obligated to collect and remit transition charges to the servicer as described under “Retail Electric Providers” in the accompanying prospectus.  The financing order provides that each retail electric provider that does not maintain a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, must provide:

•	a cash deposit of two months’ maximum expected transition charge collections,

•
an affiliate guarantee, surety bond or letter of credit from an entity with a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, providing for payment of such amount of transition charge collections in the event that the retail electric provider defaults in its payment obligations, or

•	a combination of any of the foregoing.

A retail electric provider that does not have or maintain a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, may select which alternate form of deposit, credit support or combination thereof it will utilize.  As of December 31, 2011 there were 92 REPs certified by the Texas commission to furnish electricity and other retail services to retail customers in TCC’s service territory.  During the twelve months ended December 31, 2010, TCC billed approximately 22,460 million kilowatt-hours (kWh) of electric energy to metered retail customers in its service territory.  Of that amount, approximately 3,318 million kWh, or 14.77%, were delivered to retail customers served by one REP, approximately 3,090 million kWh, or 13.76%, to retail customers served by another REP, approximately 1,824 million kWh, or 8.12%, to retail customers served by a third REP, and the remaining approximately 14,228 million kWh, or 63.35%, to retail customers served by the 89 remaining REPs or to retail customers directly billed by TCC in connection with new on-site generation if applicable.  In addition, during this period, TCC collected transition charges in respect of the Series 2002-1 transition bonds and Series 2006-A transition bonds from retail customers who, after May 1, 1999, switched to municipally owned utilities or electric cooperatives with multiply-certificated service territories with TCC.  These retail customers consumed 63,809,142 kWh, or 0.28% of the total electric energy delivered directly by TCC to retail end-use customers in TCC’s service territory.

Retail electric provider cash deposits will be held by the trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the bonds.  If a retail electric provider defaults in making a payment of transition charges to the servicer and does not remedy the default within a 10 calendar-day grace period, the financing order and applicable Texas commission regulations provide that the amounts on deposit or available from other credit support (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit or other credit support amount) will be used to make payments in respect of the bonds.  Please read “Retail Electric Providers—Credit Practices, Policies and Procedures of Retail Electric Providers—Rating, Deposit and Related Requirements,” “—Remedies Upon Default” and “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers” in the accompanying prospectus.

THE TRANSITION CHARGES

TCC will be the initial servicer of the bonds.  Beginning on the date we issue the bonds, the initial transition charges listed in the table below will be imposed on retail electric customers in each transition charge customer class at the applicable rate for the class determined pursuant to the financing order.  These transition charges will be adjusted annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the Texas commission.  Please read “Description of the Transition Property—Creation of Transition Property; Financing Order” in the accompanying prospectus.

Initial Transition Charges

Transition Charge Customer Class	Initial Transition Charge Rate (per kWh or kW as applicable)
Residential
Commercial and Small Industrial – Energy
Municipal and Cotton Gin
Commercial and Small Industrial – Demand
Large Industrial – Firm
Standby – Non-Firm
Large Industrial – Non-Firm
Standby –Firm

The initial transition charge for the bonds and the estimated cumulative transition charges for the bonds together with the Series 2002-1 transition bonds and the Series 2006-A transition bonds would represent approximately [__]% and [__]%, respectively, of the total bill received by a 1000 kWh residential customer of the largest retail electric provider in TCC’s service territory as of [___], 2011.

Please read “Description of the Transition Property—Creation of Transition Property; Financing Order” and “—Transition Charge Retail Customer Classes” in the accompanying prospectus.

UNDERWRITING THE BONDS

Subject to the terms and conditions in the underwriting agreement among us, TCC and the underwriters, for whom Morgan Stanley & Co. LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the bonds listed opposite each underwriter’s name below:

Underwriter	Tranche A-1	Tranche A-2	Tranche A-3

Morgan Stanley & Co. LLC	$	$	$
Barclays Capital Inc.
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Samuel A. Ramirez & Company, Inc.
RBS Securities Inc.
Wells Fargo Securities, LLC
Total	$	$	$

Under the underwriting agreement, the underwriters will take and pay for all of the bonds we offer, if any is taken.  If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters’ Sales Price for the bonds

The bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus supplement.  The underwriters propose initially to offer the bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche.  The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each tranche.

	Selling Concession	Reallowance Discount
Tranche A-1
Tranche A-2
Tranche A-3

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the bonds

The bonds are a new issue of securities with no established trading market.  They will not be listed on any securities exchange.  The underwriters have advised us that they intend to make a market in the bonds, but they are not obligated to do so and may discontinue market making at any time without notice.  We cannot assure you that a liquid trading market will develop for the bonds.

Various Types of Underwriter Transactions That May Affect the Price of the bonds

The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the bonds in accordance with Regulation M under the Securities Exchange Act of 1934.  Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position.  Stabilizing transactions are bids to purchase the bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price.  Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the bonds originally sold by the syndicate member are purchased in a syndicate covering transaction.  These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the bonds to be higher than they would otherwise be.  Neither we, TCC, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to TCC and its affiliates for which they have in the past received, and in the future may receive, customary fees.  In addition, each underwriter may from time to time take positions in the bonds.  Morgan Stanley & Co. LLC, as financial advisor, has rendered certain financial advisory/structuring services to us and will receive a net fee of $[__] for such services, which is included in the expenses estimated below.

We estimate that our share of the total expenses of the offering will be $[_________].

We and TCC have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions.  The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Sidley Austin LLP, counsel to us and to TCC, interest paid on the bonds generally will be taxable to a U.S. bondholder as ordinary interest income at the time it accrues or is received in accordance with the U.S. bondholder’s method of accounting for U.S. federal income tax purposes.  Sidley Austin LLP has also issued an opinion, based on Revenue Procedure 2005-62, 2005-2 C.B. 507, that, for federal income tax purposes (1) we will not be treated as a taxable entity separate and apart from TCC, our sole member, and (2) the bonds will constitute indebtedness of TCC.  Each beneficial owner of a bond, by acquiring a beneficial interest, agrees to treat such bond as indebtedness of our sole member secured by the collateral for federal (and, to the extent applicable, state) income tax purposes unless otherwise required by appropriate taxing authorities.  Please read “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

To the extent that we are required by law to file such reports and information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, we will file annual, quarterly and current reports and other information with the Securities and Exchange Commission.  We are incorporating by reference any future filings we or the sponsor, but solely in its capacity as our sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering, excluding any information that is furnished to, and not filed with, the Securities and Exchange Commission.  These reports will be filed under our own name as issuing entity.  Please read “Where You Can Find More Information” in the accompanying prospectus.  Under the Indenture, we may voluntarily suspend or terminate our filing obligations as Issuer with the Securities and Exchange Commission, to the extent permitted by applicable law.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, the sponsor, seller, trustee,  or servicer, or of which any property of the foregoing is subject, that is material to the holders of the bonds.

LEGAL MATTERS

Certain legal matters relating to the bonds, including certain U.S. federal income tax matters, will be passed on by Sidley Austin LLP, counsel to TCC and the issuing entity, by Richards, Layton & Finger, special Delaware counsel to the issuing entity, by Duggins, Wren, Mann & Romero LLP, Austin, Texas, regulatory counsel to TCC, by Bracewell & Giuliani LLP, Austin, Texas, Texas counsel to TCC and the issuing entity, and by Dewey & LeBoeuf LLP, counsel to the underwriters.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO RESIDENTS OF SINGAPORE

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE, AND THE BONDS WILL BE OFFERED PURSUANT TO EXEMPTIONS UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SECURITIES AND FUTURES ACT”).  ACCORDINGLY, THE BONDS MAY NOT BE OFFERED OR SOLD OR MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE NOR MAY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF BONDS BE CIRCULATED OR DISTRIBUTED WHETHER DIRECTLY OR INDIRECTLY TO ANY PERSON IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1) OF THE SECURITIES AND FUTURES ACT, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SECURITIES AND FUTURES ACT, AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275 OF THE SECURITIES AND FUTURES ACT, OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SECURITIES AND FUTURES ACT.

NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA

THE BONDS SHALL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA, EXCLUDING HONG KONG, MACAU AND TAIWAN, (THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE BONDS.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE STATE DOES NOT REPRESENT THAT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY BONDS MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING.  IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE ISSUING ENTITY WHICH WOULD PERMIT A PUBLIC OFFERING OF ANY BONDS OR THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS  IN THE PRC.  ACCORDINGLY, THE BONDS ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT.  NEITHER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

NOTICE TO RESIDENTS OF JAPAN

THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE ACT OF JAPAN (ACT NO. 25 OF 1948, AS AMENDED, THE “FIEA”), AND EACH UNDERWRITER HAS  REPRESENTED AND AGREED THAT IT WILL NOT OFFER OR SELL ANY OF THE BONDS, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (AS DEFINED UNDER ITEM 5, PARAGRAPH 1, ARTICLE 6 OF THE FOREIGN EXCHANGE AND FOREIGN TRADE ACT (ACT NO. 228 OF 1949, AS AMENDED)) OR TO, OR FOR THE BENEFIT OF OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH THE FIEA AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES AND REGULATIONS OF JAPAN.

NOTICE TO RESIDENTS OF HONG KONG

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY BONDS OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP.  571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP.  32) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE; AND IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE BONDS, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO BONDS WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) AND ANY RULES MADE UNDER THAT ORDINANCE.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), EACH OF THE UNDERWRITERS HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE TRANSITION BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A

PROSPECTUS IN RELATION TO THE TRANSITION BONDS WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND PUBLISHED AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE AS IMPLEMENTED IN THAT RELEVANT MEMBER STATE OR FOLLOWING, IN EITHER CASE, TWELVE MONTHS AFTER SUCH PUBLICATION, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF SUCH BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE:

(A)           SOLELY TO QUALIFIED INVESTORS (AS DEFINED IN THE PROSPECTUS DIRECTIVE);

(B)           TO FEWER THAN 100 NATURAL OR LEGAL PERSONS (OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 AMENDING DIRECTIVE, 150 NATURAL OR LEGAL PERSONS) OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE, SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE REPRESENTATIVE OF THE UNDERWRITERS FOR ANY SUCH OFFER; OR

(C)           IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE,

PROVIDED THAT NO SUCH OFFER OF THE TRANSITION BONDS SHALL REQUIRE THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE OR SUPPLEMENT A PROSPECTUS PURSUANT TO ARTICLE 16 OF THE PROSPECTUS DIRECTIVE.

FOR PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF THE TRANSITION BONDS TO THE PUBLIC” IN RELATION TO ANY TRANSITION BONDS IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE TRANSITION BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE TRANSITION BONDS, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE OR AMENDING MEASURE IN EACH RELEVANT MEMBER STATE AND THE EXPRESSION “2010 AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EC.

NOTICE TO RESIDENTS OF UNITED KINGDOM

EACH OF THE UNDERWRITERS HAS REPRESENTED AND AGREED THAT (I) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE TRANSITION BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND (II) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE TRANSITION BONDS IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

Subject to Completion
Preliminary Prospectus Dated February 29, 2012

PROSPECTUS

AEP Texas Central Transition Funding III LLC
Issuing Entity

Senior Secured Transition Bonds

AEP Texas Central Company
Seller, Initial Servicer and Sponsor
________________

You should carefully consider the Risk Factors beginning on page 12 of this prospectus before you invest in the transition bonds.

We, the issuing entity, will issue the transition bonds in one or more tranches as described in this prospectus.  The transition bonds represent only our obligations and are backed only by our assets.  AEP Texas Central Company and its affiliates, other than us, are not liable for any payments on the transition bonds.  The transition bonds are not a debt or general obligation of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality.

We are a special purpose entity and own no property other than the collateral described in this prospectus.  The collateral is the sole source of payment for the transition bonds.

We may offer and sell the transition bonds by use of this prospectus.  We will provide the specific terms of the offering of the transition bonds in a supplement to this prospectus.  You should read this prospectus and the related prospectus supplement carefully before you invest in the transition bonds.  This prospectus may not be used to offer and sell the transition bonds unless accompanied by a prospectus supplement.

________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

________________

The date of this Prospectus is February [__], 2012.

The information in this prospectus is not complete and may be changed. The transition bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

TABLE OF CONTENTS

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-1
SUMMARY OF TERMS	S-2
THE BONDS	S-8
The Collateral	S-8
The Transition Property	S-8
Financing Order	S-9
Payment and Record Dates and Payment Sources	S-10
Principal Payments	S-10
EXPECTED SINKING FUND SCHEDULE	S-12
EXPECTED AMORTIZATION SCHEDULE	S-13
Weighted Average Life Sensitivity	S-14
Assumptions	S-14
Fees and Expenses	S-14
Distribution Following Acceleration	S-15
Interest Payments	S-15
Optional Redemption	S-15
THE TRUSTEE	S-15
CREDIT ENHANCEMENT	S-16
Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest	S-16
Collection Account and Subaccounts	S-16
How Funds in the Collection Account Will Be Allocated	S-17
Retail Electric Provider Deposits and Other Credit Support	S-18
THE TRANSITION CHARGES	S-19
Initial Transition Charges	S-19
UNDERWRITING THE BONDS	S-20
The Underwriters’ Sales Price for the bonds	S-21
No Assurance as to Resale Price or Resale Liquidity for the bonds	S-21
Various Types of Underwriter Transactions That May Affect the Price of the bonds	S-21
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	S-22
WHERE YOU CAN FIND MORE INFORMATION	S-22
LEGAL PROCEEDINGS	S-22
LEGAL MATTERS	S-22
OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS	S-22
READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	1
PROSPECTUS SUMMARY	3
Summary of the Transition Bonds	3
Parties to Transaction and Responsibilities	6
Flow of Funds	6
The Collateral	7
The Transition Property	7
Interest Payments	8
Principal Payments and Record Dates and Payment Sources	8
Priority of Payments	8
Credit Enhancement	9
Relationship to the Series 2002-1 transition bonds and the Series 2006-A transition bonds	10
State Pledge	10
Optional Redemption	10
Payment and Record Dates	10
Scheduled Final Payment Dates and Final Maturity Dates	10
Ratings for the Transition Bonds	10
Reports to Transition Bondholders	10
Servicing Compensation	11
Federal Income Tax Status	11
ERISA Considerations	11
RISK FACTORS	12
You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited.	12
RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS	12
We are not obligated to indemnify you for changes in law.	12
Future judicial action could reduce the value of your investment in the transition bonds.	12
Future state legislative action might attempt to reduce the value of your investment in the transition bonds.	13
The Texas commission might attempt to take actions that could reduce the value of your investment in the transition bonds.	13
SERVICING RISKS	13
Inaccurate consumption or collection forecasting might reduce scheduled payments on the transition bonds.	13
Your investment in the transition bonds depends on TCC or its successor or assignee, acting as servicer of the transition property.	14

If we replace TCC as the servicer, we may experience difficulties finding and using a replacement servicer.	14
It might be difficult to collect transition charges from retail electric providers.	14
It may be difficult to collect transition charges from other parties who bill retail customers.	15
Competitive metering services might result in unexpected problems in receiving accurate metering data.	15
Changes to billing and collection practices might reduce the value of your investment in the transition bonds.	15
Limits on rights to terminate service might make it more difficult to collect the transition charges.	16
Future adjustments to transition charges by customer class might result in insufficient collections.	16
RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE TRANSITION PROPERTY	16
We will not receive transition charges in respect of electric service provided more than 15 years from the date of issuance of the transition bonds.	16
Foreclosure of the trustee’s lien on the transition property for the transition bonds might not be practical, and acceleration of the transition bonds before maturity might have little practical effect.	16
STORM RELATED RISK	17
Storm damage to TCC’s operations could impair payment of the transition bonds.	17
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER	17
The servicer will commingle the transition charges with other revenues it collects, which might obstruct access to the transition charges in case of the servicer’s bankruptcy and reduce the value of your investment in the transition bonds.	17
The bankruptcy of TCC or any successor seller might result in losses or delays in payments on the transition bonds.	17
The sale of the transition property might be construed as a financing and not a sale in a case of TCC’s bankruptcy which might delay or limit payments on the transition bonds.	18
If the servicer enters bankruptcy proceedings, the collections of the transition charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the transition bonds.	19
Claims against TCC or any successor seller might be limited in the event of a bankruptcy of the seller.	19
The bankruptcy of TCC or any successor seller might limit the remedies available to the trustee.	19
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS	20
Retail electric providers may commingle the transition charges with other revenues they collect. This may cause losses on or reduce the value of your investment in the transition bonds in the event a retail electric provider enters bankruptcy proceedings.	20
If a retail electric provider enters bankruptcy proceedings, any cash deposit of the retail electric provider held by the trustee might not be available to cover amounts owed by the retail electric provider.	20
If a retail electric provider enters bankruptcy proceedings, transition charge payments made by that retail electric provider to the servicer might constitute preferences, and the servicer may be required to return such funds to the bankruptcy estate of the retail electric provider.	20
OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS	21
TCC’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the transition bonds.	21
The credit ratings are no indication of the expected rate of payment of principal on the transition bonds.	21
Alternatives to purchasing electricity through TCC’s distribution facilities may be more widely utilized by retail electric customers in the future.	21

The absence of a secondary market for the transition bonds might limit your ability to resell your transition bonds.	22
You might receive principal payments for the transition bonds later than you expect.	22
TCC may cause the issuance of additional transition property or similar property through another affiliated entity.	22
Regulatory provisions affecting certain investors could adversely affect the liquidity of the transition bonds.	22
If the investment of collected transition charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the transition bonds later than you expect.	23
REVIEW OF TRANSITION PROPERTY	23
THE RESTRUCTURING ACT	25
The Restructuring Act’s General Effect on the Electric Utility Industry in Texas	25
TCC and Other Utilities May Securitize Qualified Costs	27
TCC’S FINANCING ORDER	30
Determination of the Final True-up of TCC’s Transition-to-Competition Costs	30
TCC’s Financing Order	30
Collection of Transition Charges	31
Issuance Advice Letter	31
Tariff	31
Statutory True-Ups	31
Statutory True-Ups—Credit Risk	32
Allocation	33
Servicing Agreement	33
Binding on Successors	33
RETAIL ELECTRIC PROVIDERS	33
Credit Practices, Policies and Procedures of Retail Electric Providers	34
DESCRIPTION OF THE TRANSITION PROPERTY	37
Creation of Transition Property; Financing Order	37
Tariff; Transition Charges	37
Transition Charge Retail Customer Classes	39
Billing and Collection Terms and Conditions	39
THE SELLER, INITIAL SERVICER AND SPONSOR	40
General	40
Servicing Experience	40
Municipalization	40
TCC Customer Base and Electric Energy Consumption	40
Electricity Delivered to Retail Customers, Electric Delivery Revenues and Retail Customers*	41
Forecasting Electricity Consumption	41
Annual Forecast Variance For Ultimate Electric Delivery (GWh)	42
Billing and Collections	42
Loss Experience	43
Days Sales Outstanding	43
Delinquencies	44
AEP TEXAS CENTRAL TRANSITION FUNDING III LLC, THE ISSUING ENTITY	44
Restricted Purpose	45
Our Relationship with TCC	45
Our Relationship with the PUCT	45
Our Management	45
Manager Fees and Limitation on Liabilities	46
We Are a Separate and Distinct Legal Entity from TCC	46
Administration Agreement	47
USE OF PROCEEDS	47
RELATIONSHIP TO THE SERIES 2002-1 TRANSITION BONDS AND THE SERIES 2006-A TRANSITION BONDS	47
TCC’s Prior Securitizations	47
Intercreditor Agreement	48
DESCRIPTION OF THE TRANSITION BONDS	48
General	48
Interest and Principal on the Transition Bonds	49
Payments on the Transition Bonds	50
Registration and Transfer of the Transition Bonds	51
Transition Bonds Will Be Issued in Book-Entry Form	51
Definitive Transition Bonds	53
Optional Redemption	54
Relationship to the Series 2002-1 Transition Bonds and Series 2006-A Transition Bonds	54
Access of Bondholders	54
Reports to Bondholders	54
Website Disclosure	55
We and the Trustee May Modify the Indenture	56
Our Covenants	58
Events of Default; Rights Upon Event of Default	60

Actions by Bondholders	62
Annual Report of Trustee	63
Annual Compliance Statement	63
Satisfaction and Discharge of Indenture	63
Our Legal and Covenant Defeasance Options	63
No Recourse to Others	64
THE TRUSTEE	65
SECURITY FOR THE TRANSITION BONDS	65
General	65
Pledge of Collateral	65
Security Interest in the Collateral	66
Right of Foreclosure	67
Description of Indenture Accounts	67
How Funds in the Collection Account will be Allocated	69
State Pledge	70
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS	70
THE SALE AGREEMENT	71
Sale and Assignment of the Transition Property	71
Conditions to the Sale of Transition Property	71
Seller Representations and Warranties	72
Covenants of the Seller	75
Indemnification	77
Successors to the Seller	78
Amendment	78
THE SERVICING AGREEMENT	78
Servicing Procedures	78
Servicing Standards and Covenants	79
True-Up Adjustment Process	79
Remittances to Collection Account	80
Servicing Compensation	81
Servicer Representations and Warranties; Indemnification	81
The Servicer Will Indemnify Us, Other Entities and the Texas Commission in Limited Circumstances	82
Evidence as to Compliance	83
Matters Regarding the Servicer	84
Servicer Defaults	84
Rights Upon a Servicer Default	85
Waiver of Past Defaults	85
Successor Servicer	86
Amendment	86
HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT	86
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	89
General	89
Taxation of the Issuing Entity and Characterization of the Transition Bonds	90
Tax Consequences To U.S. Holders	90
Tax Consequences to Non-U.S. Holders	91
Backup Withholding	91
Recently Enacted Legislation	92
ERISA CONSIDERATIONS	92
General	92
Regulation of Assets Included in a Plan	93
Prohibited Transaction Exemptions	93
Consultation with Counsel	94
PLAN OF DISTRIBUTION	94
RATINGS FOR THE TRANSITION BONDS	94
WHERE YOU CAN FIND MORE INFORMATION	95
LEGAL MATTERS	95
GLOSSARY OF DEFINED TERMS	97

READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT

This prospectus is part of a registration statement we have filed with the SEC.  This prospectus provides you with a general description of the transition bonds we may offer.  When we offer the transition bonds, we will provide a supplement to this prospectus.  The prospectus supplement will describe the specific terms of the offering.  The prospectus supplement may also contain information that supplements the information contained in this prospectus, and you should rely on the supplementary information in the prospectus supplement.  Please read carefully this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading “Where You Can Find More Information.”

References in this prospectus and the prospectus supplement to the terms we, us, or the issuing entity mean AEP Texas Central Transition Funding III LLC.  References to TCC, the seller or the sponsor refer to AEP Texas Central Company.  References to the ‘transition bonds’ or the “bonds,” unless the context otherwise requires, means the transition bonds offered pursuant to the prospectus supplement.  References to the “bondholders” or the “holders” refer to the registered holders of the transition bonds.  References to the servicer refer to TCC and any successor servicer under the servicing agreement referred to in this prospectus.  References to the Restructuring Act refer to the Texas legislation adopted in June 1999 that substantially amended the regulatory structure governing electric utilities in order to allow retail competition beginning on January 1, 2002, as such legislation has been amended.  Unless the context otherwise requires, the term customer or retail customer means a retail end user of electricity and related services provided by a retail electric provider via the transmission and distribution system of an electric utility such as TCC, and retail electric customer means a retail customer within TCC’s service territory.  We refer to the geographical certificated service area of TCC as it existed on May 1, 1999 as “TCC’s service territory,” within which TCC may recover qualified costs through nonbypassable transition charges assessed on retail electric customers.  References to the Texas commission or PUCT refer to the Public Utility Commission of Texas.  References to REPs refer to retail electric providers as defined in the glossary.  You can find a glossary of some of the other defined terms we use in this prospectus on page 97 of this prospectus.

We have included cross-references to sections in this prospectus where you can find further related discussions.  You can also find key topics in the table of contents on the preceding pages.  Check the table of contents to locate these sections.

You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement.  We have not authorized anyone else to provide you with any different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell the transition bonds in any jurisdiction where the offer or sale is not permitted.  The information in this prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Some statements contained in this prospectus and the prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts, including statements in the documents that are incorporated by reference as discussed in this prospectus under the heading “Where You Can Find More Information,” are forward-looking statements within the meaning of the federal securities laws.  Actual events or results may differ materially from those expressed or implied by these statements.  In some cases, you can identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will,” or other similar words.

We have based our forward-looking statements on our management’s beliefs, expectations and assumptions based on information available to our management at the time the statements are made.  We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results.  Therefore, we cannot assure you that actual events or results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•
state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and changes in, or changes in application of, laws or regulations applicable to various aspects of TCC’s business;

•	non-payment of transition charges due to financial distress of retail electric providers;

•	the accuracy of the servicer’s estimates of market demand and prices for energy;

•	the accuracy of the servicer’s estimates of industrial, commercial and residential growth in TCC’s service territory;

•	changes in market demand and demographic patterns;

•
weather variations and other natural phenomena including hurricanes, tropical storms, ice or snow storms, floods and other weather-related events and natural disasters affecting retail electric customer energy usage in TCC’s service territory;

•	the operating performance of TCC’s facilities and the facilities of third-party suppliers of electric energy in TCC’s service territory;

•	the accuracy of the servicer’s forecast of electrical consumption or the payment of transition charges;

•
the reliability of the systems, procedures and other infrastructure necessary to operate the retail electric business in TCC’s service territory, including the systems owned and operated by the independent system operator in the Electric Reliability Council of Texas, Inc. (ERCOT);

•	national or regional economic conditions affecting retail electric customer energy usage in TCC’s service territory;

•	acts of war or terrorism or other catastrophic events affecting retail electric customer energy usage in TCC’s service territory;

•
direct or indirect results of cyber attacks, security breaches or other attempts to disrupt the business of TCC, retail electric providers in its service territory or the independent system operator in ERCOT; and

•	other factors we discuss in this prospectus, the prospectus supplement and any of our or TCC’S SEC filings.

You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statement.

PROSPECTUS SUMMARY

This summary contains a brief description of the transition bonds and applies to the transition bonds we are offering by use of this prospectus.  You will find a more detailed description of the terms of the offering of the transition bonds in the prospectus supplement.

You should carefully consider the Risk Factors beginning on page 12 of this prospectus before you invest in the transition bonds.

Summary of the Transition Bonds

The issuing entity:
AEP Texas Transition Funding III LLC, a direct, wholly owned subsidiary of TCC and a limited liability company formed under Delaware law.  We were formed solely to purchase and own transition property, to issue transition bonds secured by transition property and to perform any activity incidental thereto and our organizational documents prohibit us from engaging in any other activity except as specifically authorized by the financing order.

Our relationship with the PUCT:	Pursuant to the financing order,

• the PUCT or its designated representative has a decision-making role co-equal with TCC with respect to the structuring, marketing and pricing of the transition bonds and all matters related to the structuring, marketing and pricing of the transition bonds will be determined through a joint decision of TCC and the PUCT or its designated representative,

• TCC is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision-making power over, the proposed securitization, and

• The servicer will file periodic adjustments to transition charges with the PUCT on our behalf.
We have agreed that certain reports concerning transition charge collections will be provided to the PUCT.

Purpose of transaction:
This issuance of Senior Secured Transition Bonds will enable TCC to recover certain costs related to the transition to competition in the State of Texas.  Please read “The Restructuring Act” in the accompanying prospectus.

Our address:	539 N. Carancahua St., Suite 1700, Corpus Christi, Texas, 78478

Our telephone number:	(361) 881-5399

Seller, Initial Servicer and Sponsor:
AEP Texas Central Company, referred to as TCC, a fully regulated electric utility organized under Texas law.  TCC is engaged in the transmission and distribution of electric energy in a 44,000 square mile area in southern Texas.  As of December 31, 2011, TCC provided service to approximately 787,000 metered retail customers in this area.  TCC is an operating subsidiary of American Electric Power Company, Inc., referred to as AEP, a public utility holding company based in Columbus, Ohio.  AEP is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states, and is among the nation’s largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the United States.  Neither TCC nor AEP is an obligor of the transition bonds.

TCC, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the servicer, will service the transition property under a servicing agreement with us.  TCC currently provides such services under two separate servicing agreements for separate transition property securing transition bonds issued by other wholly owned subsidiaries of TCC:  (1) AEP Texas Central Transition Funding LLC, referred to as TCC Funding I and (2) AEP Texas Central Transition Funding II LLC, referred to as TCC Funding II.  Please read “Relationship to the Series 2002-1 Transition Bonds and the Series 2006-A Transition Bonds.”

TCC’s address:	539 N. Carancahua Street, Suite 1700, Corpus Christi, Texas 78401

TCC’s phone number:	(361) 881-5399

The trustee:	The trustee for the transition bonds will be named in the prospectus supplement.

Transaction overview:
The Restructuring Act’s mandate to transition to a competitive electric market created stranded investment and other transition to competition costs for electric utilities within the State of Texas.  The Restructuring Act permits electric utilities to recover certain of these stranded investments and other transition-to-competition balances through the issuance of transition bonds pursuant to and supported by an irrevocable financing order issued by the Texas commission.  The Restructuring Act also permits the Texas commission to impose an irrevocable nonbypassable transition charge on all retail customers within a utility’s certificated service territory as it existed on May 1, 1999, for payment of the transition bonds, subject to only limited exceptions.  We refer to this area in this prospectus and the prospectus supplement, with regard to TCC, as TCC’s service territory.  The amount and terms for collections of these transition charges are governed by one or more financing orders issued to an electric utility by the Texas commission.  The Restructuring Act permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, collect and receive transition charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the transition charges.  The electric utility’s right to receive the transition charges, all revenues and collections resulting from the transition charges and its other rights and interests under a financing order, upon transfer to the issuing entity, constitute transition property.  Under the Restructuring Act, transition property does not come into existence until an electric utility first transfers to an assignee or pledges in connection with the issuance of transition bonds its rights under a related financing order.  However, for convenience of reference in this prospectus and the prospectus supplement, the transfer of TCC’s rights under such a financing order is sometimes referred to as the sale or purchase of transition property.  References in this prospectus to a financing order, unless the context indicates otherwise, mean the financing order issued by the Texas commission on January 12, 2012 which is further described below.  Please read “TCC’s Financing Order.”

On January 12, 2012, the Texas commission issued the financing order to TCC to enable TCC to recover the balance of its costs of transitioning to competition through the issuance of transition bonds, in an aggregate principal amount not to exceed $800 million.  Please read “TCC’s Financing Order” for a discussion of the qualified costs authorized in the financing order, which we refer to in this prospectus and the prospectus supplement as “qualified costs.”

The primary transactions underlying the offering of the transition bonds are as follows:

• TCC will sell transition property to us in exchange for the net proceeds from the sale of the transition bonds,

• we will sell the transition bonds, which will be secured primarily by the transition property, to the underwriters named in the prospectus supplement, and
• TCC will act as the initial servicer of the transition property.

The transition bonds are not obligations of the trustee, our managers, TCC, AEP or of any of their affiliates other than us.  The transition bonds are also not obligations of the State of Texas or any governmental agency, authority or instrumentality of the State of Texas.

Parties to Transaction and Responsibilities

The following chart represents a general summary of the parties to the transactions underlying the offering of the transition bonds, their roles and their various relationships to the other parties:

Flow of Funds

The following chart represents a general summary of the flow of funds:

The Collateral

The principal asset securing the transition bonds will be transition property, which is a present property right created under the Restructuring Act by a financing order issued by the Texas commission.  The collateral includes:

•
our rights under the sale agreement pursuant to which we will acquire the transition property, under an administration agreement and under the bill of sale delivered by TCC pursuant to the sale agreement,

•	our rights under the financing order, including our rights under the statutory true-up mechanism,

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account for the transition bonds and all related subaccounts,

•
our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to any financing order or tariff,

•	all of our other property related to the transition bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The collateral for the transition bonds will be separate from the collateral for the Series 2002-1 transition bonds and the Series 2006-A transition bonds, both of which were issued by different issuing entities from us, and holders of the transition bonds will have no recourse to the collateral for those other issuances.  Please read “Security for the Transition Bonds.”

The Transition Property

In general terms, all of the rights and interests of TCC under the financing order that are transferred to us pursuant to the sale agreement are referred to in this prospectus and the prospectus supplement as the transition property.  Transition property includes the right to impose, collect and receive transition charges in amounts sufficient to pay principal and interest and to make other deposits in connection with the transition bonds.  Transition charges are payable by all retail electric customers within TCC’s service territory.  The transition charges are applicable to certain electric usage which is self-generated, subject to certain limitations specified in the Restructuring Act and the financing order.  During the twelve months ended December 31, 2010, approximately 22% of TCC’s total deliveries were to industrial customers, approximately 38% were to commercial customers and approximately 39% were to residential customers. During this period, the State of Texas and other federal, state and local governmental entities comprised approximately 3.58% of TCC’s total revenues.

The transition property is not a receivable, and the principal collateral securing the transition bonds will not be a pool of receivables.  The transition charges authorized in the financing order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Texas commission, except for annual and interim true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.  Please read “The Servicing Agreement—True-Up Adjustment Process.”  All revenues and collections resulting from the transition charges are part of the transition property.

We will purchase transition property from TCC  to support the issuance of the transition bonds.  The servicer will collect the applicable transition charges from retail electric providers, which are entities certified under Texas law that provide electricity and related services to retail electric customers within TCC’s service territory, and will remit the collections to the trustee.  The retail electric providers, which we also refer to as REPs, will in turn bill and collect the transition charges from retail electric customers.  Each retail electric provider will include the transition charges in its bills to its retail electric customers but is not required to show the transition charges as a separate line item or footnote.  However, each retail electric provider will be required to provide annual written notice to its customers that transition charges have been included in the customers’ bills.

Each retail electric provider will be required to pay the transition charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers.  Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges may be commingled with the retail electric provider’s other funds.  Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers,” “Retail Electric Providers” and “How a Bankruptcy May Affect Your Investment—Bankruptcy of a Retail Electric Provider.”

The servicer will have only limited rights to collect the transition charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer, but will have certain rights against the retail electric provider.  Please read “Retail Electric Providers.”  For information on how electric service to retail electric customers may be terminated, please read “Risk Factors—Servicing Risks—Limits on rights to terminate service might make it more difficult to collect the transition charges.”  Because the amount of transition charge collections will largely depend on the amount of electricity consumed by customers within TCC’s service territory, the amount of collections may vary substantially from year to year.  Please read “The Seller, Initial Servicer and Sponsor.”

Interest Payments

Interest on each tranche of transition bonds will accrue from the issue date at the interest rate stated in the prospectus supplement.  On each payment date, we will pay interest on each tranche of transition bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal balance of each tranche of transition bonds as of the close of business on the preceding payment date (or, in the case of the first payment date, on the date of the original issuance of each tranche of transition bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on each tranche of transition bonds before we pay the principal of each tranche of transition bonds.  Please read “Description of the Transition Bonds—Interest and Principal on the Transition Bonds.”  If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of transition bonds based on the amount of interest payable on each outstanding tranche.  Unless otherwise specified in the prospectus supplement, we will calculate interest on the basis of a 360-day year of twelve 30-day months.

Principal Payments and Record Dates and Payment Sources

On each payment date specified in the prospectus supplement, we will pay amounts then due or scheduled to be paid on the outstanding transition bonds from amounts available in the collection account and the related subaccounts held by the trustee.  We will make these payments to the holders of record of the transition bonds on the related record date specified in the prospectus supplement.  Amounts available to make these payments, which will include the applicable transition charges collected by the servicer for us since the last payment date, are described in greater detail under “Security for the Transition Bonds—How Funds in the Collection Account will be Allocated” and “The Servicing Agreement—Remittances to Collection Account.”

Priority of Payments

On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:

1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts not to exceed a specified amount in any 12-month period which amount will be fixed in the indenture,

2.	payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates,

3.
payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and TCC, and of the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers,

4.
payment of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement,

5.	payment of the interest then due on the transition bonds, including any past-due interest,

6.	payment of the principal then required to be paid on the transition bonds at final maturity or as a result of acceleration upon an event of default,

7.	payment of the principal then scheduled to be paid on the transition bonds, including any previously unpaid scheduled principal,

8.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee,

9.	replenishment of any amounts drawn from the capital subaccount,

10.
if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of any remaining balance and the investment earnings on amounts in the capital subaccount,

11.	allocation of the remainder, if any, to the excess funds subaccount, and

12.
after the transition bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The trustee’s fees, expenses and indemnity amounts referred to in clause 1 above, the amount of the servicer’s fee referred to in clause 2 above and the amount of the administration fee referred to in clause 3 above  will be described in the prospectus supplement and may not exceed the amounts approved in the issuance advice letter relating to the transition bonds.  The priority of payments for the collected transition charges, as well as available amounts in the subaccounts, are described in more detail under “Security for the Transition Bonds—How Funds in the Collection Account will be Allocated,” as well as in the prospectus supplement.

Credit Enhancement

Credit enhancement for the transition bonds, which is intended to protect you against losses or delays in scheduled payments on the transition bonds, will be as follows:

•
The Texas commission will approve adjustments to the transition charges, but only upon petition of the servicer, to make up for any shortfall, due to any reason, or reduce any excess in collected transition charges.  We sometimes refer to these adjustments as the true-up adjustments or the statutory true-up mechanism.  These adjustments will be made annually, and if determined necessary by the servicer, semi-annually or more frequently, and if there are bonds outstanding following the final scheduled final payment date, quarterly, to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.  Please read “TCC’s Financing Order—Statutory True-Ups.”

•
Collection Account—Under the indenture, the trustee will hold a collection account for the transition bonds, divided into various subaccounts.  The primary subaccounts for credit enhancement purposes are:

the general subaccount—the trustee will deposit into the general subaccount all transition charge collections remitted to it by the servicer;

the capital subaccount—TCC will deposit an amount specified in the prospectus supplement into the capital subaccount on the date of issuance of the transition bonds; and

the excess funds subaccount—any excess amount of collected transition charges and investment earnings not released to us will be held in the excess funds subaccount.

Retail electric providers in TCC’s service territory that do not maintain a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, are required to provide a cash deposit of two months’ maximum expected transition charge collections, an affiliate guarantee, surety bond or letter of credit from an entity with such a credit rating providing for payment of such amount of transition charge collections in the event that the retail electric provider defaults in its payment obligations or a combination of any of the foregoing.  If a retail electric provider defaults in making a payment of transition charges to the servicer and does not remedy the default within a 10 calendar-day grace period, pursuant to the financing order and applicable Texas commission regulations, amounts on deposit or available from other credit support (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit or other credit support amount) will be used to make payments in respect of transition bonds.  Please read “Retail Electric Providers—Credit Practices, Policies and Procedures of Retail Electric Providers.”

Relationship to the Series 2002-1 transition bonds and the Series 2006-A transition bonds

Although the Series 2002-1 transition bonds, the Series 2006-A transition bonds and the transition bonds each will have its own separate transition property and are issued by different issuing entities, transition charges relating to each issuer will be collected through single bills to retail electric providers that include all charges related to the use of TCC’s transmission and distribution system to deliver electricity consumed by retail electric customers.  In the event a retail electric provider does not pay in full all amounts owed under any bill including transition charges, TCC is required to allocate any resulting shortfalls in transition charges ratably based on the amounts of transition charges owing to us in respect of the bonds, owing to TCC Funding I in respect of the Series 2002-1 transition bonds, and owing to TCC Funding II in respect of the Series 2006-A transition bonds, and for other charges owing to TCC for electric delivery services.  Please read “Description of the Transition Bonds—Relationship to the Series 2002-1 Transition Bonds and Series 2006-A Transition Bonds,” “The Servicing Agreement—Remittances to Collection Account” and “Relationship to the Series 2002-1 Transition Bonds and The Series 2006-A Transition Bonds—Intercreditor Agreement.”

State Pledge

The State of Texas has pledged in the Restructuring Act that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the Restructuring Act, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full.  The transition bonds are not a debt or an obligation of the State of Texas, the Texas commission or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality.

Optional Redemption

We will not have the option to redeem or otherwise prepay any transition bonds.

Payment and Record Dates

The payment and record dates for the transition bonds will be specified in the prospectus supplement.

Scheduled Final Payment Dates and Final Maturity Dates

Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the transition bonds of any tranche by the scheduled final payment date will not result in a default with respect to that tranche.  The failure to pay the entire outstanding principal balance of the transition bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for the tranche.  We will specify the scheduled final payment date and the final maturity date of each tranche of transition bonds in the prospectus supplement.

Ratings for the Transition Bonds

We expect the bonds will receive credit ratings from three nationally recognized statistical rating organizations.  Please read “Ratings for the Transition Bonds.”

Reports to Transition Bondholders

Pursuant to the indenture, the trustee will make available on its website (currently located at https://www.usbank.com/abs) to the holders of record of the transition bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral.  Unless and until the transition bonds are issued in definitive certificated form, the reports will be provided to The Depository Trust Company.  The reports will be available to beneficial owners of the transition bonds upon written request to the trustee or the servicer.  These reports will not be examined and reported upon by an independent public accountant.  In addition, no independent public accountant will provide an opinion thereon.  Please read “Description of the Transition Bonds—Reports to Bondholders.”

Servicing Compensation

We will pay the servicer on each payment date the servicing fee with respect to the transition bonds.  As long as TCC or any affiliated entity acts as servicer, this fee will be 0.05% of the initial principal balance of the transition bonds on an annualized basis.  If a successor servicer is appointed, the servicing fee will be negotiated by the successor servicer and the trustee, but will not, unless the Texas commission consents, exceed 0.60% of the initial principal balance of the transition bonds on an annualized basis.  In no event will the trustee be liable for any servicing fee in its individual capacity.

Federal Income Tax Status

In the opinion of Sidley Austin LLP, counsel to us and to TCC, for federal income tax purposes, the transition bonds will constitute indebtedness of TCC, our sole member.  If you purchase a beneficial interest in any transition bond, you agree by your purchase to treat the transition bonds as debt of our sole member for federal income tax purposes.

ERISA Considerations

Pension plans and other investors subject to ERISA may acquire the transition bonds subject to specified conditions.  The acquisition and holding of the transition bonds could be treated as a direct or indirect prohibited transaction under ERISA.  Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA.  Please read “ERISA Considerations.”

RISK FACTORS

Please carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement, including the risks described below and the statements in “Cautionary Statement Regarding Forward-Looking Information,” before deciding whether to invest in the transition bonds.

You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited.

The only source of funds for payment of the transition bonds will be our assets, which consist of:

•
the transition property securing the transition bonds, including the right to impose, collect and receive related transition charges and our rights under the financing order to the statutory true-up mechanism;

•	the funds on deposit in the accounts held by the trustee; and

•	our rights under various contracts we describe in this prospectus.

The transition bonds are not a charge on the full faith and credit or taxing power of the State of Texas or any governmental agency or instrumentality, nor will the transition bonds be insured or guaranteed by TCC, including in its capacity as the servicer, or by its parent, AEP, any of their respective affiliates (other than us), the trustee or by any other person or entity.  Thus, you must rely for payment of the transition bonds solely upon the Restructuring Act, state and federal constitutional rights to enforcement of the Restructuring Act, the irrevocable financing order, collections of the transition charges and funds on deposit in the related accounts held by the trustee.  Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus.  Please read “AEP Texas Central Transition Funding III LLC, The Issuing Entity.”

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS

We are not obligated to indemnify you for changes in law.

Neither we nor TCC will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Restructuring Act, that may affect the value of your transition bonds.  TCC will agree in the sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Restructuring Act that would be materially adverse to us, the trustee or transition bondholders.  Please read “The Sale Agreement—Covenants of the Seller” and “The Servicing Agreement—Servicing Standards and Covenants.”  However, we cannot assure you that TCC would be able to take this action or that any such action would be successful.

Future judicial action could reduce the value of your investment in the transition bonds.

The transition property securing the transition bonds is the creation of the Restructuring Act and the financing order that has been issued by the Texas commission to TCC.  There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation.  Because the transition property is a creation of the Restructuring Act, any judicial determination affecting the validity of or interpreting the Restructuring Act, the transition property or our ability to make payments on the transition bonds might have an adverse effect on the transition bonds.  In June of 2001, the Supreme Court of the State of Texas upheld the constitutionality of certain securitization provisions of the Restructuring Act.  Notwithstanding that decision, a federal or state court could be asked in the future to determine whether the relevant provisions of the Restructuring Act are unlawful or invalid.  If the Restructuring Act is invalidated, the financing order might also be invalidated.

Other states have passed electric utility deregulation laws similar to the Restructuring Act, and some of these laws have been challenged by judicial actions.  To date, none of these challenges has succeeded, but future judicial challenges might be made.  An unfavorable decision regarding another state’s law would not automatically invalidate the Restructuring Act or the financing order, but it might provoke a challenge to the Restructuring Act, establish a legal precedent for a successful challenge to the Restructuring Act or heighten awareness of the political and other risks of the transition bonds, and in that way may limit the liquidity and value of the transition bonds.  Therefore, legal activity in other states may indirectly affect the value of your investment in the transition bonds.

Future state legislative action might attempt to reduce the value of your investment in the transition bonds.

Despite its pledge in the Restructuring Act not to take or permit certain actions that would impair the value of the transition property or the transition charges, the Texas legislature might attempt to repeal or amend the Restructuring Act in a manner that limits or alters the transition property so as to reduce its value.  For a description of the State’s pledge, please read “The Restructuring Act—TCC and Other Utilities May Securitize Qualified Costs—State Pledge.”  It might be possible for the Texas legislature to repeal or amend the Restructuring Act notwithstanding the State’s pledge if the legislature acts in order to serve a significant and legitimate public purpose.  Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest and principal and the weighted average lives of the transition bonds.  Moreover, the outcome of any litigation cannot be predicted.  Accordingly, you might incur a loss on or delay in recovery of your investment in the transition bonds.

If an action of the Texas legislature adversely affecting the transition property or the ability to collect transition charges were considered a “taking” under the United States or Texas Constitutions, the State of Texas might be obligated to pay compensation for the taking.  However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the transition bonds or to offset interest lost pending such recovery.

Unlike the citizens of California, Massachusetts, Michigan and some other states, the citizens of the State of Texas currently do not have the constitutional right to adopt or revise state laws by initiative or referendum.  Thus, absent an amendment of the Texas Constitution, the Restructuring Act cannot be amended or repealed by direct action of the electorate of the State of Texas or of TCC’s service territory.

The enforcement of any rights against the State of Texas or the PUCT under the State’s pledge may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against state and local governmental entities in Texas.  These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the State of Texas or the PUCT may be sued.

The Texas commission might attempt to take actions that could reduce the value of your investment in the transition bonds.

The Restructuring Act provides that a financing order is irrevocable and that the Texas commission may not directly or indirectly, by any subsequent action, rescind or amend a financing order or reduce or impair the transition charges authorized under a financing order, except for the true-up adjustments to the transition charges.  However, the Texas commission retains the power to adopt, revise or rescind rules or regulations affecting TCC.  The Texas commission also retains the power to interpret the financing order granted to TCC, and in that capacity might be called upon to rule on the meanings of provisions of the order that might need further elaboration.  Any new or amended regulations or orders from the Texas commission might attempt to affect the ability of the servicer to collect the transition charges in full and on a timely basis, the rating of the transition bonds or their price and, accordingly, the amortization of the transition bonds and their weighted average lives.

The servicer is required to file with the Texas commission, on our behalf, certain adjustments of the transition charges.  Please read “TCC’s Financing Order—Statutory True-Ups” and “The Servicing Agreement—True-Up Adjustment Process.”  True-up adjustment procedures have been challenged in the past and may be challenged in the future.  Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the transition bonds.  Also, any litigation might materially delay transition charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the transition bonds.

SERVICING RISKS

Inaccurate consumption or collection forecasting might reduce scheduled payments on the transition bonds.

The transition charges are generally assessed based on forecasted customer usage, which includes both kilowatts demanded and kilowatt-hours of electricity consumed by retail customers.  The amount and the rate of transition charge collections will depend in part on actual electricity usage and the amount of collections and write-offs for each customer class.  If the servicer inaccurately forecasts either electricity consumption or customer delinquency or charge-offs when setting or adjusting the transition charges, there could be a shortfall or material delay in transition charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the transition bonds.  Please read “TCC’s Financing Order—Statutory True-Ups” and “The Servicing Agreement—True-Up Adjustment Process.”

Inaccurate forecasting of electricity consumption by the servicer might result from, among other things, unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions being worse than expected, causing retail electric customers to migrate from TCC’s service territory or reduce their electricity consumption; the occurrence of a natural disaster, such as a hurricane or an act of terrorism or other catastrophic event; unanticipated changes in the market structure of the electric industry; customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency; differences or changes in forecasting methodology; or customers unexpectedly switching to alternative sources of energy, including self-generation of electric power.

Inaccurate forecasting of delinquency or charge-off rates by the servicer might result also from, among other things, unexpected deterioration of the economy or the unanticipated declaration of a moratorium on terminating electric service to customers in the event of extreme weather, either of which would cause greater delinquencies or charge-offs than expected or force TCC or retail electric providers to grant additional payment relief to more customers, or any other unanticipated change in law that makes it more difficult for TCC or retail electric providers to terminate service to nonpaying customers or that requires TCC or retail electric providers to apply more lenient credit standards in accepting retail electric customers.

Your investment in the transition bonds depends on TCC or its successor or assignee, acting as servicer of the transition property.

TCC, as servicer, will be responsible for, among other things, calculating, billing and collecting the transition charges from retail electric providers, submitting requests to the Texas commission to adjust these charges, monitoring the collateral for the transition bonds and taking certain actions in the event of non-payment by a retail electric provider.  The trustee’s receipt of collections in respect of the transition charges, which will be used to make payments on transition bonds, will depend in part on the skill and diligence of the servicer in performing these functions.  The systems that the servicer has in place for transition charge billings and collections, together with the PUCT regulations governing retail electric providers, might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner.  If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the transition charges might be delayed or reduced.  In that event, our payments on the transition bonds might be delayed or reduced.

If we replace TCC as the servicer, we may experience difficulties finding and using a replacement servicer.

If TCC ceases to service the transition property related to the transition bonds, it might be difficult to find a successor servicer.  Also, any successor servicer might have less experience and ability than TCC and might experience difficulties in collecting transition charges and determining appropriate adjustments to the transition charges and billing and/or payment arrangements may change, resulting in delays or disruptions of collections.  A successor servicer might not be willing to perform except for fees higher than those approved in the financing order and might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to TCC as servicer.  In the event of the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code.  Any of these factors and others might delay the timing of payments and may reduce the value of your investment.  TCC is also the servicer of certain transition property sold to TCC Funding I and to TCC Funding II, in each case as described in “Relationship to the Series 2002-1 Transition Bonds and the Series 2006-A Transition Bonds.”  Under the Intercreditor Agreement, we, TCC Funding I and TCC Funding II will agree that the servicer for TCC Funding I, TCC Funding II and the servicer for the bonds must be one and the same entity.  It may therefore be difficult for us to replace TCC as servicer unless the holders of the Series 2002-1 transition bonds and the Series 2006-A transition bonds have also agreed to replace TCC as the servicer of the transition property securing the Series 2002-1 transition bonds and the Series 2006-A transition bonds, respectively.

It might be difficult to collect transition charges from retail electric providers.

As required by the Restructuring Act, retail electric customers will pay the transition charges to retail electric providers who supply them with electric power.  The retail electric providers are responsible for billing retail customers and will be obligated to remit payments of the transition charges, less a specified percentage allowance for charge-offs of delinquent customer accounts, within 35 days of billing from the servicer, even if they do not collect the transition charges from retail electric customers.  Please read “Retail Electric Providers.”  Because the retail electric providers will bill most retail electric customers for the transition charges, we will have to rely on a relatively small number of entities for the collection of the bulk of the transition charges.  As of December 31, 2011, there were 92 REPs certified by the Texas commission to furnish electricity and other retail services to retail customers in TCC’s service territory.  As of December 31, 2010, two REPs accounted for more than 10% but less than 30% of kWh delivered to TCC’s customers.

Failure by the retail electric providers to remit transition charges to the servicer might cause delays in payments on the transition bonds and adversely affect your investment in the transition bonds.  The servicer will not pay any shortfalls resulting from the failure of any retail electric provider to forward transition charge collections.

Adjustments to the transition charges and any credit support provided by a retail electric provider, while available to compensate for a failure by a retail electric provider to pay the transition charges to the servicer, might not be sufficient to protect the value of your investment in the transition bonds.  Please read “TCC’s Financing Order—Statutory True-Ups” and “The Servicing Agreement—True-Up Adjustment Process.”

The Restructuring Act provides for one or more retail electric providers in each area to be designated the “provider of last resort” (or POLR) for that area or for specified customer classes.  The provider of last resort is required to offer basic electric service to retail customers in its designated area, regardless of the creditworthiness of the customer.  The provider of last resort might face greater difficulty in bill collection than other retail electric providers and therefore the servicer may face greater difficulty in collecting transition charges from the provider of last resort.

Retail electric providers may issue a single bill to individual retail customers that includes all charges related to the purchase of electricity, without separately itemizing the transition charge component of the bill.  A retail electric provider’s use of a consolidated bill might increase the risk that customers who have claims against the retail electric provider will attempt to offset those claims against transition charges or increase the risk that, in the event of a bankruptcy of a retail electric provider, a bankruptcy court would find that the retail electric provider has an interest in the transition property and would make it more difficult to terminate the services of a bankrupt retail electric provider or collect transition charges from its customers.

It may be difficult to collect transition charges from other parties who bill retail customers.

In certain areas of its service territory, TCC is dually- or multiply-certificated with municipally owned utilities, and electric cooperatives.  Retail customers in these dually- or multiply-certificated service areas within TCC’s service territory may switch service from TCC and take electric service from municipally owned utilities or cooperatives.  In such circumstances, the municipally owned utility or cooperative will be responsible for billing transition charges to retail customers and collecting the same.  It may be difficult for the servicer to enforce payment of transition charges for the same reasons it may be difficult to collect from REPs as discussed above.  Moreover, such municipally owned utilities or cooperatives are not required to provide credit support as is the case with REPs who do not meet specified credit criteria.

Competitive metering services might result in unexpected problems in receiving accurate metering data.

As part of the restructuring of the Texas electric industry, certain metering services can be provided on a competitive basis, and third parties are permitted to perform metering services and provide metering data to the servicer that the servicer will utilize in calculating and billing transition charges.  The Texas commission has adopted a rule under which the Electric Reliability Council of Texas Inc., the entity designated by the Texas commission to administer the competitive retail market in Texas, that establishes and periodically revises a list of qualifying competitive meters.  The Texas commission’s rule also provides for testing of competitive meters, for data management, and for the use of meter data for billing by transmission and distribution utilities.  Competitive metering is currently available only to commercial and industrial customers in TCC’s service territory under the Texas commission’s rules.

Since third parties may not have previously performed metering services in TCC’s service territory, there might be unforeseen problems in converting to the third-party’s metering system, in taking accurate meter readings and in collecting and processing accurate metering data following the conversion to competitive metering.  Inaccurate metering data might lead to inaccuracies in the calculation and imposition of transition charges and might give rise to disputes between the servicer and REPs regarding payments resulting in missing or delayed payments of principal and interest and a lengthened weighted average life of the transition bonds.

Changes to billing and collection practices might reduce the value of your investment in the transition bonds.

The financing order specifies the methodology for determining the amount of the transition charges we may impose.  The servicer may not change this methodology without approval from the Texas commission.  However, the servicer may set its own billing and collection arrangements with retail electric providers and retail electric customers, if any, from whom it collects transition charges directly, provided that these arrangements comply with the Texas commission’s customer safeguards and the provisions of the servicing agreement.  For example, to recover part of an outstanding bill, the servicer may agree to extend a retail electric provider’s payment schedule or to write off the remaining portion of the bill, including the transition charges.  Also, the servicer may change billing and collection practices, which might adversely impact the timing and amount of retail electric customer payments and might reduce transition charge collections, thereby limiting our ability to make scheduled payments on the transition bonds.  Separately, the Texas commission might require changes to these practices.  Any changes in billing and collection practices regulations might make it more difficult for the servicer to collect the transition charges and adversely affect the value of your investment in the transition bonds.

Limits on rights to terminate service might make it more difficult to collect the transition charges.

The financing order expressly provides that the REP or POLR has the right to direct the servicer to terminate transmission and distribution service for nonpayment of transition charges to the extent permitted by and pursuant to the terms and limitation of PUCT rules.  Moreover, if the servicer is billing customers for transition charges, the servicer may terminate transmission and distribution service to the customer for non-payment of transition charges pursuant to the applicable rules of the Texas commission.  Nonetheless, Texas statutory requirements and the rules and regulations of the Texas commission, which may change from time to time, regulate and control the right to disconnect service.  For example, retail electric providers generally may not terminate service to a customer (1) on a holiday or weekend day or the day immediately preceding a holiday or weekend, (2) during certain extreme weather conditions, (3) if such disconnection would cause a person to become seriously ill or more seriously ill, (4) if such customer is an energy assistance client under certain circumstances or (5) if the customer is a master-metered apartment complex unless certain notices are given.  To the extent these retail electric customers do not pay for their electric service, retail electric providers will not be able to collect transition charges from these retail electric customers.  Although retail electric providers will have to pay the servicer the transition charges on behalf of those customers (subject to any charge-off allowance and annual reconciliation rights), continuing service to non-paying customers could affect the ability of retail electric providers to make such payment.

Future adjustments to transition charges by customer class might result in insufficient collections.

The customers who pay transition charges are divided into customer classes.  Transition charges for the transition bonds will be allocated among customer classes and assessed in accordance with the formula specified in the financing order.

A shortfall in collections of transition charges in one customer class may be corrected by making adjustments to the transition charges payable by that customer class and any other customer class.  If enough customers in a class fail to pay transition charges or cease to be customers, the servicer might have to substantially increase the transition charges for the remaining customers in that customer class and for other customer classes.  This effect might be more extreme in the case of TCC’s large industrial class, which consists of a small number of large industrial retail customers.  Other factors, such as economic conditions, could also lead to industrial customers reducing their demand for electricity or to abandon operation of their facilities.  The inability to impose and collect transition charges or the failure to collect transition charges from such retail customers could lead to increases in transition charges for other customers.  These increases could lead to further unanticipated failures by the remaining customers to pay transition charges, thereby increasing the risk of a shortfall in funds to pay the transition bonds.

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE TRANSITION PROPERTY

We will not receive transition charges in respect of electric service provided more than 15 years from the date of issuance of the transition bonds.

TCC will not be entitled to charge transition charges for electricity delivered after the fifteenth anniversary of the issuance of the transition bonds.  If transition charges collected for electricity delivered through the fifteenth anniversary of the transition bonds are not sufficient to repay the transition bonds in full, no other funds will be available to pay the unpaid balance due on the transition bonds.

Foreclosure of the trustee’s lien on the transition property for the transition bonds might not be practical, and acceleration of the transition bonds before maturity might have little practical effect.

Under the Restructuring Act and the indenture, the trustee or the transition bondholders have the right to foreclose or otherwise enforce the lien on the transition property securing the transition bonds.  However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property.  Therefore, foreclosure might not be a realistic or practical remedy.  Moreover, although principal of the transition bonds will be due and payable upon acceleration of the transition bonds before maturity, transition charges likely would not be accelerated and the nature of our business will result in principal of the transition bonds being paid as funds become available.  If there is an acceleration of the transition bonds, all tranches of the transition bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

STORM RELATED RISK

Storm damage to TCC’s operations could impair payment of the transition bonds.

TCC’s operations could be impacted by hurricanes, tropical storms or ice storms.  Transmission and/or distribution and generation facilities could be damaged or destroyed and usage of electricity could be interrupted temporarily, reducing the collections of transition charges.  There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity among TCC’s customers, which could cause the transition charges to be greater than expected.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER

For a more detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment.”

The servicer will commingle the transition charges with other revenues it collects, which might obstruct access to the transition charges in case of the servicer’s bankruptcy and reduce the value of your investment in the transition bonds.

The servicer will be required to remit collections to the trustee within two business days of receipt.  The servicer will not segregate the transition charges from the other funds it collects from retail electric customers or retail electric providers or its general funds.  The transition charges will be segregated only when the servicer pays them to the trustee.

Despite this requirement, the servicer might fail to pay the full amount of the transition charges to the trustee or might fail to do so on a timely basis.  This failure, whether voluntary or involuntary, might materially reduce the amount of transition charge collections available to make payments on the transition bonds.

The Restructuring Act provides that the priority of a lien and security interest perfected in transition property is not impaired by the commingling of the funds arising from transition charges with any other funds.  In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and might decline to recognize our right to collections of the transition charges that are commingled with other funds of the servicer as of the date of bankruptcy.  If so, the collections of the transition charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds.  In this case, we would have only a general unsecured claim against the servicer for those amounts.  This decision could cause material delays in payments of principal or interest, or losses, on your transition bonds and could materially reduce the value of your investment in the transition bonds, particularly if it occurred in the fifteenth year of the transition bonds after the completion of which no transition charges can be charged.

The bankruptcy of TCC or any successor seller might result in losses or delays in payments on the transition bonds.

The Restructuring Act and the financing order provide that as a matter of Texas state law:

•	the rights and interests of a selling utility under a financing order, including the right to impose, collect and receive transition charges, are contract rights of the seller,

•	the seller may make a present transfer of its rights under a financing order, including the right to impose, collect and receive future transition charges that retail customers do not yet owe,

•
upon the transfer to us, the rights will become transition property, and transition property constitutes a present property right, even though the imposition and collection of transition charges depend on further acts that have not yet occurred, and

•
a transfer of the transition property from the seller or its affiliate, to us, under an agreement that expressly states the transfer is a sale or other absolute transfer, is a true sale of the transition property and not a pledge of the transition property to secure a financing by the seller.

These provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of TCC.  In addition, the transaction has been structured with the objective of keeping us legally separate from TCC and its affiliates in the event of a bankruptcy of TCC or any such affiliates.

A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above.  However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest.  If a bankruptcy court in a TCC bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the transition bonds might be similar to the treatment you would receive in a TCC bankruptcy if the transition bonds had been issued directly by TCC.  A decision by the bankruptcy court that, despite our separateness from TCC, our assets and liabilities and those of TCC should be consolidated would have a similar effect on you as a bondholder.

We have taken steps together with TCC, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of TCC or an affiliate.  Nonetheless, these steps might not be completely effective, and thus if TCC or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of TCC or an affiliate of the seller.  This might cause material delays in payment of, or losses on, your transition bonds and might materially reduce the value of your investment in the transition bonds.  For example:

•	without permission from the bankruptcy court, the trustee might be prevented from taking actions against TCC or recovering or using funds on your behalf or replacing TCC as the servicer,

•	the bankruptcy court might order the trustee to exchange the transition property for other property, of lower value,

•	tax or other government liens on TCC’s property might have priority over the trustee’s lien and might be paid from collected transition charges before payments on the transition bonds,

•
the trustee’s lien might not be properly perfected in the collected transition property collections prior to or as of the date of TCC’s bankruptcy, with the result that the transition bonds would represent only general unsecured claims against TCC,

•
the bankruptcy court might rule that neither our property interest nor the trustee’s lien extends to transition charges in respect of electricity consumed after the commencement of TCC’s bankruptcy case, with the result that the transition bonds would represent only general unsecured claims against TCC,

•
we and TCC might be relieved of any obligation to make any payments on the transition bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

•	TCC might be able to alter the terms of the transition bonds as part of its plan of reorganization,

•	the bankruptcy court might rule that the transition charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

•
the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against TCC that may be difficult to prove or, if proven, to collect in full.

Furthermore, if TCC enters bankruptcy proceedings, it might be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer.  The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the transition bonds.  Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the transition bonds and on the value of the transition bonds.

The sale of the transition property might be construed as a financing and not a sale in a case of TCC’s bankruptcy which might delay or limit payments on the transition bonds.

The Restructuring Act provides that the characterization of a transfer of transition property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes.  We and TCC will treat the transaction as a sale under applicable law, although for financial reporting and state income and franchise tax purposes the transaction is intended to be treated as a financing.  In the event of a bankruptcy of TCC, a party in interest in the bankruptcy might assert that the sale of the transition property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position.  If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of TCC in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against TCC.  Even if we had a security interest in the transition property, we would not likely have access to the related transition charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor.  As a result, repayment of the transition bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the related transition charge collections and therefore the amount and timing of funds available to us to pay transition bondholders.

If the servicer enters bankruptcy proceedings, the collections of the transition charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the transition bonds.

In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement or intercreditor agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt.  If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer.  To the extent that transition charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase.  Also, we or the servicer may be considered an “insider” with any retail electric provider that is affiliated with us or the servicer.  If the servicer or we are considered to be an “insider” of the retail electric provider, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference.  In either case, we or the trustee would merely be an unsecured creditor of the servicer.  If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future transition charges would be increased through the statutory true-up mechanism to recover such amount.

Claims against TCC or any successor seller might be limited in the event of a bankruptcy of the seller.

If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be adjudicated in the bankruptcy case.  In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount.  A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement.  If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court.  We cannot give any assurance as to the result if any of the above-described actions or claims were made.  Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

The bankruptcy of TCC or any successor seller might limit the remedies available to the trustee.

Upon an event of default for the transition bonds under the indenture, the Restructuring Act permits the trustee to enforce the security interest in the related transition property in accordance with the terms of the indenture.  In this capacity, the trustee is permitted to request the Texas commission or a Travis County, Texas district court to order the sequestration and payment to bondholders of all revenues arising with respect to the related transition property.  There can be no assurance, however, that the Texas commission or the Travis County, Texas district court would issue this order after a TCC bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code.  In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Texas court, and an order requiring an accounting and segregation of the revenues arising from the transition property.  There can be no assurance that a court would grant either order.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS

Retail electric providers may commingle the transition charges with other revenues they collect.  This may cause losses on or reduce the value of your investment in the transition bonds in the event a retail electric provider enters bankruptcy proceedings.

A retail electric provider is not required to segregate from its general funds the transition charges it collects, either on a series basis or otherwise, but will be required to remit to the servicer amounts billed to it for transition charges, less an amount relating to expected customer charge-offs, within 35 days of the billing by the servicer.  A retail electric provider nevertheless might fail to remit the full amount of the transition charges owed to the servicer or might fail to do so on a timely basis.  This failure, whether voluntary or involuntary, might materially reduce the amount of transition charge collections available on the next payment date to make timely payments on the transition bonds.

The Restructuring Act provides that the priority of a perfected lien on transition property will not be impaired by the commingling of these funds with other funds.  In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize our right to receive the collected transition charges that are commingled with other funds of a retail electric provider as of the date of bankruptcy.  If so, the collections of the transition charges held by a retail electric provider as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds.  In this case, we would have only a general unsecured claim against the retail electric provider for those amounts.  This decision might cause material delays in payments of principal or interest or losses on your transition bonds and could materially reduce the value of your investment in the transition bonds, particularly if it occurred in the fifteenth year of the transition bonds after the completion of which no transition charges can be charged.  Please read “How a Bankruptcy May Affect Your Investment.”

If a retail electric provider enters bankruptcy proceedings, any cash deposit of the retail electric provider held by the trustee might not be available to cover amounts owed by the retail electric provider.

If a retail electric provider does not have the credit rating required by the financing order, it may nevertheless qualify to act as a retail electric provider if, among other alternatives, it provides a cash deposit equal to two months’ maximum expected transition charge collections.  Those cash deposits will be held by the trustee as collateral agent for the retail electric provider and as trustee under the indenture, with the servicer able to access the amounts if the retail electric provider fails to pay transition charges within 45 days after a billing date.  If the retail electric provider becomes bankrupt, the trustee would be stayed from applying that cash deposit to cover amounts owed by the retail electric provider absent relief from the court, and the trustee might be required to return that cash deposit to the retail electric provider’s bankruptcy estate if the bankruptcy court determines there is no valid right of set-off or recoupment.  In that case, the issuing entity might only have an unsecured claim for any amounts owed by the retail electric provider in the retail electric provider’s bankruptcy proceedings.  Two retail electric providers with which TCC has done business have filed for bankruptcy.  In one of these cases, TCC, as servicer under the transition bonds issued by TCC Funding I, was able to recover the full amount of the transition charges owing to TCC Funding I from cash deposits pledged by this retail electric provider.  The other bankruptcy resulted in a write-off of $1,050,591.65, of which TCC, as servicer for TCC Funding I, recovered $603,440.53 from the cash deposits held by the trustee for the trustee for the Series 2002-1 transition bonds.  There is no assurance whether TCC will be able to recover all or a portion of amounts owing from any bankrupt retail electric providers in the future.

If a retail electric provider enters bankruptcy proceedings, transition charge payments made by that retail electric provider to the servicer might constitute preferences, and the servicer may be required to return such funds to the bankruptcy estate of the retail electric provider.

In the event of a bankruptcy of a retail electric provider, a party in interest might take the position that the remittance of funds by the retail electric provider to the servicer, pursuant to the financing order, prior to bankruptcy constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt.  If a court were to hold that the remittance of funds constitutes preferences, any remittance of such funds made within 90 days of the filing of the bankruptcy petition might be avoidable, and the funds might be required to be returned to the bankruptcy estate of the retail electric provider by us or the servicer.  To the extent that transition charges have been commingled with the general funds of the retail electric provider, the risk that a court would hold that a remittance of funds was a preference would increase.  Also, we or the servicer might be considered an “insider” with any retail electric provider that is affiliated with us or the servicer.  If the servicer or we are considered to be an “insider” of the retail electric provider, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference.  In either case, we or the servicer would merely be an unsecured creditor of the retail electric provider.  If any funds were required to be returned to the bankruptcy estate of the retail electric provider, we would expect that the amount of any future transition charges would be increased through the true-up mechanism to recover the amount returned.

Furthermore, the mere fact of a retail electric provider bankruptcy proceeding could have an adverse effect on the resale market for the transition bonds and on the value of the transition bonds.  Please read “How a Bankruptcy May Affect Your Investment.”

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS

TCC’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the transition bonds.

TCC is obligated under the sale agreement to indemnify us and the trustee, for itself and on behalf of the transition bondholders, only in specified circumstances and will not be obligated to repurchase any transition property in the event of a breach of any of its representations, warranties or covenants regarding the transition property.  Similarly, TCC is obligated under the servicing agreement to indemnify us and the trustee, for itself and on behalf of the transition bondholders, and the Texas commission only in specified circumstances.  Please read “The Sale Agreement” and “The Servicing Agreement.”

Neither the trustee nor the transition bondholders will have the right to accelerate payments on the transition bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture relating to the transition bonds as described in “Description of the Transition Bonds—Events of Default; Rights Upon Event of Default.”  Furthermore, TCC might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by TCC might not be sufficient for you to recover all of your investment in the transition bonds.  In addition, if TCC becomes obligated to indemnify transition bondholders, the then-current ratings on the transition bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that transition bondholders will be unsecured creditors of TCC with respect to any of these indemnification amounts.

The credit ratings are no indication of the expected rate of payment of principal on the transition bonds.

We expect the transition bonds will receive credit ratings from three nationally recognized statistical rating organizations (NRSRO).  A rating is not a recommendation to buy, sell or hold the transition bonds.  The ratings merely analyze the probability that we will repay the total principal amount of the transition bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments.  The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.

Under Rule 17g-5 of the Securities Exchange Act of 1934, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the transition bonds.  As a result, an NRSRO other than the NRSRO hired by the sponsor (the hired NRSRO) may issue ratings on the transition bonds (Unsolicited Ratings), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs.  The Unsolicited Ratings may be issued prior to, or after, the closing date in respect of the transition bonds.  Issuance of any Unsolicited Rating will not affect the issuance of the transition bonds.  Issuance of an Unsolicited Rating lower than the ratings assigned by the hired NRSRO on the transition bonds might adversely affect the value of the transition bonds and, for regulated entities, could affect the status of the transition bonds as a legal investment or the capital treatment of the transition bonds.  Investors in the transition bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.  None of TCC, us, the underwriters or any of their affiliates will have any obligation to inform you of any Unsolicited Ratings assigned after the date of this prospectus.  In addition, if we or TCC fail to make available to a non-hired NRSRO any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the transition bonds, a hired NRSRO could withdraw its ratings on the transition bonds, which could adversely affect the market value of your transition bonds and/or limit your ability to resell your transition bonds.

Alternatives to purchasing electricity through TCC’s distribution facilities may be more widely utilized by retail electric customers in the future.

Broader use of distributed generation by retail electric customers may result from customers’ changing perceptions of the merits of utilizing existing generation technology, tax or other economic incentives or from technological developments resulting in smaller-scale, more fuel efficient, more environmentally friendly and/or more cost effective distributed generation.  Moreover, an increase in distributed generation may result if extreme weather conditions result in shortages of grid-supplied energy or if other factors cause grid-supplied energy to be less reliable.  Electric customers within TCC’s service territory whose load is served by an on-site power production facility with a rated capacity of 10 megawatts or less are not required to pay transition charges under the Restructuring Act except for transition charges associated with services actually provided by TCC.  Therefore, more widespread use of distributed generation might allow greater numbers of retail customers to reduce or eliminate their payment of transition charges causing transition charges to remaining customers to increase.

The absence of a secondary market for the transition bonds might limit your ability to resell your transition bonds.

The underwriters for the transition bonds might assist in resales of the transition bonds, but they are not required to do so.  A secondary market for the transition bonds might not develop and we do not expect to list the transition bonds on any securities exchange.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your transition bonds.  Please read “Plan of Distribution.”

You might receive principal payments for the transition bonds later than you expect.

The amount and the rate of collection of the transition charges for the transition bonds, together with the related transition charge adjustments, will generally determine whether there is a delay in the scheduled repayments of transition bond principal.  If the servicer collects the transition charges at a slower rate than expected from any retail electric provider, it might have to request adjustments of the transition charges.  If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the transition bonds.

TCC may cause the issuance of additional transition property or similar property through another affiliated entity.

As noted, TCC has previously sold property created pursuant to financing orders to other subsidiaries of TCC in connection with the issuance of transition bonds.  TCC may in the future sell property similar to the transition property to one or more entities other than us in connection with the issuance of a new issuance of bonds similar to the transition bonds, or similarly authorized types of bonds (such as storm recovery bonds) in any such case without your prior review or approval.  Any new issuance may include terms and provisions that would be unique to that particular issue.  We may not issue additional transition bonds.  Under the terms of the Intercreditor Agreement, TCC is required to serve as servicer for any new issuance.

TCC has covenanted in the sale agreement not to sell property similar to the transition property to other entities issuing transition bonds if the issuance would result in the credit ratings on the transition bonds being reduced or withdrawn.  In the event a customer does not pay in full all amounts owed under any bill, including transition charges, TCC, as servicer, is required to allocate any resulting shortfalls in transition charges ratably based on the amounts of transition charges owing in respect of the bonds, amounts owing to TCC Funding  and TCC Funding II in respect of transition bonds issued by them, and any amounts owing to any subsequently created affiliate of TCC which issues transition bonds or similar bonds such as storm recovery bonds.  However, we cannot assure you that new issuance would not cause reductions or delays in payment of your transition bonds.

Regulatory provisions affecting certain investors could adversely affect the liquidity of the transition bonds.

Article 122a of European Union Directive 2006/48/EC (as required to be implemented by the Member States of the European Economic Area (EEA) (the CRD)) applies, in general, to newly issued securitizations after December 31, 2010.  Article 122a restricts an EEA regulated credit institution and consolidated group affiliates thereof (each, an Affected Investor) from investing in a securitization (as defined by the CRD) unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a net economic interest of not less than 5 per cent. in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that an EEA regulated credit institution be able to demonstrate that it (or, in the case of investment by an affiliated Affected Investor, such Affected Investor)  has undertaken certain due diligence in respect of, amongst other things, the transition bonds it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a substantial additional capital charge with respect to the investment made in the securitization by the relevant Affected Investor.

None of TCC, us or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by Affected Investors for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of an EEA regulated credit institution (directly or by virtue of consolidated regulatory capital requirements) and on the value and liquidity of the transition bonds in the secondary market.  Affected Investors in the transition bonds are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a (and any related implementing rules in the relevant EEA Member State) and the suitability of the transition bonds for investment.  None of TCC, us, any underwriter or any other party to the transaction makes any representation to any prospective investor or purchaser of the transition bonds regarding the regulatory capital treatment of their investment in the transition bonds on the Closing Date or at any time in the future.

The fact that the transition bonds have not been structured to comply with Article 122a could limit the ability of an EEA- regulated credit institution or the interest of another Affected Investor to purchase transition bonds, which in turn may adversely affect the liquidity of the transition bonds in the secondary market. This could adversely affect the liquidity of the market should you seek to sell your transition bonds or the price you may receive upon any sale of your transition bonds.

If the investment of collected transition charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the transition bonds later than you expect.

Funds held by the trustee in the collection account and cash collateral provided by retail electric providers will be invested in eligible investments. Eligible investments include money market funds having a rating from Moody’s and S&P of “Aaa” and “AAA,” respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity is experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the transition bonds.

REVIEW OF TRANSITION PROPERTY

Pursuant to the rules of the Securities and Exchange Commission, TCC, as sponsor, has performed, as described below, a review of the transition property underlying the transition bonds.  As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the transition property is accurate in all material respects.  TCC did not engage a third party in conducting its review.

The transition bonds will be secured under the indenture by the indenture’s trust estate.  The principal asset of the indenture’s trust estate is the transition property relating to the transition bonds.  The transition property is a present property right authorized and created pursuant to the Restructuring Act and an irrevocable financing order.  The transition property includes the irrevocable right to impose, collect and receive nonbypassable transition charges in amounts sufficient to pay scheduled principal and interest and other amounts and charges in connection with the transition bonds.  The transition charges are payable by retail electric customers within TCC’s service territory that, subject to certain limitations specified in the Restructuring Act, consume electricity that is delivered through TCC’s transmission and distribution system or produced by new on-site generation.

The transition property is not a static pool of receivables or assets.  Transition charges authorized in the financing order that relate to the transition property are irrevocable and not subject to reduction, impairment, or adjustment by further action of the PUCT except that transition charges are subject to annual and semi-annual and other interim true-up adjustments to correct overcollections or undercollections and to provide the expected recovery of amounts sufficient to timely provide all scheduled payments of debt service and other required amounts and charges in connection with the transition bonds.  There is no “cap” on the level of transition charges that may be imposed on consumers of electricity in TCC’s service territory to meet scheduled principal of and interest on the transition bonds.  All revenues and collections resulting from transition charges provided for in the financing order that relate to the transition bonds are part of the transition property.  The transition property relating to the transition bonds is described in more detail under “Description of the Transition Property” in this prospectus.

In the financing order, the PUCT, among other things:

•
orders that TCC, as servicer, shall collect from all REPs required to pay or collect transition charges under the financing order, transition charges in an amount sufficient to provide for the timely payment of principal and interest on the transition bonds,

•	orders that upon the transfer of the transition property to us by TCC, we shall have all of the rights, title and interest of TCC with respect to the transition property, and

•
guarantees that it will act pursuant to the financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the transition bonds.

Please read “The Restructuring Act” and “TCC’s Financing Order” in this prospectus for more information.

The characteristics of transition property are unlike the characteristics of assets underlying mortgage and other commercial asset securitizations because transition property is a creature of statute and state regulatory commission proceedings.  Because the nature and characteristics of the transition property and many elements of the transition bonds securitization are set forth and constrained by the Restructuring Act, TCC, as sponsor, does not select the assets to be securitized in ways common to many securitizations.  Moreover, the transition bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Restructuring Act and the PUCT require the imposition on, and collection of transition charges from, existing and future retail electric customers located within TCC’s service territory, subject to limited exceptions. Since the transition charges are assessed against all such retail customers and the true-up adjustment mechanism adjusts for the impact of customer defaults, the collectability of the transition charges is not ultimately dependent upon the credit quality of particular TCC customers; as would be the case in the absence of the true-up adjustment mechanism.

The review by TCC of the transition property underlying the transition bonds has involved a number of discrete steps and elements as described in more detail below. First, TCC has analyzed and applied the Restructuring Act’s requirements for securitization of transition costs in seeking approval of the PUCT for the issuance of the financing order and in its proposal with respect to the characteristics of the transition property to be created pursuant to the financing order. In preparing this proposal, TCC analyzed the terms of the two previous securitizations it sponsored under the Restructuring Act and the practical experience gained in structuring, issuing and servicing the transition bonds issued in those prior securitizations. TCC worked with its counsel and its financial advisor in preparing the application for a financing order and with the PUCT on the terms of the financing order. Moreover, TCC worked with its counsel, its financial advisor and counsel to the underwriters in preparing the legal agreements that provide for the terms of the transition bonds and the security for the transition bonds. TCC has analyzed economic issues and practical issues for the scheduled payment of the transition bonds and reviewed its prior securitization experience in terms of impacts of economic factors, potentials for disruptions due to weather or catastrophic events and its own forecasts for customer growth as well as the historic accuracy of its prior forecasts.

In light of the unique nature of the transition property, TCC has taken (or prior to the offering of the transition bonds, will take) the following actions in connection with its review of the transition property and the preparation of the disclosure for inclusion in this prospectus and the accompanying prospectus supplement describing the transition property, the transition bonds and the proposed securitization:

•
reviewed the Restructuring Act and the rules and regulations of the PUCT as they relate to the transition property in connection with the preparation and filing of the application with the PUCT for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

•	actively participated in the proceeding before the PUCT relating to the approval of the requested financing order;

•
compared the financing order, as issued by the PUCT, to the Restructuring Act and the rules and regulations of the PUCT as they relate to the transition property to confirm that the financing order met such requirements;

•
compared the proposed terms of the transition bonds to the applicable requirements in the Restructuring Act, the financing order and the regulations of the PUCT to confirm that they met such requirements;

•
prepared and reviewed the agreements to be entered into in connection with the issuance of the transition bonds and compared such agreements to the applicable requirements in the Restructuring Act, the financing order and the regulations of the PUCT to confirm that they met such requirements;

•
reviewed the disclosure in this prospectus and the accompanying prospectus supplement regarding the Restructuring Act, the financing order and the agreements to be entered into in connection with the issuance of the transition bonds, and compared such descriptions to the relevant provisions of the Restructuring Act, the financing order and such agreements to confirm the accuracy of such descriptions;

•
consulted with legal counsel to assess if there is a basis upon which the transition bondholders (or the trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of Texas (including the PUCT) that could repeal or amend the securitization provisions of the Restructuring Act that could substantially impair the value of the transition property, or substantially reduce, alter or impair the transition charges;

•
reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including without limitation, billing and collecting the transition charges to be provided for under the transition property, forecasting transition charge revenues, preparing and filing applications for true-up adjustments to the transition charges and enforcing REP credit standards, and reviewed its experience and performance of such obligations as servicer under the two previous securitizations which it sponsored under the Restructuring Act;

•
reviewed the operation of the true-up mechanism for adjusting transition charge levels to meet the scheduled payments on the transition bonds and in this context took into account its experience with the PUCT in implementing the true-up mechanism for the two prior securitizations for which it is the sponsor; and

•
with the assistance of its financial advisor and the underwriters, prepared financial models in order to set the initial transition charges to be provided for under the transition property at a level sufficient to pay on a timely basis scheduled principal and interest on the transition bonds.

In connection with the preparation of such models, TCC:

•	reviewed (i) the historical retail electric usage and customer growth within its service territory and (ii) forecasts of expected energy sales and customer growth;

•
reviewed its historical collection of transition charges and system restoration charges with respect to the Series 2002-1 transition bonds and the Series 2006-A transition bonds, and reviewed the resulting payment history and annual true-up adjustment experiences with respect to these bonds; and

•
analyzed the sensitivity of the weighted average life of the transition bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecasted levels and in relation to the true-up mechanism in order to assess the probability that the weighted average life of the transition bonds may be extended as a result of such variances, and in the context of the operation of the true-up mechanism for adjustment of transition charges to address under or overcollections in light of scheduled payments on the transition bonds.

As a result of this review, TCC has concluded that:

•
the transition property, the financing order and the agreements to be entered into in connection with the issuance of the transition bonds meet in all material respects the applicable statutory and regulatory requirements;

•
the disclosure in this prospectus and the accompanying prospectus supplement regarding the Restructuring Act, the financing order and the agreements to be entered into in connection with the issuance of the transition bonds is, or in the case of the accompanying prospectus supplement, will be, as of its respective date, accurate in all material respects;

•	the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;

•
transition charge revenues, as adjusted from time to time as provided in the Restructuring Act and the financing order, are expected to be sufficient to pay on a timely basis scheduled principal and interest on the transition bonds; and

•
the design and scope of TCC’s review of the transition property as described above is effective to provide reasonable assurance that the disclosure regarding the transition property in this prospectus and the accompanying prospectus supplement is accurate in all material respects.

THE RESTRUCTURING ACT

The Restructuring Act’s General Effect on the Electric Utility Industry in Texas

An Overview of the Restructuring Act.

The Restructuring Act, including the provisions relating to securitization, was enacted by the Texas legislature in June 1999, became effective on September 1, 1999 and was last amended in June 2011.  The Restructuring Act substantially modified the Texas regulatory structure governing public utilities in order to transition to a competitive electric market.  The Restructuring Act, among other things:

•	authorized competition in the retail electric market and the electricity generation market for electricity beginning in January 2002, and in some instances sooner,

•
required a rate freeze for all retail customers until January 2002, and required certain rate reductions for residential and small commercial retail customers through the so-called “price to beat” period for up to five years thereafter,

•
permitted electric utilities to recover certain “qualified costs” including stranded investments and regulatory assets and other amounts, including “true-up” balances, through the issuance of transition bonds pursuant to and supported by an irrevocable financing order issued by the Texas commission,

•
permitted the Texas commission to impose an irrevocable nonbypassable transition charge on all retail electric customers, including the State of Texas and other governmental entities, subject to limited exceptions, within a utility’s certificated service territory as it existed on May 1, 1999, for payment of transition bonds, and

•
provided for a true-up proceeding to determine recoverable costs associated with the transition to competition, including stranded generation costs, final fuel recovery balances, net regulatory assets, a capacity auction amount, certain environmental costs, and other items.

Unbundling.

Each electric utility was required to separate its customer related energy services business activities that are otherwise already widely available in the competitive market from its regulated activities prior to September 1, 2000.  The Restructuring Act required each electric utility to separate its business into the following units by January 1, 2002:

•
a power generation company, which generates electricity that is intended to be sold at wholesale, and which may not, in general, own a transmission or distribution facility and may not have a certificated service area,

•	a retail electric provider, or REP, which sells electric energy to retail customers and which may not own or operate generation assets, and

•	a transmission and distribution utility or separate transmission and distribution utilities, which own or operate facilities to transmit or distribute electricity.

Pursuant to the unbundling provisions of the Restructuring Act, in early 2000 TCC filed a business separation plan with the Texas commission, which has been amended several times.  The Texas commission has approved the plan and its amendments, and as of the date of this prospectus, the plan has been completed.

Retail Competition.

Since January 1, 2002, retail customers of investor-owned electric utilities in the region administered by the Electric Reliability Counsel of Texas, Inc. have been able to choose their own REP, which may be a REP affiliated with their existing utility.  As of December 31, 2011, there were 92 REPs certified by the Texas commission to furnish electricity and other retail services to retail customers in TCC’s service territory.  During the twelve months ended December 31, 2010, TCC billed approximately 22,460 million kilowatt-hours (kWh) of electric energy to metered retail customers in its service territory.  Of that amount, approximately 3,318 million kWh, or 14.77%, were delivered to retail customers served by one REP, approximately 3,090 million kWh, or 13.76%, to retail customers served by another REP, approximately 1,824 million kWh, or 8.12%, to retail customers served by a third REP, and the remaining approximately 14,228 million kWh, or 63.35%, to retail customers served by the 89 remaining REPs or to retail customers directly billed by TCC in connection with new on-site generation.  In addition, during this period, TCC collected transition charges in respect of the Series 2002-1 transition bonds and Series 2006-A transition bonds from retail customers who, after May 1, 1999, switched to municipally owned utilities or electric cooperatives with multiply-certificated service territories with TCC.  These retail customers consumed 63,809,142 kWh, or 0.28% of the total electric energy delivered directly by TCC to retail end-use customers in TCC’s service territory.

In certain cases, customers who do not pay their bills may be moved by a REP to another certified REP or to a provider of last resort, which we sometimes refer to as a POLR, which is required to offer a standard retail service package for each class of retail customers it serves at a fixed rate approved by the Texas commission, and is required to offer the service to any retail customer in that class who requests service, whose selected REP has gone out of business, or who is transferred to the POLR by other REPs for reasons other than non-payment.  The Texas commission has designated a REP to act as a POLR for each customer class in each service area in the state.  The Texas commission periodically designates one or more REPs to serve as the POLRs for specified classes of retail customers.  There is currently one POLR in TCC’s service territory, Reliant Energy Retail Services, LLC, for all retail customers.

TCC and Other Utilities May Securitize Qualified Costs

We May Issue Transition Bonds to Recover TCC’s Qualified Costs.

The Restructuring Act authorizes the Texas commission to issue financing orders approving the issuance of transition bonds, such as the transition bonds issued by us, to recover certain qualified costs of an electric utility.  A utility, its successors or a third-party assignee of a utility may issue transition bonds.  The Restructuring Act requires the proceeds of the transition bonds to be used solely for the purpose of reducing the amount of recoverable regulatory assets and certain other transition-to-competition costs of a utility, determined by the Texas commission under the Restructuring Act, through the refinancing or retirement of its debt or equity.  The transition bonds are secured by and payable from transition property, which includes the right to impose, collect and receive transition charges.  Transition bonds may have a maximum maturity of 15 years.  The amounts of transition charges must be allocated to customer classes based on the methodology used to allocate the costs in recent Texas commission orders addressing rate design for recovery of such transition-to-competition costs.  The transition charges may be based  on the energy consumption, and for some classes, the energy demand of the customer classes.  Transition charges can be imposed only when and to the extent that transition bonds are issued.

The Restructuring Act contains a number of provisions designed to facilitate the securitization of qualified costs.

Creation of Transition Property.

Under the Restructuring Act, transition property is created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges authorized in the financing order, are first transferred to an assignee, such as us, or pledged in connection with the issuance of transition bonds.

A Financing Order is Irrevocable.

A financing order, once effective, together with the transition charges authorized in the financing order, is irrevocable and not subject to reduction, impairment, or adjustment by the Texas commission, except for adjustments pursuant to the Restructuring Act in order to correct overcollections or undercollections and to provide that sufficient funds are available to provide on a timely basis for payments of debt service and other required amounts in connection with the transition bonds.  Although a financing order is irrevocable, the Restructuring Act allows for applicants to apply for one or more new financing orders to provide for retiring and refunding transition bonds if such retirement or refunding would result in lower transition charges.

State Pledge.

Under the Restructuring Act, the State of Texas has pledged, for the benefit and protection of transition bondholders and the electric utility, that it will not take or permit any action that would impair the value of the transition property, or, except for adjustments discussed in “TCC’s Financing Order—Statutory True-ups” and “The Servicing Agreement—True-Up Adjustment Process,”  reduce, alter, or impair the transition charges to be imposed, collected and remitted to transition bondholders until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full.  Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”

Constitutional Matters.

To date, no federal or Texas cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Restructuring Act have been decided.  There have been cases in which federal courts have applied the Contract Clause of the United States constitution and Texas courts have applied the Contract Clause of the Texas constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness.  Based upon this case law, Sidley Austin LLP expects to deliver an opinion, prior to the closing of the offering of the transition bonds to the effect that the language of the State pledge constitutes a contractual relationship with the bondholder and therefore the transition bondholders (or the trustee acting on their behalf) could, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, challenge successfully the constitutionality under the United States constitution of any act by the State of Texas (including the Texas commission) of a legislative character to repeal or amend the Restructuring Act, or to take or refuse to take any action required under its pledge described above if the repeal or amendment or the action or inaction would limit, alter, impair or reduce the value of the transition property or the transition charges so as to substantially impair (x) the terms of the indenture or the transition bonds or (y) the rights and remedies of the transition bondholders (or the trustee acting on their behalf) prior to the time that the transition bonds are fully paid and discharged.  Based upon this case law, Bracewell & Giuliani LLP expects to deliver an opinion, prior to the closing of the offering of the transition bonds, to the effect that the pledge described above provides a basis upon which the bondholders (or the trustee acting on their behalf) could challenge successfully in the Texas state courts under the Contract Clause of the Texas constitution the constitutionality of any action by the State of Texas (including the Texas commission) of a legislative character, that repeals the state pledge or limits, alters, impairs or reduces the value of the transition property so as to cause a substantial impairment under the Contract Clause of the Texas constitution of (i) the terms of the indenture or the transition bonds or (ii) the rights and remedies of the bondholders (or the trustee acting on their behalf) prior to the time the transition bonds are fully paid and discharged.  It may be possible for the Texas legislature to repeal or amend the Restructuring Act or for the Texas commission to amend or revoke the financing order notwithstanding the State’s pledge, if the legislature or the Texas commission acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting TCC’s service territory, or if the legislature otherwise acts in the valid exercise of the state’s police power.  We will file a copy of each of the Sidley Austin LLP and Bracewell & Giuliani LLP opinions as exhibits to an amendment to the registration statement of which this prospectus is a part, or to one of our periodic filings with the SEC.

In addition, any action of the Texas legislature adversely affecting the transition property or the ability to collect transition charges may be considered a “taking” under the United States or Texas constitutions.  Each of Sidley Austin LLP and Bracewell & Giuliani LLP has advised us that they are not aware of any federal or Texas court cases addressing the applicability of the Takings Clause of the United States or Texas constitutions in a situation analogous to that which would be involved in an amendment or repeal of the Restructuring Act.  It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Restructuring Act, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied.  Sidley Austin LLP expects to render an opinion, prior to the closing of the offering of the transition bonds, to the effect that under existing case law, assuming a Takings Clause analysis were applied under the United States constitution, the State of Texas would be required under the United States constitution to pay just compensation to the bondholders if the State were to repeal or amend the Restructuring Act, or if the Texas commission were to amend or revoke the financing order or take any other action in contravention of the State pledge, in either case which (i) permanently appropriates the related transition property or denies all economically productive use of the related transition property; or (ii) destroys the related transition property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the related transition property, if the law unduly interferes with the bondholders’ reasonable expectations arising from their investments in the transition bonds.  In determining what is an undue interference, a court would consider the nature of the governmental action and weigh the public purpose served thereby against the degree to which it interferes with the legitimate property interests and distinct investment-backed expectations of the bondholders.  In addition, Bracewell & Giuliani LLP expects to render an opinion, prior to the closing of an offering of the transition bonds described in a prospectus supplement accompanying this prospectus, to the effect that under existing case law, assuming a Takings Clause analysis were applied under the Texas constitution, a Texas state court would find a compensable taking under the Takings Clause of the Texas constitution if (a) it concludes that the related transition property is property of a type protected by the Takings Clause of the Texas constitution and (b) the State of Texas (including the Texas commission) takes action that, without paying just compensation to the bondholders, (i) permanently appropriates the transition property or denies all economically productive use of the transition property; or (ii) destroys the transition property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the transition property, if the action unduly interferes with the bondholders’ reasonable investment backed expectations.  In examining whether action of the Texas legislature amounts to a regulatory taking, both federal and state courts will consider the character of the governmental action and whether such action substantially advances the State’s legitimate governmental interests, the economic impact of the governmental action on the bondholders, and the extent to which the governmental action interferes with distinct investment-backed expectations.  There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the transition bonds.

In connection with the foregoing, each of Sidley Austin LLP and Bracewell & Giuliani LLP has advised us that issues relating to the Contract and Takings Clauses of the United States and Texas constitutions are essentially decided on a case-by-case basis and that the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case, and both firms have further advised us that there are no reported controlling judicial precedents that are directly on point.  The opinions described above will be subject to the qualifications included in them.  The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a transition bondholder would consider material.

For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”

The Texas Commission May Adjust Transition Charges.

The Restructuring Act requires the Texas commission to provide in all financing orders a mechanism requiring that transition charges be adjusted at least annually.  The purpose of these adjustments is:

•	to correct any overcollections or undercollections during the preceding 12 months, and

•	to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

Transition Charges Are Nonbypassable.

The Restructuring Act provides that the transition charges are nonbypassable.  “Nonbypassable” means that a utility collects these charges from all existing retail customers of a utility and all future retail customers located within the utility’s certificated service area as it existed on May 1, 1999, except for certain categories of existing customers whose load has been lawfully served by a fully operational qualifying facility before September 1, 2001 if the facility was supported by substantially complete filings for site-specific environmental permits on or before December 31, 1999, or by an on-site power production facility with a rated capacity of 10 megawatts or less, or customers in a multiply certificated service territory that requested to switch providers on or before May 1, 1999, or were not taking service from the utility on, and do not do so after, May 1, 1999.  The utility is generally entitled to collect transition charges attributable to non-exempted customers even if they are receiving transmission or distribution service from another utility or choose to operate self-generation equipment.

The Restructuring Act Protects the Bondholders’ Lien on Transition Property.

The Restructuring Act provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of transition bonds.  The security interest automatically attaches from the time value is received by the issuer of the transition bonds and, on perfection through filing of a notice with the Secretary of State of Texas, such security interest will be a continuously perfected lien and security interest in the related transition property.

Upon perfection, the statutorily created lien attaches both to transition property and to all proceeds of transition property, whether the related transition charges have accrued or not, and shall have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor.  The Restructuring Act provides that the transfer of an interest in transition property will be perfected against all third parties, including subsequent judicial or other lien creditors, when:

•	the financing order becomes effective,

•	transfer documents have been delivered to the assignee, and

•	a notice of the transfer has been filed with the Secretary of State of Texas.

If the notice of the transfer is filed within 10 days after the delivery of transfer documentation, perfection is retroactive to the date value was received.  Otherwise, the transfer is perfected against third parties as of the date the notice is filed.  The Restructuring Act provides that priority of security interests in transition property will not be impaired by:

•	commingling of funds arising from transition charges with other funds, or

•	modifications to the financing order resulting from any true-up adjustment.

Please read “Risk Factors—Risks Associated with the Unusual Nature of the Transition Property.”

The Restructuring Act Characterizes the Transfer of Transition Property as a True Sale.

The Restructuring Act provides that an electric utility’s or an assignee’s transfer of transition property is a “true sale” under Texas law and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer.  Please read “The Sale Agreement” and “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer.”

The Restructuring Act Provides a Tax Exemption.

The Restructuring Act provides that “transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts and other taxes or similar charges.”

TCC’S FINANCING ORDER

Determination of the Final True-up of TCC’s Transition-to-Competition Costs

The Restructuring Act allows a utility to recover certain costs associated with the transition to a competitive retail electric market in Texas.  Final determination of the amount of these recoverable transition-to-competition costs was required to be made by the Texas commission in a true-up proceeding initiated after January 10, 2004.  Items to be considered in such a true-up proceeding include stranded generation costs, regulatory assets, the final fuel balance, a capacity auction amount, and certain other costs and credits associated with the transition-to-competition.

In April 2005, TCC and CPL Retail Energy, LP jointly filed an application with the Texas commission for a true-up proceeding to determine TCC’s final balance of recoverable transition-to-competition costs.  Following re-hearing, the Texas commission issued an order in April 2006 determining that TCC was entitled to recover an aggregate true-up balance of approximately $1.475 billion, together with applicable carrying costs.  TCC also refunded, as a result of the true-up, other net true-up regulatory liabilities of $375 million during the period October 2006 through June 2008 via a competition-transition-charge credit rate rider.  TCC and certain intervenors appealed the Texas commission’s transition-to-competition costs true-up order.  After rulings from the Texas district court and the Texas court of appeals, TCC, the Texas commission and intervenors filed petitions for review with the Texas supreme court.  In July 2011, the Texas supreme court issued a unanimous opinion in which it affirmed the Texas commission’s order in part and reversed the order in part.  In August 2011, the Texas supreme court issued a mandate to return the matter to the Texas commission for further proceedings.

On September 1, 2011, the Texas commission initiated Docket No. 39722 to consider the remand of its prior transition-to-competition costs true-up determinations.  In October 2011, TCC filed a request in the proceeding based on the Texas supreme court’s July 2011 decision seeking an additional $1.177 billion in recoverable transition-to-competition costs.  Various parties to the proceeding disputed TCC’s recovery of the full amount it sought on remand.  On December 2, 2011, TCC filed an unopposed settlement entered into with certain of the parties to the proceeding providing for a complete resolution of all issues in the proceeding and providing for TCC to recover and securitize $800 million in additional transition-to-competition costs.  The unopposed settlement also allows TCC to retain certain income tax balances.  On December 15, 2011, the Texas commission issued its order approving the unopposed settlement.  The order approving the unopposed settlement became final and non-appealable on January 10, 2012.

TCC’s Financing Order

On December 2, 2011, TCC filed its application with the Texas commission for a financing order to securitize the balance of $800 million in transition-to-competition costs agreed to in the unopposed settlement of the remand of its transition-to-competition true-up case described above in “TCC’s Financing Order—Determination of the Final True-up of TCC’s Transition-to-Competition Costs.”  On January 12, 2012, the Texas commission issued its financing order which authorized TCC to securitize and cause to be issued transition bonds in one or more series in an aggregate principal amount not to exceed $800 million.  The financing order became final and non-appealable on January 28, 2012.

Pursuant to the financing order:

•
the PUCT or its designated representative has a decision-making role co-equal with TCC with respect to the structuring and pricing of the transition bonds and all matters related to the structuring and pricing of the transition bonds will be determined through a joint decision of TCC and the PUCT or its designated representative,

•
TCC is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision making power over, the proposed securitization, and

•	The servicer will file periodic adjustments to transition charges with the PUCT on our behalf.

In the financing order, the Texas commission guarantees that it will act pursuant to the irrevocable financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the transition bonds and other costs, including fees and expenses, in connection with the transition bonds.  Such financing order, pursuant to the provisions of the Restructuring Act, is irrevocable and is not subject to reduction, impairment or adjustment by further action of the Texas commission, except as contemplated by the periodic true-up adjustments.  The financing order also provides that the true-up mechanism and all other obligations of the State of Texas and the Texas commission set forth in the irrevocable financing order are direct, explicit, irrevocable and unconditional upon issuance of the transition bonds, and are legally enforceable against the State of Texas and the Texas commission.

We have filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part.  The statements summarizing the financing order in this prospectus do not purport to be complete and are subject to and qualified by reference to the provisions of the financing order.

Collection of Transition Charges

The financing order authorizes TCC to collect transition charges from the retail electric providers serving retail electric customers in TCC’s service territory in an amount sufficient to provide for timely recovery of its aggregate qualified costs which include principal and interest and certain ongoing fees and expenses associated with the transition bonds.  There is no “cap” on the level of transition charges that may be imposed on consumers of electricity, to pay on a timely basis scheduled principal and interest on the transition bonds.  However, we may not charge transition charges for the transition bonds for electricity delivered after the fifteenth anniversary of the date of issuance of the transition bonds.

Issuance Advice Letter

By the close of the business day after the pricing date for the transition bonds and prior to their issuance, TCC is required to file with the Texas commission an issuance advice letter, which will:

•	demonstrate compliance with the requirements of the financing order,

•	evidence the final terms on which the transition bonds will be issued,

•	show the actual dollar amount of the transition charges relating to the transition bonds,

•	identify the transition property relating to the transition bonds we will purchase,

•	identify us,

•
certify that, based on information reasonably available, the structuring and pricing of the transition bonds will result in the lowest transition bond charges consistent with market conditions and the terms of the financing order, and

•	update the benefit analysis to verify that the final amount securitized satisfies the statutory financial tests.

Both the issuance advice letter and the accompanying compliance tariff becomes effective on the date of issuance of the transition bonds unless the Texas commission issues an order, prior to noon on the fourth business day after the determination of the final terms of the transition bonds, that the proposed issuance does not comply with the requirements of the Restructuring Act or the financing order.  The Texas commission’s review of the issuance advice letter will be limited to confirming the arithmetic accuracy of the calculations and to compliance with the specific requirements contained in the issuance advice letter.

Tariff

On our behalf, TCC is required, prior to the issuance of any transition charges, to complete and file a tariff in the form attached to the financing order.  The tariff establishes the initial transition charges.  It also implements the minimum requirements for retail electric providers which collect transition charges, the procedures for periodic adjustments to the transition charges, the procedures for retail electric providers to remit transition charge payments and the annual procedures allowing retail electric providers to reconcile remittances with actual charge-offs.  Please read “Description of the Transition Property—Tariff; Transition Charges.”

Statutory True-Ups

The Restructuring Act mandates that transition charges be adjusted at least annually to correct any overcollections or undercollections, due to any reason, in the preceding 12 months and to ensure the expected recovery of amounts sufficient to timely provide payment of all amounts due on the transition bonds.  The servicer is also required under the financing order to timely make mandatory interim true-up adjustments semi-annually if the servicer forecasts that transition charge collections during the next 12-month period will be insufficient to timely make all scheduled payments of principal and interest on the transition bonds and any other amounts payable in respect of the transition bonds, including amounts required to replenish the capital subaccount to its required level.  These required debt service payments and other amounts are sometimes referred to as the “periodic payment requirement.”  If there are any transition bonds outstanding following the final scheduled final payment date, the servicer is also required under the financing order to make mandatory interim true-up adjustments quarterly, which adjustments will be calculated in a manner so that all bonds are expected to be paid on the Payment Date next following such quarterly true-up adjustment.  True-up adjustments may also be made by the servicer under the financing order more frequently at any time, without limits as to frequency, in order to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

True-up adjustments will be based upon the cumulative differences between the periodic payment requirement and the amount of transition charge remittances to the trustee.  In order to provide for adequate revenues from the transition charges, the servicer will calculate the adjusted transition charges using its most recent forecast of electric consumption and its most current estimates of ongoing transaction-related expenses.  The calculation of the transition charges will reflect any REP defaults or charge-offs, and the REP’s allowances for charge-offs and payment lags between the billing and collection of transition charges, based upon the servicer’s most recent experience regarding collection of transition charges.  The calculation of transition charges will also take into account any amounts due to any REPs as a result of the reconciliation of the remittances and collections.

There is no “cap” on the level of transition charges that may be imposed on retail electric customers as a result of the true-up process.

The Texas commission must be given at least 15 days’ notice prior to making any true-up adjustment (other than a non-standard true-up adjustment described in the next paragraph).  In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, the correction will be made in a future true-up adjustment so as not to delay the implementation of the requested true-up adjustment.

The financing order also provides for a non-standard true-up procedure to be implemented as part of the annual true-up if the forecasted billing units for one or more of the customer classes for an upcoming period decrease by more than 10% compared to the threshold billing units for such class set forth in the financing order.  The purpose of the non-standard true-up is to reallocate the transition charges among the customer classes in order to avoid overburdening the remaining members of a customer class the size of which has decreased significantly.  Please read “The Servicing Agreement—True-Up Adjustment Process.”  For the non-standard true-up, the servicer will make a filing with the Texas commission at least 90 days before the date that the transition charges to be imposed in connection with such non-standard true-up are to go into effect.  The servicer will issue appropriate notice of the filing and the Texas commission will conduct a contested case proceeding on the proposed non- standard true-up.  The scope of the proceeding will be limited to determining whether the proposed adjustment complies with the financing order.  The Texas commission will issue a final order by the proposed true-up adjustment date specified by the servicer in the non-standard true-up filing.  If the Texas commission cannot issue an order by that date, the servicer may implement the proposed adjustments and any modifications subsequently ordered by the Texas commission will be made by the servicer in the next true-up filing.

In the irrevocable financing order, the Texas commission guarantees that will act pursuant to the financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the transition bonds and related costs.

Statutory True-Ups—Credit Risk

The State of Texas has pledged in the Restructuring Act that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full.

The financing order provides that the broad-based true-up mechanism and the State pledge described above, along with certain other elements of the transition bonds, will serve to minimize, if not effectively eliminate, for all practical purposes and circumstances, any credit risk to the payment of the transition bonds (i.e., that sufficient transition charges will be available and paid to discharge all principal and interest obligations when due).  With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity date for each tranche.  See the financing order, Finding of Fact No. 91, as well as “The Restructuring Act—TCC and Other Utilities May Securitize Qualified Costs,” “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” for further information.

Allocation

Under the terms of the financing order, TCC will initially allocate the qualified costs among its transition charge customer classes according to the percentages described below under “Description of the Transition Property—Tariff; Transition Charges.”

Servicing Agreement

In the financing order, the Texas commission authorized TCC, as the servicer, to enter into the servicing agreement described under “The Servicing Agreement” in this prospectus.

Binding on Successors

The financing order, along with the transition charges authorized in the financing order, is binding on:

•	TCC

•	any successor to TCC that provides transmission and distribution service directly to retail customers in TCC’s service territory,

•	any other entity that provides transmission or distribution service to retail customers within TCC’s service territory, and any successor to such other entity,

•	each retail electric provider that sells electric energy to retail customers located within TCC’s service territory, or any such retail electric provider’s successor,

•	any other entity responsible for billing and collecting transition charges on our behalf, and

•	any successor to the Texas commission.

RETAIL ELECTRIC PROVIDERS

As part of the restructuring of the Texas electric industry, retail customers of TCC began purchasing electricity and related services from REPs rather than TCC in January 2002.  As of the date of this prospectus, neither TCC nor its parent AEP directly or indirectly owns or controls or is owned or controlled by any REP.  In the future, either company may directly or indirectly own or control a REP.  TCC is no longer permitted to sell electricity directly to retail customers.  The Restructuring Act grants all retail customers the option to have all electric service provided on a single bill and retail electric customers in TCC’s service territory must contract with REPs for electricity and other retail electric services.

As of December 31, 2011, there were 92 REPs certified by the Texas commission to furnish electricity and other retail services to retail customers in TCC’s service territory.  During the twelve months ended December 31, 2010, TCC billed approximately 22,460 million kilowatt-hours (kWh) of electric energy to metered retail customers in its service territory.  Of that amount, approximately 3,318 million kWh, or 14.77%, were delivered to retail customers served by one REP, approximately 3,090 million kWh, or 13.76%, to retail customers served by another REP, approximately 1,824 million kWh, or 8.12%, to retail customers served by a third REP, and the remaining approximately 14,228 million kWh, or 63.35%, to retail customers served by the 89 remaining REPs or to retail customers directly billed by TCC in connection with new on-site generation.  In addition, during this period, TCC collected transition charges in respect of the Series 2002-1 transition bonds and Series 2006-A transition bonds from retail customers who, after May 1, 1999, switched to municipally owned utilities or electric cooperatives with multiply-certificated service territories with TCC.  During the twelve months ended December 31, 2010, these retail customers consumed 63,809,142 kWh, or 0.28% of the total electric energy delivered directly by TCC to retail end-use customers in TCC’s service territory.

In certain cases, customers who do not pay their bills may be moved by a REP to a POLR or to another certified REP.  The Texas commission periodically designates one or more REPs to serve as the POLRs for specified classes of retail customers.  There is currently one POLR in TCC’s service territory, Reliant Energy Retail Services, LLC, for all retail customers.

Neither TCC nor any successor servicer will pay any shortfalls resulting from the failure of any REP to remit payments arising from the transition charges to the servicer.  The annual true-up and interim true-up adjustment mechanisms for the transition charges, as well as the amounts deposited in the capital subaccount, are intended to mitigate the risk of shortfalls.  Any shortfalls that occur may delay the distribution of interest on and principal of the transition bonds.

Credit Practices, Policies and Procedures of Retail Electric Providers

Billing and collection standards are imposed on REPs with respect to transition charges.  The standards relate only to the billing and collection of transition charges authorized under the financing order (as well as the financing orders for the prior transition bonds), and do not apply to collection of any other nonbypassable charges or other charges.  The standards apply to all REPs that bill and collect transition charges from retail electric customers.  REPs may contract with other parties to bill and collect transition charges from retail customers, but such REPs will remain subject to the applicable billing and collection standards.  If the Texas commission later determines that different standards are to be applied to REPs in particular areas (e.g., payment terms), then those new standards, with appropriate modifications to related provisions, may replace those specific items.  Upon adoption of any rule addressing any of these billing and collection standards, the Texas commission’s Office of Regulatory Affairs will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent prior written confirmation from each of the rating agencies that have rated the transition bonds that such modifications will not cause a suspension, withdrawal, or downgrade of the then-current ratings on the transition bonds.

The following subsections summarize the REP standards required under the financing order and tariff.  These standards are the most stringent that the servicer can impose on REPs under the financing order.  In the future, the Texas commission may determine that different standards should be applied to REPs in particular areas, such as payment terms.  Any such standards may replace specific standards described above.  The financing order provides, however, that any modifications to the foregoing standards may not be implemented absent satisfaction of the rating agency condition.

Rating, Deposit and Related Requirements.

Each REP must (1) have a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, or (2) provide (A) a deposit of two months’ maximum expected transition charge collections in the form of cash, (B) an affiliate guarantee, surety bond, or letter of credit providing for payment of such amount of transition-charge collections in the event that the REP defaults in its payment obligations, or (C) a combination of any of the foregoing.  The provider of any affiliate guarantee, surety bond, or letter of credit must have and maintain long-term, unsecured credit ratings of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively.  A REP that does not have or maintain the requisite long-term, unsecured credit rating may select which alternate form of deposit, credit support, or combination thereof it will utilize, in its sole discretion.  The trustee will be the beneficiary of any affiliate guarantee or surety bond or letter of credit.

Loss of Rating.

If the long-term, unsecured credit rating from either S&P or Moody’s of a REP that did not previously provide the alternate form of deposit, credit support, or combination thereof or of any provider of an affiliate guarantee, surety bond, or letter of credit is suspended, withdrawn, or downgraded below “BBB-” or “Baa3” (or the equivalent), the REP must provide the alternate form of deposit, credit support, or combination thereof, or new forms thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal, or downgrade.  A REP failing to make such provision is required to comply with the provisions set forth in the section below labeled “—Remedies Upon Default.”

Computation of Deposit, etc.

The computation of the size of a required deposit will be agreed upon by the servicer and the REP, and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months’ maximum collections.  Within 10 business days following such review (1) the REP will remit to the trustee the amount of any shortfall in such required deposit or (2) the servicer will instruct the trustee to remit to the REP any amount in excess of such required deposit.  A REP failing to so remit any such shortfall is required to comply with the provisions set forth below under “—Remedies Upon Default.”  REP cash deposits will be held by the trustee in a REP deposit account and invested in eligible investments.  The trustee shall not in any way be held liable for the selection of eligible investments for the REP deposit accounts or for investment losses incurred thereon.  The trustee shall have no obligation to invest or reinvest any amounts held thereunder in the absence of timely and specific written investment direction from the servicer and appropriate documents from the applicable REP.  Investment earnings on REP cash deposits will be considered part of such cash deposits so long as they remain on deposit with the trustee.  Each depositing REP shall be responsible for the payment of income taxes with respect to such investments.  At the instruction of the servicer, cash deposits will be remitted with investment earnings to the REP once all transition bonds have been retired unless otherwise utilized for the payment of the REP’s obligations.  If at any time the deposit is no longer required, the servicer will promptly (but not later than 30 calendar days) instruct the trustee in writing to remit the applicable amounts in the REP deposit account to the REP.

Payment of Transition Charges.

On a daily basis, the servicer will bill each REP for transition charges owed by the REP’s retail customers.  Payments of transition charges are due 35 calendar days following each billing by the servicer to the REP, less an agreed allowance for expected uncollectible amounts, without regard to whether or when the REP receives payment from its retail electric customers.  The servicer will accept payment by electronic funds transfer, wire transfer, and/or check and payment will be considered received by the servicer on the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears.  A 5% penalty will be charged on amounts received after 35 calendar days; however, a 10 calendar-day grace period will be allowed before the REP is considered to be in default.  A REP in default is required to comply with the provisions set forth below under “—Remedies Upon Default.”  The 5% penalty will be a one-time assessment measured against the current amount overdue from the REP to the servicer.  The “current amount” consists of the total unpaid transition charges existing on the 36th calendar day after the billing by the servicer.  Any and all such penalty payments will be made to the trustee to be applied against transition charge obligations.  A REP shall not be obligated to pay the overdue transition charges of another REP.  If a REP agrees to assume the responsibility for the payment of overdue transition charges as a condition of receiving the customers of another REP that has decided to terminate service to those customers for any reason, the new REP will not be assessed the 5% penalty upon such transition charges; however, the prior REP will not be relieved of the previously-assessed penalties.

Single Bill; Allocation Among Issuers of Transition Bonds.

Each REP will deliver a combined bill to each retail electric customer for the electric power sold by it to the retail electric customer, for the related transmission and distribution service provided by the electric utility, for the transition charges, for the transition charges associated with the Series 2002-1 transition bonds and Series 2006-A transition bonds and for other charges approved by the PUCT.  Each REP will collect the combined amounts and then remit such amount to TCC, net of the amounts it is entitled to retain described above under “—Payment of Transition Charges.”  TCC will then allocate the appropriate amounts to itself, to the servicer, to the servicer of the Series 2002-1 transition bonds, to the servicer of the Series 2006-A transition bonds and to other parties, if any, entitled to receive a portion of such amounts.  In the case of any shortfall, TCC will allocate that shortfall, first, ratably based on the amount owed to TCC or other parties (including those amounts associated with the bonds, the Series 2002-1 transition bonds and Series 2006-A transition bonds) and the amount owed for other fees and charges, other than late charges and, second, all remaining collections will be allocated to late charges.  Please read “Risk Factors—Servicing Risks—It might be difficult to collect transition charges from retail electric providers” in this prospectus.  The retail electric provider will have custody of the transition charges collected from its retail electric customers until remitted to the servicer and may commingle the transition charges with its other funds.

Remedies Upon Default.

After the 10 calendar-day grace period (the 45th calendar day after the billing date) referred to above under the heading “—Payment of Transition Charges,” the servicer will have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit, or combination thereof provided by the REP, and avail itself of such legal remedies as may be appropriate to collect any remaining unpaid transition charges and associated penalties due the servicer after the application of the REP’s deposit or alternate form of credit support.  In addition, a REP that is in default with respect to the requirements set forth below under “—Loss of Rating,” “—Computation of Deposit, etc.” or above under “—Payment of Transition Charges” will be required to select and implement one of the following options:

•	transfer the billing and collection responsibility for all charges to the provider of last resort or a qualified REP of the customer’s choosing;

•
immediately implement other mutually suitable and agreeable arrangements with the servicer consistent with the terms of the servicing agreement and rating agency requirements to avoid a suspension, withdrawal or downgrade of the then-current ratings of the transition bonds; or

•
arrange that all amounts owed by retail electric customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay transition charges before the remaining amounts are released to the REP.  All costs associated with this mechanism will be borne solely by the REP.

If a REP that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer will, subject to limitations that may be imposed by applicable bankruptcy laws if the REP is a debtor in bankruptcy, immediately implement the first option listed above.  Upon re-establishment of compliance with the requirements set forth below in "—Loss of Rating" and “—Computation of Deposit, etc.” and above under “—Payment of Transition Charges” and the payment of all past-

due amounts and associated penalties, the REP will no longer be considered in default and will not be required to comply with this paragraph.  Any agreement entered into between the servicer and a defaulting REP pursuant to the second bullet point above will be limited to the terms of the servicing agreement and must satisfy the rating agency condition.

Billing by Providers of Last Resort.

Each provider of last resort appointed by the Texas commission must meet the minimum credit rating or deposit/credit support requirements applicable to other REPs in addition to any other standards that may be adopted by the Texas commission.  If a provider of last resort defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by the servicer until a new provider of last resort named by the Texas commission or the customer requests the services of another qualified REP.  Retail electric customers cannot be re-billed by a successor REP for any transition charges they have previously paid (although future transition charges will be adjusted to reflect REP and other system-wide charge-offs).  Additionally, if the amount of the penalty detailed in “—Payment of Transition Charges” is the sole remaining past-due amount after the 45th calendar day, the REP will not be required to comply with the provisions set forth under “—Remedies Upon Default” unless the penalty is not paid within an additional 30 calendar days.

Disputes.

In the event that a REP disputes any amount of billed transition charges, the REP will pay the disputed amount under protest according to the timelines detailed in “—Payment of Transition Charges.”  In the event of a dispute, the REP and the servicer will first attempt to informally resolve the dispute, but if they fail to do so within 30 calendar days, either party may file a complaint with the Texas commission.  If the REP is successful in the dispute process (informal or formal), the REP will be entitled to interest on the disputed amount paid to the servicer at the Texas commission-approved interest rate.  Disputes about the date of receipt of transition charge payments (and penalties arising thereof) or the size of a required REP deposit will be handled in a like manner.  Interest paid by the servicer on disputed amounts may not be recovered through transition charges if it is determined that the servicer’s claim to the funds is clearly unfounded.  No interest will be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services.

Metering Data.

If the servicer is providing metering service to the retail electric customer, metering data will be provided to the REP at the same time as the REP is billed.  If the servicer is not providing metering service to the retail electric customer, the entity providing metering service will be responsible for complying with Texas commission rules and ensuring that the servicer and the REP receive timely and accurate metering data in order for the servicer to meet its obligations under the servicing agreement and the financing order with respect to billing and true-up adjustments.

Charge-Off Allowance.

The REP will be allowed to hold back an allowance for charge-offs in its payments to the servicer.  Such charge-off rate is recalculated each year in connection with the annual true-up procedure.  On an annual basis in connection with the true-up process, the REP and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the servicer, provided that:

•
The REP’s right to reconciliation for write-offs will be limited to customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the REP for its own account as well as the portion representing transition charges) have been written off;

•
The REP’s recourse will be limited to a credit against future transition charge payments unless the REP and the servicer agree to alternative arrangements, but in no event will the REP have recourse to the trustee, us or our funds for such payments; and

•
The REP is required to provide information on a timely basis to the servicer so that the servicer can include the REP’s default experience and any subsequent credits into its calculation of the adjusted transition-charge rates for the next transition-charge billing period and the REP’s rights to credit will not take effect until after such adjusted transition-charges rates have been implemented.

Service Termination.

In the event that the servicer is billing customers for transition charges, the servicer will have the right to terminate service to the customer for non-payment by the customer pursuant to applicable Texas commission rules.  In the event that a REP (including any POLR) is billing customers for transition charges, that REP will have the right to transfer the customer to the POLR (or to another certified REP) or to direct the servicer to terminate service to the customer for non-payment by the customer pursuant to applicable Texas commission rules.  Non-paying large non-residential customers can be disconnected by any retail electric provider if the customer’s contract does not preclude disconnection.

Codification of REP Standards.

The Texas commission codified the standards for REPs regarding the billing and collection of transition charges in July 2000 as Substantive Rule §25.108.  This Rule provides that:

•	if a REP’s actual charge-offs are greater than the allowance for charge-offs, the REP may collect the difference, with interest, in 12 equal monthly installments;

•	the REP will be responsible for providing the servicer accurate metering data (including metering identification information) for REP customers whose meters are not read by the servicer; and

•
if a POLR or qualified REP assumes responsibility for billing and collecting transition charges, the POLR, replacement REP or servicer will bill all transition charges which have not been billed as of the date it assumes such responsibility.

DESCRIPTION OF THE TRANSITION PROPERTY

Creation of Transition Property; Financing Order

The Restructuring Act defines transition property as the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges established in the financing order.  Transition property becomes property at the time that it is first transferred to an assignee or pledged in connection with the issuance of transition bonds, such as the transition bonds, although until such time it remains a contract right pursuant to the Restructuring Act.  The transition bonds will be secured by transition property, as well as the other collateral described under “Security for the Transition Bonds.”

In addition to the right to impose, collect and receive transition charges, the financing order:

•	authorizes the transfer of transition property to us and the issuance of transition bonds;

•	establishes procedures for periodic true-up adjustments to transition charges in the event of overcollection or undercollection;

•	implements guidelines for REPs who collect transition charges; and

•
provides that the financing order is irrevocable and not subject to reduction, impairment, or adjustment by further act of the Texas commission (except for the periodic adjustments to the transition charges).

A form of issuance advice letter and a form of tariff are attached to the financing order.  We will complete and file both documents with the Texas commission immediately after the pricing of the transition bonds.  The Texas commission’s review of the issuance advice letter and the tariff will be limited to confirming the arithmetic accuracy of the calculations and to compliance with the specific requirements contained in the issuance advice letter.

The issuance advice letter confirms to the Texas commission the interest rate and expected sinking fund schedule for the transition bonds and sets forth the actual dollar amount of the initial transition charges as described above under “TCC’s Financing Order—Issuance Advice Letter.”  The initial transition charges, along with any other terms of the issuance advice letter and tariff affecting the terms of the transition bonds, will be more fully described in the prospectus supplement.

The tariff establishes the initial transition charges.  It also implements the minimum requirements for REPs which collect transition charges, the procedures for periodic adjustments to the transition charges, the procedures for REPs to remit transition charge payments and the annual procedures allowing REPs to reconcile remittances with actual charge-offs.

Tariff; Transition Charges

The following is a description of the initial tariff to be filed by TCC with the Texas commission pursuant to the financing order creating transition property.  The initial tariff applies primarily to energy consumption and demand of retail customers taking transmission and/or distribution service from TCC and its successors and assigns that provide transmission and distribution service, or if transmission and distribution services are not provided by a single entity, the successor entity providing distribution service directly to retail customers taking service at facilities, premises or loads located within TCC’s service territory.  In no event will transition charges provided for in the tariff be assessed for services provided after 15 years from the issuance of the related transition bonds.

The transition charges will be payable by all existing retail customers of TCC and all existing and future retail customers located within TCC’s service territory.  There are exceptions for certain categories of existing retail customers.  For more information on these exceptions, please read “The Restructuring Act—TCC and Other Utilities May Securitize Qualified Costs.”  The defined classes of transition charge retail customers are:

•
Residential — This service is applicable to customers consisting of individual private dwellings and individually metered apartments.  In addition, security or flood lighting services provided on residential end-use customers premises will be included in this rate class.

•
Commercial and Small Industrial — Energy — This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 kilovoltamperes (KVA) and (2) whose current rate class for the purpose of transmission and distribution usage is billed without any demand charges.  In addition, security or flood lighting services provided on applicable end-use customer’s premises will be included in this rate class.

•
Commercial and Small Industrial — Demand — This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 KVA and (2) whose current rate class for the purpose of transmission and distribution usage requires a demand meter.

•
Large Industrial — Firm — This service is applicable to non-residential customers taking non-interruptible service with annual maximum measured demands equal to 12,500 KVA or more whose service is provided to the entire premises at not less than 60,000 volts.

•
Large Industrial — Non-Firm — This service is applicable to non-residential customers taking interruptible service with annual maximum measured demands equal to 12,500 KVA or more whose service is provided to the entire premises at not less than 60,000 volts.  In addition, this rate class will include customers whose service is provided to the entire premises at not less than 60,000 volts and who have self-generation capability equal to or greater than 25,000 kilowatts and who purchase a minimum of 25,000 kilowatts as standby-firm service for that portion of the customer’s loan which displaces, in total or in part, the customer’s self-generating capability.

•
Standby — Firm — This service is applicable to non-residential customers taking non-interruptible standby service when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment.

•
Standby — Non-Firm — This service is applicable to non-residential customers whose service is provided to the entire premises at not less than 60,000 volts who are taking as-available standby service when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment not billed primarily for emergency use.

•
Municipal and Cotton Gin — This service is applicable to municipalities, other utilities, and other public agencies for electric service for the operation of water supply, sewage, and/or drainage systems serving the general public supplied at one point of delivery and measured by one meter.  In addition, this service is applicable to political subdivisions and “non-profit” institutions for traffic lighting, flood lighting and street lighting service on public streets and highways, in public areas, and upon the grounds of public schoolyard or educational institutions not organized for profit.  This service is further applicable to all electric service other than lighting service furnished to cotton gins.

Because of differences in the tariff rate for each class of retail customers, the transition charges payable by each class of retail customers will differ.

Under the terms of the financing order, TCC will initially allocate the qualified costs among the transition charge customer classes as follows:

Transition Charge Retail Customer Classes

Transition Charge Retail Customer Class	Allocation Percentage
Residential	39.2853%
Commercial and Small Industrial: Energy	22.6320%
Commercial and Small Industrial: Demand	29.4288%
Large Industrial: Firm	2.2118%
Large Industrial: Non-Firm	1.9842%
Standby — Firm	1.4922%
Standby — Non-Firm	0.2533%
Municipal and Cotton Gin	2.7124%
Total	100.0000%

In the financing order, the Texas commission requires TCC and any successor servicer under certain circumstances to request adjustments to the allocation of the transition charges among various classes of customers through a non-standard true-up procedure as described under “TCC’s Financing Order—Statutory True-Ups.”

In the case of large industrial, standby, and commercial and small industrial retail electric customers, demand metered rates will be applicable to customers in those transmission and distribution rate classes who are billed on a demand basis.  All other retail electric customers will be billed on a kilowatt-hour, non-demand metered basis.  Each new retail electric customer will be assigned to the appropriate customer class.

The initial transition charge rates that will be assessed to customers comprising each of the above transition charge retail customer classes, as of the issuance date for the transition bonds as well as the percentage of the total bill received by an average retail customer that such transition charge and all other transition charges represent, will be set forth in the accompanying prospectus supplement.

Billing and Collection Terms and Conditions

Transition charges will be assessed by the servicer, for our benefit as owner of the transition property, based on a retail customer’s actual consumption of electricity or electric demand from time to time.  Transition charges will be collected by the servicer from a REP that collects transition charges from retail customers as part of its normal collection activities.  Transition charges will be deposited by the servicer into the collection account under the terms of the indenture and the servicing agreement.  The servicer will deposit in the collection accounts payments of transition charges on each business day based on estimated collections in accordance with the procedures described below under “The Servicing Agreement—Remittances to Collection Account.”

REPs are responsible for billing, collecting and paying to the servicer the retail customer’s transition charges.  Each REP will be responsible for paying transition charges billed to retail customers of the REP, whether or not the retail customers pay the REP, less a specified percentage allowance for charge-offs or delinquent customer accounts whose service has been terminated and except as otherwise provided in tariffs to be filed with the Texas commission, subject to limited rights of refund and credit as described in “Retail Electric Providers.”  Such percentage will initially be based on the same system-wide charge-off percentage then used by TCC for the Series 2002-1 transition bonds and the Series 2006-A transition bonds but will then be recalculated annually for each REP in conjunction with the true-up adjustment process.

The obligation to pay transition charges is not subject to any right of set-off in connection with the bankruptcy of the seller or any other entity.  Transition charges are “nonbypassable” in accordance with the provisions set forth in the Restructuring Act and the financing order.  If a retail customer pays only a portion of its bill, a pro-rata amount (based on all charges billed to such retail customer) of transition charge revenues will be deemed to be collected.  In the case of any shortfall, TCC will allocate that shortfall, first, ratably based on the amount owed to TCC or other parties (including those amounts associated with the bonds, the Series 2002-1 transition bonds and Series 2006-A transition bonds) and the amount owed for other fees and charges, other than late charges, and, second, all remaining collections will be allocated to late charges.  The portion owed in respect of transition charges will be further allocated as between different series of transition bonds, including amounts owed to other special-purpose subsidiaries of TCC who have issued transition bonds under the Restructuring Act, including the Series 2002-1 transition bonds and the Series 2006-A transition bonds.  If a retail customer fails to pay all or any portion of the transition charges, the REP who is billing such customer may transfer billing and collection rights to the designated POLR for such customer or may direct TCC or its successor transmission and distribution utility to terminate service to such non-paying customer in accordance with the financing order and Texas commission guidelines.

THE SELLER, INITIAL SERVICER AND SPONSOR

General

TCC will be the seller and initial servicer of the transition property securing the transition bonds, and will be the sponsor of the securitization in which transition bonds covered by this prospectus are issued.

TCC is an electric utility providing transmission and distribution service in southern Texas.  At December 31, 2011, TCC provided transmission and distribution service to approximately 787,000 metered retail customers in a service territory covering approximately 44,000 square miles.  The retail customer base includes a mix of residential, commercial and diversified industrial retail customers.  During the twelve months ended December 31, 2010, TCC billed approximately 22,460 million kilowatt hours of electricity resulting in operating revenues of $892.5 million and operating income of $242.1 million.  TCC, incorporated under the laws of the State of Texas in 1945, is an operating subsidiary of AEP, a public utility holding company based in Columbus, Ohio.  AEP is one of the largest electric utilities in the United States, delivering electricity to more than five million customers in 11 states, and is among the nation’s largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the United States.

TCC is subject to the jurisdiction of the Federal Energy Regulatory Commission under the Federal Power Act of 2005 with respect to the issuance of securities, acquisitions and divestitures of utility assets, certain affiliate transactions and other matters.  TCC is regulated by the Texas commission with respect to rates charged for delivery of electricity over its transmission and distribution system for end-use consumption by retail electric customers, quality of service, and service area certification.

Servicing Experience

Since February of 2002, TCC sponsored and has acted as servicer for the Series 2002-1 transition bonds issued by TCC Funding I, in the original aggregate principal amount of $797,334,897 and for the Series 2006-A transition bonds issued by TCC Funding II, in the original aggregate principal amount of $1,739,700,000.  Since the date of issuance of each such series of transition bonds, TCC has filed on a timely basis all true-up filings required for the transition bonds and the issuer of each series of bonds has satisfied on a timely basis all interest payments on the related series of transition bonds and has made all principal payments on the related series of transition bonds in accordance with their expected amortization schedule.

Please read “Relationship to the Series 2002-1 Transition Bonds and the Series 2006-A Transition Bonds.”  TCC services the Series 2002-1 transition bonds and the Series 2006-A transition bonds in accordance with servicing standards that are substantially similar to those set forth in TCC’s servicing agreement with us.

Municipalization

Texas law may authorize certain local municipalities to seek to acquire portions of TCC’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems.  Although the power of eminent domain has not been used by municipalities in Texas in recent times to acquire electric distribution systems, there can be no assurance that one or more municipalities will not seek to acquire some or all of TCC’s electric distribution facilities while transition bonds remain outstanding.  The Restructuring Act specifies that transition charges approved by a Texas commission order shall be collected by an electric utility as well as its “successors.”  In the servicing agreement, TCC has covenanted to assert in an appropriate forum that any municipality that acquires any portion of TCC’s electric distribution facilities must be treated as a successor to TCC under the Restructuring Act and the financing order and that retail customers in such municipalities remain responsible for payment of transition charges.  However, the involved municipality might assert that it should not be treated as a successor to TCC for these purposes and that its distribution customers are not responsible for payment of transition charges.  In any such cases, there can be no assurance that the transition charges will be collected from customers of municipally-owned utilities who were formerly customers of TCC.

TCC Customer Base and Electric Energy Consumption

TCC’s retail customer base consists of four FERC revenue reporting customer classes:  residential, commercial, industrial and other.  The revenue reporting customer classes are broad groups that include accounts with a wide range of load characteristics served under a variety of rate designs.

The following tables show the electricity delivered to retail customers, electric delivery revenues and number of retail customers for each of the four revenue reporting customer classes for 2010 and each of the three preceding years.  There can be no assurances that the retail electricity sales, retail electric revenues and number of retail customers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.

Electricity Delivered to Retail Customers, Electric Delivery Revenues and Retail Customers*

Retail Electric Usage (As Measured by Billed GWh Sales) by Customer Class and Percentage Composition
Customer Class	2007		2008		2009		2010		9 Months Ending September 30, 2011
Residential	8,353	37.82%	8,247	36.84%	8,674	38.40%	8,857	39.43%	7,458	40.34%
Commercial	8,418	38.12%	8,524	38.08%	8,592	38.03%	8,467	37.70%	6,748	36.50%
Industrial	5,218	23.63%	5,515	24.64%	5,225	23.13%	5,035	22.42%	4,207	22.75%
Other	96	0.43%	98	0.44%	99	0.44%	101	0.45%	76	0.41%
Total Retail	22,085	100.00%	22,384	100.00%	22,590	100.00%	22,460	100.00%	18,489	100.00%

Transmission and Distribution Revenue by Customer Class and Percentage Composition (Dollars in thousands)
Customer Class	2007		2008		2009		2010		9 Months Ending September 30, 2011
Residential	231,966	49.81%	277,780	48.53%	342,670	47.67%	375,736	50.61%	304,450	51.16%
Commercial	183,379	39.38%	238,661	41.70%	309,102	43.00%	299,859	40.39%	237,777	39.96%
Industrial	41,568	8.93%	47,764	8.35%	57,783	8.04%	57,427	7.73%	45,414	7.63%
Other	8,756	1.88%	8,157	1.42%	9,323	1.29%	9,437	1.27%	7,425	1.25%
Total Retail	465,669	100.00%	572,362	100.00%	718,878	100.00%	742,459	100.00%	595,066	100.00%

Service Territory Number of Average Metered Retail Electric Customers and Percentage Composition
Customer Class	2007		2008		2009		2010		9 Months Ending September 30, 2011
Residential	637,617	85.29%	647,810	85.33%	653,267	85.38%	659,563	85.47%	668,016	85.51%
Commercial	103,132	13.80%	104,395	13.75%	105,031	13.73%	105,417	13.66%	106,660	13.65%
Industrial	5,374	0.72%	5,247	0.69%	5,123	0.67%	5,010	0.65%	4,945	0.63%
Other	1,481	0.19%	1,764	0.23%	1,748	0.22%	1,663	0.22%	1,582	0.21%
Total Retail	747,604	100.00%	759,216	100.00%	765,169	100.00%	771,653	100.00%	781,203	100.00%
______

*  Totals may not add up to 100% due to rounding.

Forecasting Electricity Consumption

TCC produces a kilowatt-hour forecast each quarter for planning purposes.  These forecasts are the basis for earnings projections as well as capacity/generation planning.  The forecast cycle completed during the third quarter is typically adopted as TCC’s official budget.  TCC maintains the option to revise the budget due to changes in subsequent forecasts.  The company monitors the accuracy of each forecast by conducting variance analysis on a monthly basis taking into account weather impacts on kilowatt-hour sales and deviations from forecast within the customer count.  Peak demand forecasts are then generated using the kilowatt-hour forecast as a basis.

TCC employs two methods for developing the kilowatt-hour forecast, a short-term approach and a long-term approach.  Each are developed independently and then joined over a six month period by a “blending” process.  This “blended period” typically falls within the first eighteen months of the forecast horizon.  Within the “blending period,” a weighted average of the two forecast methods is taken with the weights stepping down each month giving more weight, at first, to the short-term forecast and, eventually to the long-term forecast.

The short-term method employs regression models with time-series error modeling to predict kilowatt-hour per customer and customer count for the residential and commercial classes.  Kilowatt-hours are estimated for all other sales classes.  Within the kilowatt-hour per customer and kilowatt-hour models, weather, in the form of cooling and heating degree days, is used as the primary explanatory driver.  Customer count models follow the traditional ARIMA approach of time-series based models incorporating lagged dependent variables and lagged prediction-error terms.  These time-series methods are widely used throughout the electrical utility industry.  The resulting kilowatt-hour per customer and customer count forecasts are then multiplied together for the residential and commercial classes.  No such computation is necessary for the remaining classes.  This short-term method is useful in predicting systematic patterns in monthly consumer behavior when housing levels and appliance saturations remain relatively fixed and prices are relatively stable.

The long-term method employs regression analysis of consumer “end-use” electricity demand.  This method considers economic trends, changes in competing and complimentary fuel prices and changes in appliance saturations, as well as changes in appliance efficiencies such as those mandated by legislation.  Weather patterns also play a role in the long-term forecast models.  This method allows for flexibility in consumer response to economic stimuli as well as trends in consumer preferences.

Annual Forecast Variance For Ultimate Electric Delivery (GWh)

	2005	2006	2007	2008	2009	2010	9 months ending September 2011
Residential
Forecast	8,909	8,546	8,442	8,565	8,421	8,453	6,706
Actual	8,530	8,344	8,353	8,247	8,674	8,857	7,458
Variance (%)	(4.26)%	(2.36)%	(1.05)%	(3.72)%	3.01%	4.78%	11.21%
Commercial
Forecast	7,810	8,108	8,348	8,577	8,592	8,699	6,411
Actual	8,133	8,364	8,418	8,524	8,592	8,467	6,748
Variance (%)	4.14%	3.15%	0.84%	(0.61)%	(0.01)%	(2.68)%	5.26%
Industrial
Forecast	5,836	5,161	5,220	5,269	5,427	5,544	4,210
Actual	5,072	5,040	5,218	5,515	5,225	5,035	4,207
Variance (%)	(13.10)%	(2.33)%	(0.04)%	4.67%	(3.72)%	(9.20)%	(0.07)%
Other Ultimate
Forecast	96	95	95	97	100	103	77
Actual	92	94	96	98	99	101	76
Variance (%)	(4.05)%	(1.45)%	1.59%	0.91%	(0.31)%	(1.74)%	(0.43)%
TOTAL
Forecast	22,651	21,910	22,105	22,508	22,539	22,800	17,403
Actual	21,827	21,842	22,086	22,384	22,590	22,459	18,490
Variance (%)	(3.64)%	(0.31)%	(0.09)%	(0.55)%	0.22%	(1.49)%	6.24%

Variances among the eight transition charge retail customer classes, which are used to allocate payment responsibility for the transition bonds, may differ from the variances shown below, as the classifications are more specific.

Billing and Collections

TCC issued its last bills directly to retail electric customers in 2002.  Since then all customers are billed by their REPs. Please read “Retail Electric Providers—Credit Practices, Policies and Procedures of Retail Electric Providers—Service Termination.”

The servicer of the transition bonds will bill a retail electric customer’s REP for the transition charges attributable to that customer and the REPs will be obligated to remit to the servicer payments of the transition charges as described under “Retail Electric Providers—Credit Practices, Policies and Procedures of Retail Electric Providers—Payment of Transition Charges.”  The servicer will have rights only under very limited circumstances to collect transition charges directly from retail electric customers.  The servicer will not pay any shortfalls resulting from the failure of any REP to forward transition charge collections.  If a REP defaults in the payment of transition charges, the REP must implement one of the courses of action described under “Retail Electric Providers—Credit Practices, Policies and Procedures of Retail Electric Providers—Remedies Upon Default.”

Credit Policy.

In accordance with the Texas commission’s regulations, REPs may require deposits from certain applicants for service or existing customers accounts to protect the REP against losses.  Deposits may be obtained from commercial and industrial customers and residential customers who can not demonstrate credit worthiness.  The maximum allowable amount of a deposit for a residential customer is either the sum of the next two months’ estimated billings or one-fifth of the projected annual billings to the customer.  The REP is required to pay interest annually on deposits.  The REP must refund the deposit when the customer has paid bills for service for 12 consecutive billings (in the case of residential customers) or 24 consecutive billings (in the case of non-residential customers) without having any late payments.  Once the REP is no longer the REP of record for a customer or if service is not established with the REP, the REP shall either transfer the deposit to the customer’s new REP or promptly refund the deposit with interest to the customer, as agreed upon by the customer and both REPs.

Billing.

REPs bill their customers once every month, and we expect that an approximately equal number of bills will be distributed each business day.  Payments are generally due not later than 16 days after issuance of the related bill.  If the due date falls on a holiday or weekend, the due date for payment purposes is the next business day.  A bill not paid on or before the due date is considered delinquent.  The REP may charge a one-time penalty not to exceed 5.0% on a delinquent bill for electric service.  No such penalty shall apply to residential or small commercial customers served by the POLR, or to customers receiving a low-income discount pursuant to the Public Utility Regulatory Act of the state of Texas.  The one time penalty, not to exceed 5.0%, may not be applied to any balance to which the penalty has already been applied.  Based on qualifications, customers may be eligible for the REP’s level or average payment plan, an average monthly payment program that allows bills for electric service to be paid in equal monthly payments, or a deferred payment plan in which past due bills may be paid in installments over a specified time period.  Failure to make timely payments while on any bill payment assistance plan allows the REP to remove customers from that payment plan, begin account collection activities including the initiation of termination of service.

Collection Process.

TCC historically received, and expects that REPs will receive, the majority of customer payments via the U.S. mail and paystations; however, other payment options are also available.  These options include payment by electronic fund transfers or credit/debit cards.

REPs may change their collection policies and procedures, consistent with Texas commission guidelines and the financing order, from time to time.

Loss Experience

The following table sets forth information relating to the annual net charge-offs for TCC, including net charge-offs of retail customers reported to TCC by the REPs as part of TCC’s annual charge-off reconciliation process.

Net Charge-Offs as a Percentage of Billed Transmission & Distribution Revenues

	As Of 12/31/07	As Of 12/31/08	As Of 12/31/09	As Of 12/31/10	As Of 9/30/11
Billed Electric Revenues ($000)	465,669	572,363	718,878	742,459	595,065
Net Charge-Offs ($000)	0	113	0	0	0
Percentage of Billed Revenue	0.00%	0.02%	0.00%	0.00%	0.00%

* Net Charge-Offs shown as zero due to rounding.

Days Sales Outstanding

The following table sets forth information relating to the average number of days that TCC’s bills to REPs remained outstanding during the calendar year (or other period referred to below) ending on each of the dates referred to below.

Average Days Sales Outstanding

	As Of 12/31/07	As Of 12/31/08	As Of 12/31/09	As Of 12/31/10	As Of 9/30/11
Average Days Sales Outstanding	30	30	30	31	31

Delinquencies

The following table sets forth information relating to the delinquency experience of TCC for REPs as of each of the dates shown below.

Delinquencies as a Percentage of Total Billed Revenues

	As Of 12/31/07	As Of 12/31/08	As Of 12/31/09	As Of 12/31/10	As Of 9/30/11
30-59 days	(0.03)%	0.29%	0.38%	0.12%	(0.01)%
60-89 days	(0.01)%	(0.02)%	(0.52)%	(0.01)%	0.00%
90+ days	(0.02)%	0.08%	(1.77)%	(0.01)%	0.33%
Total	(0.06)%	0.35%	(1.91)%	0.10%	0.32%

* Negative percentages are due to REP credits.

Where to Find Information About TCC.

Although TCC is not currently required to file periodic reports with the SEC, TCC’s parent AEP does file periodic reports with the SEC as required by the Securities Exchange Act of 1934.  Reports filed with the SEC by AEP are available for inspection without charge at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549 on official business days between the hours of 10:00 a.m. and 3:00 p.m. Copies of periodic reports and exhibits thereto may be obtained at the above location at prescribed rates.  Information as to the operation of the public reference facilities is available by calling the SEC at 1-800-SEC-0330.  Information filed with the SEC can also be inspected at the SEC’s website at http://www.sec.gov.  Except as provided in the prospectus supplement, no other information contained on that website constitutes part of this prospectus or any prospectus supplement related to the transition bonds.

AEP TEXAS CENTRAL TRANSITION FUNDING III LLC, THE ISSUING ENTITY

We are a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by our sole member, TCC, and the filing of a certificate of formation with the Secretary of the State of Delaware.  The limited liability company agreement was amended and restated on [__], 2012, and references in this prospectus and any prospectus supplement to our limited liability company agreement mean the amended and restated agreement.  Our limited liability company agreement restricts us from engaging in activities other than those described in this section.  We do not have any employees, but we will pay our member for out-of-pocket expenses incurred by the member in connection with its services to us in accordance with our limited liability company agreement.  We have summarized selected provisions of our limited liability company agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  On the date of issuance of the transition bonds, our capital will be equal to 0.5% of the principal amount of such transition bonds issued or such other amount as may allow the transition bonds to achieve the desired security rating and treat the transition bonds as debt under applicable guidance issued by the Internal Revenue Service, which we also refer to as the IRS.

As of the date of this prospectus, we have not carried on any business activities and have no operating history.  We are not an agency or instrumentality of the State of Texas but are responsible to the State of Texas and the Texas commission as described below under the caption “—Our Relationship with the PUCT.”

Our assets will consist of:

•	the transition property,

•	our rights under the sale agreement, under the administration agreement and under the bill of sale delivered by TCC pursuant to the sale agreement,

•	our rights under the servicing agreement and any subservicing, agency, administration, intercreditor or collection agreements executed in connection with such servicing agreement,

•	the collection account and all subaccounts of such collection account,

•
our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to the financing order or a tariff,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The indenture provides that the transition property, as well as our other assets, other than any cash released to us by the trustee semi-annually from earnings on the capital subaccount, will be pledged by us to the trustee to secure our obligations in respect of the transition bonds.  Pursuant to the indenture, the collected transition charges remitted to the trustee by the servicer must be used to pay principal and interest on the transition bonds and our other obligations specified in the indenture.

Restricted Purpose

We have been created for the sole purpose of:

•	purchasing, owning, administering and servicing the transition property and the other collateral;

•	issuing and registering the transition bonds;

•	making payment on the transition bonds;

•	distributing amounts released to us;

•	managing, selling, assigning, pledging, collecting amounts due on, or otherwise dealing with the transition property and the other transition bond collateral and related assets;

•	negotiating, executing, assuming and performing our obligations under the basic documents;

•	pledging our interest in the transition property and other collateral to the trustee under the indenture in order to secure the transition bonds; and

•	performing other activities that are necessary, suitable or convenient to accomplish these purposes.

Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the transition bonds), borrowing money or making loans to other persons.  The list of permitted activities set forth in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of our independent managers.  Our limited liability company agreement and the indenture will prohibit us from issuing any transition bonds (as such term is defined in the Restructuring Act) other than the transition bonds that we will offer pursuant to the prospectus supplement.

Our Relationship with TCC

On the issue date for the transition bonds TCC will sell transition property to us pursuant to a sale agreement between us and TCC.  TCC will service the transition property pursuant to a servicing agreement between us and TCC and will provide administrative services to us pursuant to an administration agreement between us and TCC.

Our Relationship with the PUCT

Pursuant to the financing order,

•
the PUCT or its designated representative has a decision-making role co-equal with TCC with respect to the structuring and pricing of the transition bonds and all matters related to the structuring and pricing of the transition bonds will be determined through a joint decision of TCC and the PUCT or its designated representative,

•
TCC is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision making power over, the proposed securitization, and

•	the servicer will file periodic adjustments to transition charges with the PUCT on our behalf.

We have also agreed that certain reports concerning transition charge collections will be provided to the PUCT.

Our Management

Pursuant to our limited liability company agreement, our business will be managed by five or more managers, of whom at least two will be independent managers, in each case appointed from time to time by TCC or, in the event that TCC transfers its interest in us, by our owner or owners.  Following the initial issuance of transition bonds, we will have at least two independent managers, each of whom, among other things, (1) is an individual who has prior experience as an independent director, independent manager or independent member for special-purpose entities, (2) is employed by a nationally-recognized company that provides professional Independent Managers and other corporate services, (3) is duly appointed as an independent manager and (4) is not and has not been for at least five years from the date of his or her appointment, and while serving as an Independent Manager will not be, any of the following:

•	a member, partner, or equity holder of us, TCC, any of our respective affiliates or any of our owner’s affiliates,

•
an officer, employee, director or manager (other than as an independent director or manager for a special purpose bankruptcy-remote entity), contractor or material creditor of us, TCC or any of our affiliates or any of our owner’s affiliates, or

•
a creditor, supplier or service provider (including provider of professional services) to us, TCC or any of their respective equity holders or affiliates, other than a nationally recognized company that routinely provides professional independent managers and other corporate services to us, TCC or any of its affiliates in the ordinary course of its business,

•	a family member or any member, partner, equity holder, manager, officer, employee, creditor, supplier or service provider,

•
a person who controls (whether directly, indirectly or otherwise) TCC or its affiliates or any member, partner, equity holder, manager, officer, employee, director, creditor, supplier or service provider described above; provided, that the indirect or beneficial ownership of stock of TCC or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which TCC does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager.

The persons who serve as independent managers of TCC Funding I and TCC Funding II may also serve as our independent managers.  The managers shall be obligated to devote as much of their time to our business as shall be reasonably required in light of our business and objectives.

TCC, as our sole member, will appoint the independent managers prior to the issuance of the transition bonds.  None of our managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K.

Manager Fees and Limitation on Liabilities

We have not paid any compensation to any manager since we were formed.  We will not compensate our managers, other than the independent managers, for their services on our behalf.  We will pay the annual fees of the independent managers from our revenues and will reimburse them for reasonable expenses.  These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent managers may employ in connection with the exercise and performance of his or her rights and duties under our limited liability company agreement.

Our limited liability company agreement provides that to the extent permitted by law, the managers will not be personally liable for any of our debts, obligations or liabilities.  Our limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests.  With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful.  We will not indemnify the manager for any judgment, penalty, fine or other expense directly caused by their fraud, gross negligence or willful misconduct.  In addition, unless ordered by a court, we will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action.  We will pay any indemnification amounts owed to the managers out of funds in the collection accounts, subject to the priority of payments described in “Security for the Transition Bonds—How Funds in the Collection Account will be Allocated.”

We Are a Separate and Distinct Legal Entity from TCC

Under our limited liability company agreement, we may not file a voluntary petition for relief under the Bankruptcy Code, without the affirmative vote of our member and the affirmative vote of all of our managers, including the independent managers.  TCC has agreed that it will not cause us to file a voluntary petition for relief under the Bankruptcy Code.  Our limited liability company agreement requires us, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain our existence separate from TCC including:

•	taking all necessary steps to continue our identity as a separate legal entity;

•	making it apparent to third persons that we are an entity with assets and liabilities distinct from those of TCC, other affiliates of TCC, the managers or any other person; and

•	making it apparent to third persons that, except for federal and certain other tax purposes, we are not a division of TCC or any of its affiliated entities or any other person.

Administration Agreement

TCC will, pursuant to an administration agreement between TCC and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the securities and exchange commission, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings.  We will pay TCC a fixed fee of $100,000 per annum, payable in installments of [$50,000 on each Payment Date] for performing these services, plus we will reimburse TCC for all costs and expenses for services performed by unaffiliated third parties and actually incurred by TCC in performing such services described above.

USE OF PROCEEDS

We will use the proceeds of the issuance of the transition bonds to pay the expenses of the issuance and sale of the transition bonds and to purchase transition property from TCC.  In accordance with the financing order, TCC will use the proceeds it receives from the sale of the transition property for the purpose of reducing the amount of recoverable regulatory assets and other amounts related to the transition to competition, as determined by the Texas commission, on its regulatory books through the refinancing or reduction of its debt and equity.

RELATIONSHIP TO THE SERIES 2002-1 TRANSITION BONDS AND THE SERIES 2006-A TRANSITION BONDS

TCC’s Prior Securitizations

The transition bonds described in this prospectus are the third series of transition bonds which TCC has sponsored.

In February 2002, TCC Funding I, a special purpose, wholly owned subsidiary of TCC, issued $797,334,897 of Series 2002-1 transition bonds.  These bonds were issued to securitize TCC’s generation-related regulatory assets recoverable through irrevocable nonbypassable transition charges provided for in the Restructuring Act and a financing order issued by the Texas commission on March 27, 2000.  TCC currently acts as servicer with respect to the Series 2002-1 transition bonds.  Since the date of issuance of the Series 2002-1 transition bonds, TCC Funding I has satisfied on a timely basis all interest payments on the Series 2002-1 transition bonds and has made all principal payments on the Series 2002-1 bonds in accordance with their expected amortization schedule.

In October 2006, TCC Funding II, a special purpose, wholly owned subsidiary of TCC, issued $1,739,700,000 of Series 2006-A transition bonds.  These bonds were issued to securitize TCC’s generation-related regulatory assets recoverable through irrevocable nonbypassable transition charges provided for in the Restructuring Act and a financing order issued by the Texas commission on June 21, 2006.  TCC currently acts as servicer with respect to the Series 2006-A transition bonds.  Since the date of issuance of the Series 2006-A transition bonds, TCC Funding II has satisfied on a timely basis all interest payments on the Series 2006-A transition bonds and has made all principal payments on the Series 2006-A bonds in accordance with their expected amortization schedule.

Although TCC is the servicer with respect to the Series 2002-1 transition bonds and the Series 2006-A transition bonds  and will be the sponsor and initial servicer with respect to transition bonds described in this prospectus, we are a separate legal entity from each of TCC Funding I and TCC Funding II.  The transition bonds described herein will be payable from collateral that is separate from that securing the Series 2002-1 transition bonds and the Series 2006-A transition bonds.  The Series 2002-1 transition bonds, Series 2006-A transition bonds and the transition bonds offered hereby will be backed by legally separate transition property; however, all such bonds will be backed by transition charges imposed on the same group of retail electric customers, will be collected by the same REP’s and will be serviced by the same servicer (i.e., TCC).

Neither TCC Funding I nor TCC Funding II will have any obligations under the bonds, and we will have no obligations under the Series 2002-1 transition bonds or the Series 2006-A transition bonds.  In addition, neither TCC Funding I nor TCC Funding II has any obligations in respect of the transition bonds issued by the other.  The collateral pledged to secure the transition bonds will be separate from the collateral that is securing the Series 2002-1 transition bonds and the Series 2006-A transition bonds, respectively, and from any collateral that would secure any other series of transition bonds that may be issued in the future.  In the event a customer does not pay in full all amounts owed under any bill including transition charges,

TCC is required to allocate any resulting shortfalls in transition charges ratably based on the amounts of transition charges owing to us and to TCC Funding I and TCC Funding II.

Intercreditor Agreement

With respect to the transition bonds, we will enter into an amendment to an intercreditor agreement with TCC (on behalf of itself and in its capacities as servicer and as servicer of the transition bonds issued by TCC Funding I and by TCC Funding II), the trustee of the transition bonds to which this prospectus relates, TCC Funding I, TCC Funding II and the trustee under each indenture relating to the transition bonds issued by TCC Funding I and by TCC Funding II pursuant to which:

•
the servicer that allocates and remits transition charge revenues received from retail electric providers for the transition bonds to which this prospectus relates and for the transition bonds issued by TCC Funding I and by TCC Funding II must be one and the same entity; and

•
in the event of a default by the servicer under any servicing agreement relating to the transition bonds issued by us or by TCC Funding I or by TCC Funding II, the trustees for such bonds, acting upon the vote of transition bondholders representing a majority of the outstanding principal amount of the transition bonds issued by each of us, TCC Funding I and TCC Funding II must agree upon a replacement servicer that performs the allocation services described in the preceding bullet.

If the trustees are unable to agree on a replacement servicer, no trustee would be able to replace TCC or any successor as servicer, and they will be required to petition a court of competent jurisdiction to appoint a replacement servicer.  During the interim period, under the intercreditor agreement, any trustee could upon such a default require all collections by the servicer to be deposited directly into a designated account with a financial institution selected by the trustees, subject to satisfaction of the rating agency condition.  The financial institution holding the designated account would then be responsible for allocating the collections in the account between transition charges relating to the transition bonds offered in this prospectus and the transition bonds issued by TCC Funding I and by TCC Funding II.

The intercreditor agreement provides that if, after the issuance of the transition bonds by us, TCC hereafter causes transition property to be created under any financing order and acts as servicer for the transition bonds issued pursuant to such financing order, the intercreditor agreement may, by written agreement, be amended and restated to add as parties the relevant issuer of such transition bonds, the indenture trustee for such bonds, and the servicer of such transition property in order to reflect the rights and obligations of such parties with respect to such transition property on terms substantially similar to the rights and obligations of TCC Funding I, TCC Funding II, us, TCC, the trustee and the trustees for TCC Funding I and TCC Funding II.  No such amendment, however, shall be effective unless the rating agency condition shall have been satisfied and no party shall be required to execute any such amended agreement on terms which are materially more disadvantageous to it than those already contained in the intercreditor agreement.

If TCC becomes a party to any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables, TCC and the other parties to such arrangement shall enter into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude the transition charges from any receivables or other assets pledged or sold under such arrangement.

DESCRIPTION OF THE TRANSITION BONDS

General

We will issue the transition bonds pursuant to the terms of an indenture between us and the trustee specified in the prospectus supplement to finance the purchase by us of the transition property.  The particular terms of the transition bonds will be described in the indenture and the series supplement.  We have summarized below selected provisions of the indenture and the transition bonds.  This summary does not purport to be complete and is subject to the terms and provisions of the indenture and series supplement, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.  Please read “Where You Can Find More Information.”

The aggregate principal amount of the transition bonds that may be authenticated and delivered under the indenture and the financing order may not exceed $800 million.  The transition bonds may include one or more tranches.  Tranches of transition bonds may differ from each other as to the interest rate, maturity and the timing, sequential order and amount of payments of principal or interest, or both.

The prospectus supplement will describe the following terms of the transition bonds and, if applicable, the tranches thereof:

•	the principal amount and, if more than one tranche is issued, the respective principal amounts of the tranches of the transition bonds,

•	the transition charges,

•	the annual rate at which interest accrues or the method or methods of determining such annual rate,

•	the payment dates,

•	the collateral,

•	the scheduled final payment date and the final maturity date of the transition bonds and, if more than one tranche is issued, such information for the respective tranches,

•	the issuance date of the transition bonds,

•	the authorized denominations,

•	the expected sinking fund schedule for principal of the transition bonds and, if more than one tranche is issued, such schedule for the tranches of transition bonds,

•
any other material terms of the tranches that are not inconsistent with the provisions of the indenture and that will not result in any rating agency reducing or withdrawing its rating of any outstanding tranche of transition bonds, and

•	the identity of the trustee.

The transition bonds are not a debt, liability or other obligation of the State of Texas, the Texas commission or of any political subdivision, governmental agency, authority or instrumentality of the State or Texas and do not represent an interest in or legal obligation of TCC or any of its affiliates, other than us.  Neither TCC nor any of its affiliates will guarantee or insure the transition bonds.  Financing orders authorizing the issuance of the transition bonds do not constitute a pledge of the full faith and credit of the State of Texas or of any of its political subdivisions.  The issuance of the transition bonds under the Restructuring Act will not directly, indirectly or contingently obligate the State of Texas or any of its political subdivisions to levy or to pledge any form of taxation for the transition bonds or to make any appropriation for their payment.

Interest and Principal on the Transition Bonds

Interest will accrue on the principal balance of each transition bond at the interest rate specified in or determined in the manner specified in the prospectus supplement.  Interest will be payable on each payment date, commencing on the date specified in the prospectus supplement.  Interest payments will be made from collections of transition charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount.  In the event of default by a REP, the amounts in the REP deposit account or available from other credit support (up to an amount of the lesser of the payment defaults of a REP or that REP’s deposit or other credit support amount) will be used to make interest payments to the bondholders on each payment date for the transition bonds.  Please read “Security for the Transition Bonds—How Funds in the Collection Account will be Allocated.”

Principal of the transition bonds of each tranche will be payable in the amounts and on the payment dates specified in the prospectus supplement, but only to the extent that amounts in the collection account are available, and subject to the other limitations described below, under “Security for the Transition Bonds—How Funds in the Collection Account will be Allocated.”  Accordingly, principal of the transition bonds may be paid later, but not sooner, than reflected in the expected sinking fund schedule, except in the case of an acceleration.  The prospectus supplement will set forth the expected sinking fund schedule and expected amortization schedule for the transition bonds and, if applicable, the tranches thereof.  The expected sinking fund schedule will be established in a manner required by the financing order.  If principal of any tranche is not paid in full on the final maturity date for such tranche, an event or default will occur.  On any payment date, unless an event of default has occurred and is continuing and the transition bonds have been declared due and payable, the trustee will make principal payments on the transition bonds only until the outstanding principal balances of those transition bonds have been reduced to the principal balances specified in the applicable expected amortization schedule for that payment date.  The trustee will retain in the excess funds subaccount for payment on later payment dates any collections of transition charges in excess of amounts payable as:

•	fees and expenses of the servicer, the independent managers and the trustee (including the servicing fee),

•	payments of interest on and principal of the transition bonds,

•	investment earnings on amounts in the capital subaccount released to us, and

•	allocations to the capital subaccount (all as described under “Security for the Transition Bonds—How Funds in the Collection Account will be Allocated”).

If the trustee receives insufficient collections of transition charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account)  are not sufficient to make up the shortfall, principal of any tranche of transition bonds may be payable later than expected, as described in this prospectus.  Please read “Risk Factors—Other Risks Associated with an Investment in the Transition Bonds.”  The failure to make a scheduled payment of principal on the transition bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to pay in full the unpaid balance of any tranche upon the final maturity date for such tranche.  If an event of default (other than a breach by the State of Texas of its pledge) has occurred and is continuing, then the trustee or the holders of not less than a majority in principal amount of the transition bonds then outstanding may declare the transition bonds to be immediately due and payable, in which event the entire unpaid principal amount of the transition bonds will become due and payable.  Please read “—Events of Default; Rights Upon Event of Default.”

Payments on the Transition Bonds

The trustee will pay on each payment date to the holders of each tranche of transition bonds, to the extent of available funds in the collection account, all payments of principal and interest then due.  The trustee will make each payment other than the final payment with respect to any transition bonds to the holders of record of the transition bonds of the applicable tranche on the record date for that payment date.  The trustee will make the final payment for each tranche of transition bonds, however, only upon presentation and surrender of the transition bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment.  The trustee will mail notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in transition charges received) will result in an event of default for the transition bonds unless such failure is cured within five business days.  Please read “—Events of Default; Rights Upon Event of Default.”  Any interest not paid when due (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date.  The special record date will be at least fifteen business days prior to the date on which the trustee is to make such special payment (a special payment date).  We will fix any special record date and special payment date.  At least 10 days before any special record date, the trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

The entire unpaid principal amount of the transition bonds will be due and payable:

•	on the final maturity date,

•
if an event of default under the indenture occurs and is continuing and the trustee or the holders of a majority in principal amount of the transition bonds have declared the transition bonds to be immediately due and payable.

However, the nature of our business will result in payment of principal upon an acceleration of the transition bonds being made as funds become available.  Please read “Risk Factors—Risks associated with the Unusual Nature of the Transition Property—foreclosure of the trustee’s lien on the transition property securing the transition bonds might not be practical, and acceleration of the transition bonds before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited.”

At the time, if any, we issue the transition bonds in the form of definitive bonds and not to DTC or its nominee, the trustee will make payments with respect to that tranche on a payment date or a special payment date by check mailed to each holder of a definitive bond of the tranche of record on the applicable record date at its address appearing on the register maintained with respect to the transition bonds.  Upon written application by a holder of any tranche of transition bonds in physical form to the trustee not later than the applicable record date, the trustee will make payments by wire transfer to an account maintained by the payee.

If any special payment date or other date specified for any payments to bondholders is not a business day, the trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.

Registration and Transfer of the Transition Bonds

Transition bonds in definitive form will be transferable and exchangeable at the office of the registrar identified in the prospectus supplement.  Unless otherwise specified in the prospectus supplement, there will be no service charge for any registration or transfer of the transition bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

We will issue each tranche of transition bonds in the minimum initial denominations set forth in the prospectus supplement.

The trustee will make payments of interest and principal on each payment date to the bondholders in whose names the transition bonds were registered on the record date.

Transition Bonds Will Be Issued in Book-Entry Form

Unless we specify otherwise in the prospectus supplement, the transition bonds will be available to investors only in the form of book-entry transition bonds.  You may hold your bonds through DTC in the United States, Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe or in any other manner we describe in the prospectus supplement.  You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear

Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the transition bonds.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries.  These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Function of DTC

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission.  More information about DTC can be found at www.dtcc.com and www.dtc.org.

The Function of Clearstream

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities.  Transactions may be settled by Clearstream in any of various currencies, including United States dollars.  Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships.  Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Clearstream’s customers are world-

wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the transition bonds.  Clearstream’s U.S. customers are limited to securities brokers and dealers and banks.  Clearstream has customers located in various countries.  Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.  Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear

The Euroclear System was created in 1968 in Brussels.  Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Such transactions may be settled in any of various currencies, including United States dollars.  The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.  The Euroclear System is operated by Euroclear Bank SA/NV.  Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the transition bonds.  Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”).  These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

Transfers between DTC participants will occur in accordance with DTC rules.  Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC Will Be the Holder of the Transition Bonds

Transition bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, transition bonds may do so only through participants and indirect participants.  In addition, transition bondholders will receive all payments of principal of and interest on the transition bonds from the trustee through the participants, who in turn will receive them from DTC.  Under a book-entry format, transition bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC.  DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or transition bondholders.  It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC.  The trustee will not recognize transition bondholders as bondholders, as that term is used in the indenture, and transition bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of transition bondholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the transition bonds and is required to receive and transmit payments of principal and interest on the transition bonds.  Participants and indirect participants with whom transition bondholders have accounts with respect to the transition bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective transition bondholders.  Accordingly, although transition bondholders will not possess transition bonds, transition bondholders will receive payments and will be able to transfer their interests.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a transition bondholder to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those bonds.

DTC has advised us that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited.  Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages.  DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Except as required by law, none of any underwriter, the servicer, TCC, the trustee, us or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

How Transition Bond Payments Will Be Credited by Clearstream and Euroclear

Payments with respect to transition bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the applicable system’s rules and operating procedures, to the extent received by its depositary.  Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Please read “Material U.S. Federal Income Tax Consequences” in this prospectus.  Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the transition bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Transition Bonds

Unless otherwise specified in the prospectus supplement, we will issue transition bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include:  (1)  us advising the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds and that we are unable to locate a qualified successor, (2) our electing to terminate the book-entry system through DTC, with written notice to the trustee, or (3) after the occurrence of an event of default under the indenture, holders of transition bonds aggregating not less than a majority of the aggregate outstanding principal amount of the transition bonds maintained as book-entry bonds advising us, the trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders.  Upon issuance of definitive bonds, the transition bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.

Upon surrender by DTC of the definitive securities representing the transition bonds and instructions for registration, the trustee will issue the transition bonds in the form of definitive bonds, and thereafter the trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture.

The trustee will make payment of principal of and interest on the transition bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture and the prospectus supplement.  The trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date.  The trustee will make payments by check mailed to the address of the bondholder as it appears on the register maintained by the trustee or in such other manner as may be provided in the series supplement and except that certain payments will be made by wire transfer as described in the indenture.  The trustee will make the final payment on any transition bond (whether definitive bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders.  The trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee.  There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Optional Redemption

The indenture does not permit an optional redemption of transition bonds under any circumstances.

Relationship to the Series 2002-1 Transition Bonds and Series 2006-A Transition Bonds

Although the Series 2002-1 transition bonds, Series 2006-A transition bonds and the transition bonds offered hereby are issued by different issuing entities each of whom has its own transition property, transition charges relating to each such issuing entity will be collected through single bills to individual retail customers and associated retail electric providers that include all charges related to the purchase of electricity, without separately itemizing the transition charge component of the bill or the transition charge components applicable to each issuing entity.  In the event a customer does not pay in full all amounts owed under any bill including transition charges, TCC will allocate that shortfall, first, ratably based on the amount owed to TCC or other parties (including those amounts associated with the bonds, the Series 2002-1 transition bonds and Series 2006-A transition bonds) and the amount owed for other fees and charges, other than late charges, and second, all remaining collections will be allocated to late charges.  Please read “The Servicing Agreement—Remittances to Collection Account” and “Relationship to the Series 2002-1 Transition Bonds and The Series 2006-A Transition Bonds—Intercreditor Agreement.”

Access of Bondholders

Upon written request of any bondholder or group of bondholders of transition bonds evidencing not less than 10 percent of the aggregate outstanding principal amount of the transition bonds, the trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture.

The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any tranche of transition bonds, the servicer will deliver to the trustee, and the trustee will make available on its website (currently located at https://www.usbank.com/abs), a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

•	the amount of the payment to bondholders allocable to (1) principal and (2) interest,

•	the aggregate outstanding principal balance of the transition bonds, before and after giving effect to payments allocated to principal reported immediately above,

•	the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected amortization schedule,

•	any other transfers and payments to be made on such payment date, including amounts paid to the trustee and the servicer, and

•	the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.

Unless and until transition bonds are no longer issued in book-entry form, the reports will be provided to the depository for the transition bonds, or its nominee, as sole beneficial owner of the transition bonds.  The reports will be available to bondholders upon request to the trustee or the servicer.  Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  The financial information provided to bondholders will not be examined and reported upon by an independent public accountant.  In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the transition bonds, the trustee, so long as it is acting as paying agent and transfer agent and registrar for the transition bonds, will, upon written request by us or any transition bondholder, mail to persons who at any time during the calendar year were bondholders and received any payment on the transition bonds, a statement containing certain information for the purposes of the bondholder’s preparation of United States federal and state income tax returns.

Website Disclosure

We will, to the extent permitted by and consistent with our legal obligations under applicable law, cause to be posted on a website associated with TCC, currently located at www.aep.com, periodic reports containing to the extent such information is reasonably available to us:

•	the final prospectus for the transition bonds,

•	a statement of transition charge remittances made to the trustee,

•	a statement reporting the balances in the collection account and in each subaccount of the collection account as of the end of each quarter or the most recent date available,

•	a statement showing the balance of outstanding transition bonds that reflects the actual periodic payments made on the transition bonds during the applicable period,

•	the semi-annual servicer’s certificate delivered for the transition bonds pursuant to the servicing agreement,

•	the text (or a link to the website where a reader can find the text) of each true-up filing in respect of the outstanding transition bonds and the results of each such true-up filing,

•	any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies,

•	material legislative or regulatory developments directly relevant to the transition bonds, and

•	any reports and other information that we are required to file with the SEC under the Securities Exchange Act of 1934.

We and the Trustee May Modify the Indenture

Modifications of the Indenture that do not Require Consent of Transition Bondholders

From time to time, and without the consent of the bondholders (but with prior notice to the rating agencies and, in certain instances,  with the consent or deemed consent of the Texas commission and when authorized by an issuer order), we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

•
to correct or amplify the description of any property including, without limitation, the collateral subject to the indenture, or to better convey, assure and confirm to the trustee the property subject to the indenture, or to add additional property,

•	to add to the covenants for the benefit of the bondholders and the trustee, or surrender any right or power conferred to us with the indenture,

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee,

•
to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, that (i) such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition shall have been satisfied with respect thereto,

•
to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee with respect to the bonds and to add or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee,

•	to evidence the succession of another person to us in accordance with the terms of the indenture and the assumption by any such successor of the covenants in the indenture and in the transition bonds,

•
to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect qualification under the Trust Indenture Act of 1939 or under any similar or successor federal statute hereafter enacted,

•	to qualify the transition bonds for registration with a clearing agency,

•	to satisfy any rating agency requirements.

We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel experienced in structured finance transactions, adversely affect the interests of any holders of transition bonds then outstanding in any material respect, (ii) the rating agency condition shall have been satisfied with respect thereto, and (iii) with respect to any amendment that would increase qualifying costs, we have obtained the consent or deemed consent of the PUCT.

Modifications of the Indenture that Require the Approval of Transition Bondholders.

We may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the transition bonds (and with prior notice to the rating agencies and with the consent or deemed consent of the Texas commission if such supplemental indenture will increase ongoing qualified costs), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture.  In determining whether a majority of holders have consented, transition bonds owned by us, TCC or any affiliate of us shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any transition bonds it actually knows to be so owned.  No supplement, however, may, without the consent of each bondholder of each tranche affected thereby, take certain actions enumerated in the indenture, including:

•
change the date of payment of any installment of principal of or premium, if any, or interest on any transition bond of such tranche, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto,

•
change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds or tranche, or change the coin or currency in which any transition bond or any interest thereon is payable,

•	impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment or application of funds,

•
reduce the percentage of the aggregate amount of the outstanding transition bonds, or of a tranche thereof, the consent of the transition bondholders of which is required for any supplemental indenture, or the consent of the transition bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture or modify certain aspects of the definition of the term “outstanding,”

•	reduce the percentage of the outstanding amount of the transition bonds or tranche the holders of which are required to consent to direct the trustee to sell or liquidate the collateral,

•
modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond of such tranche on any payment date or change the expected sinking fund schedules or final maturity dates of any transition bonds of such tranche,

•	decrease the required capital amount,

•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any transition bond of the security provided by the lien of the indenture, or

•	cause any material adverse federal income tax consequence to the seller, the issuer, the manager, the indenture trustee or the beneficial owners of the transition bonds.

Promptly following the execution of any supplement to the indenture, the trustee will furnish either a copy of such supplement or written notice of the substance of the supplement to each bondholder, and a copy of such supplement to each rating agency.

Notification of the Rating Agencies, the Texas Commission, the Trustee and the Transition Bondholders of Any Modification

If we, TCC or the servicer or any other party to the applicable agreement:

•
proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

•	waives timely performance or observance by TCC or the servicer under the sale agreement, the intercreditor agreement or the servicing agreement,

in each case in a way which would materially and adversely affect the interests of transition bondholders, we must first notify the rating agencies of the proposed amendment and satisfy the rating agency condition.  Upon receiving notification regarding satisfaction of the rating agency condition, we must thereafter notify the trustee and the Texas commission in writing and the trustee shall notify the transition bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto.  The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the transition bonds of the tranches materially and adversely affected thereby.  In determining whether a majority of holders have consented, transition bonds owned by us, TCC or any affiliate of us shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any transition bonds it actually knows to be so owned.

Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement

With the prior written consent of the trustee, the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the transition bondholders but, with respect to amendments that would increase ongoing qualified costs as defined in the financing order, with the consent or deemed consent of the Texas commission (other than with respect to the intercreditor agreement).  However, any such amendment may not adversely affect the interest of any transition bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the transition bonds.  In determining whether a majority of holders have consented, transition bonds owned by us, TCC or any affiliate of us shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any transition bonds it actually knows to be so owned.  The parties to the servicing agreement acknowledge that the financing order provides that the Texas commission, acting through its authorized legal representative and for the benefit of Texas ratepayers, may enforce the servicer’s obligations imposed under the servicing agreement pursuant to the financing order to the extent permitted by law.

Enforcement of the Sale Agreement, the Administration Agreement, the Intercreditor Agreement and the Servicing Agreement

The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement.  The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by TCC, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement.  So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement.  However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the transition charges, we must notify the trustee and the Texas commission in writing and the trustee must notify the transition bondholders of this proposal.  In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding transition bonds of the tranches materially and adversely affected thereby and only if the rating agency condition is satisfied.  In determining whether a majority of holders have consented, transition bonds owned by us, TCC or any affiliate of us shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any transition bonds it actually knows to be so owned.  In addition, any proposed amendment of the indenture, the sale agreement or the servicing agreement that would increase ongoing qualified costs as defined in the financing order requires the prior written consent or deemed consent of the Texas commission.

If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of all affected tranches of transition bonds, exercise all of our rights, remedies, powers, privileges and claims against TCC, the administrator and servicer, under or in connection with the sale agreement, administration agreements, intercreditor agreements and servicing agreement, and any right of ours to take this action shall be suspended.

Procedure for obtaining consent or deemed consent of the Texas commission

To the extent the consent of the Texas commission is required to effect any amendment, modification or supplemental indenture of the indenture or any other of the basic documents, the indenture sets forth procedures whereby we may request such consent and the Texas commission shall, within 30 days of receiving such a request, either (i) provide notice of its consent or lack of consent, or (ii) be conclusively deemed to have consented to the proposed amendment, modification or supplemental indenture, unless, within such 30 day period, the Texas commission delivers to us a written statement requesting an additional amount of time, not to exceed 30 days, in which to consider whether to consent to the proposed amendment, modification or supplemental indenture.  If the Texas commission requests an extension of time as described above, the Texas commission shall either (i) provide notice of its consent or lack of consent no later than the last day of such extended period of time or (ii) be conclusively deemed to have consented to the proposed amendment, modification or supplemental indenture on the last day of such extended period of time.

Our Covenants

We may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any State;

•	the entity expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and the series supplement;

•	the entity expressly assumes all of our obligations and succeeds to all of our rights under the sale agreement, servicing agreement and any other basic document to which we are a party;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•	the rating agency condition will have been satisfied with respect to the merger or consolidation;

•
we have delivered to TCC, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to TCC and the trustee, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to us, TCC, the trustee or the then existing bondholders;

•
any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken, as evidenced by an opinion of counsel of external counsel; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the collateral to any person or entity, unless:

•	the person or entity acquiring the properties and assets:

•	is a United States citizen or an entity organized under the laws of the United States or any State,

•	expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and the series supplement,

•	expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders,

•
unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us and the trustee harmless against and from any loss, liability or expense arising under or related to the indenture, the series supplement and the transition bonds,

•
expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the transition bonds; and

•
if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of our rights under the sale agreement and the servicing agreement, as applicable;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•	the rating agency condition has been satisfied with respect to such transaction;

•
we have delivered to TCC, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to TCC and the trustee, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to us, TCC, the trustee or the then existing bondholders;

•
any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken as evidenced by an opinion of counsel of external counsel; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that the conveyance or transfer complies with the indenture and the series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

We will not, among other things, for so long as any transition bonds are outstanding:

•	except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the trustee;

•
claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•	terminate our existence, or dissolve or liquidate in whole or in part,

•	permit the validity or effectiveness of the indenture or the series supplement to be impaired;

•
permit the lien of the indenture and the series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the transition bonds except as may be expressly permitted by the indenture;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture or the series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•	permit the lien granted under the indenture or the series supplement not to constitute a valid first priority perfected security interest in the related collateral;

•	enter into any swap, hedge or similar financial arrangement;

•
elect to be classified as an association taxable as a corporation for federal tax purposes, file any tax return, or take any other action inconsistent with our treatment, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole member;

•
change our name, identity or structure or the location of our chief executive office, unless at least ten (10) business days prior to the effective date of any such change, we deliver to the trustee (with copies to each rating agency) such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture or the series supplement;

•	take any action which is subject to the rating agency condition if such action would result in a downgrade, suspension or withdrawal of the then-current ratings assigned to the transition bonds; or

•	issue any transition bonds under the Restructuring Act or any similar law (other than the transition bonds offered hereby).

We may not engage in any business other than financing, purchasing, owning and managing the transition property and the other collateral and the issuance of the transition bonds in the manner contemplated by the financing order and the basic documents, or certain related activities incidental thereto.

We will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the transition bonds.  Also, we will not, except as contemplated by the transition bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person.  We will not, except for the acquisition of transition property as contemplated by the transition bonds and the basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest except in accordance with the indenture.

We will cause the servicer to deliver to the trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

An “event of default” with respect to the transition bonds is defined in the indenture as any one of the following events:

•	a default for five business days in the payment of any interest on any transition bond (whether such failure to pay interest is caused by a shortfall in transition charges received or otherwise),

•	a default in the payment of the then unpaid principal of any transition bond of any tranche on the final maturity date for that tranche,

•
a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the transition bonds then outstanding or (ii) the date that we had actual knowledge of the default,

•
any representation or warranty made by us in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the transition bonds then outstanding or (ii) the date that we had actual knowledge of the default,

•	certain events of bankruptcy, insolvency, receivership or liquidation,

•	a breach by the State of Texas or any of its agencies (including the Texas commission), officers or employers that violates or is not in accordance with the State’s pledge, or

•	any other event designated as such in the series supplement as described in the prospectus supplement.

If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to the transition bonds, the trustee or holders of not less than a majority in principal amount of the transition bonds then outstanding may declare the unpaid principal of the transition bonds and all accrued and unpaid interest thereon to be immediately due and payable.  However, the nature of our business will result in payment of principal upon an acceleration of the transition bonds being made as funds become available.  Please read “Risk Factors—Risks Associated with the Unusual Nature of the Transition Property—Foreclosure of the trustee’s lien on the transition property for the transition bonds might not be practical, and acceleration of the transition bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited.”  The holders of a majority in principal amount of the transition bonds may rescind that declaration under certain circumstances set forth in the indenture.  Additionally, the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement.  If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State’s pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree.  The servicer will be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer will be required, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, to bill and collect the transition charges, perform adjustments and discharge its obligations under the servicing agreement.  The costs of any such action would be payable by the seller pursuant to the sale agreement.

If the transition bonds have been declared to be due and payable following an event of default, the trustee may, at the written direction of the holders of a majority in principal amount of the transition bonds, either sell the transition property or elect to have us maintain possession of such transition property and continue to apply transition charge collections as if there had been no declaration of acceleration.  There is likely to be a limited market, if any, for the transition property following a foreclosure, in light of the event of default, the unique nature of the transition property as an asset and other factors discussed in this prospectus.  In addition, the trustee is prohibited from selling the transition property following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any transition bond, unless:

•	the holders of all the outstanding transition bonds consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding transition bonds, or

•
the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds as those payments would have become due if the transition bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the transition bonds.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the transition bonds at the request or direction of any of the holders of transition bonds if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request.  Subject to the provisions for indemnification and certain limitations contained in the indenture:

•
the holders of not less than a majority in principal amount of the outstanding transition bonds of an affected tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee and,

•
the holders of not less than a majority in principal amount of the transition bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding transition bonds of all tranches affected thereby.

No holder of any transition bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Restructuring Act or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	the holder previously has given to the trustee written notice of a continuing event of default,

•	the holders of not less than a majority in principal amount of the outstanding transition bonds have made written request of the trustee to institute the proceeding in its own name as trustee,

•	the holder or holders have offered the trustee satisfactory indemnity,

•	the trustee has for 60 days failed to institute the proceeding, and

•	no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding transition bonds.

In addition, the trustee and the servicer will covenant and each bondholder will be deemed to covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a Travis county, Texas district court to order sequestration and payment of revenues arising with respect to the transition property.

Neither any manager nor the trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the transition bonds or for our agreements contained in the indenture.

Actions by Bondholders

Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the transition bonds of the affected tranche or tranches will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, of exercising any trust or power conferred on the trustee under the indenture; provided that:

•	the direction is not in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability or expense;

•	subject to any other conditions specified in the indenture, the consent of 100% of the bondholders is required to direct the trustee to sell the collateral; and

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

In circumstances under which the trustee is required to seek instructions from the holders of the transition bonds of any tranche with respect to any action or vote, the trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of transition bonds taking the corresponding position.  Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its transition bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its transition bonds on the final maturity date therefor.

Annual Report of Trustee

If required by the Trust Indenture Act of 1939, the trustee will be required to mail each year to all bondholders a brief report.  The report must state, among other things:

•	the trustee’s eligibility and qualification to continue as the trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee’s individual capacity,

•	the property and funds physically held by the trustee,

•	any additional issue of the transition bonds not previously reported, and

•	any action taken by it that materially affects the transition bonds and that has not been previously reported.

Annual Compliance Statement

We will file annually with the trustee, the rating agencies and the Texas commission, a written statement as to whether we have fulfilled our obligations under the indenture.

Satisfaction and Discharge of Indenture

The indenture will cease to be of further effect with respect to the transition bonds and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the transition bonds, when:

•
either all transition bonds which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or we have irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premiums, if any, on the transition bonds and all other sums payable by us with respect to the transition bonds when scheduled to be paid and to discharge the entire indebtedness on such transition bonds when due,

•	we have paid all other sums payable by us under the indenture with respect to the transition bonds, and

•
we have delivered to the trustee an officer’s certificate, an opinion of external counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture.

Our Legal and Covenant Defeasance Options

We may, at any time, terminate all of our obligations under the indenture, referred to herein as the legal defeasance option, or terminate our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “—Our Covenants,” referred to herein as our covenant defeasance option.

We may exercise the legal defeasance option of the transition bonds notwithstanding our prior exercise of the covenant defeasance option.  If we exercise the legal defeasance option, the transition bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date or redemption date therefor as described below.  The transition bonds will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable.  If we exercise the legal defeasance option, the final payment of the transition bonds may not be accelerated because of an event of default.  If we exercise the covenant defeasance option, the final payment of the transition bonds may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option of transition bonds only if:

•
we irrevocably deposit or cause to be irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the transition bonds other sums payable by us under the indenture with respect to the transition bonds when scheduled to be paid and to discharge the entire indebtedness on the transition bonds when due,

•
we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the transition bonds:

principal in accordance with the expected sinking fund schedule therefor,

interest when due, and

all other sums payable by us under the indenture with respect to the transition bonds,

•
in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

•
in the case of the legal defeasance option, we deliver to the trustee an opinion of external counsel stating that:  we have received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the transition bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

•
in the case of the covenant defeasance option, we deliver to the trustee an opinion of external counsel to the effect that the holders of the transition bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

•
we deliver to the trustee a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

•
we deliver to the trustee an opinion of counsel to the effect that (a) in a case under the Bankruptcy Code in which TCC (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of TCC (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (b) in the event TCC (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of TCC (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of TCC or such other affiliate, and

•	the rating agency condition has been satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

No Recourse to Others

No recourse may be taken directly or indirectly, by the holders with respect to our obligations on the transition bonds, under the indenture or any supplement thereto or any certificate or other writing delivered in connection therewith, against (1) any owner of a beneficial interest in us (including TCC) or (2) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the trustee, the managers or any owner of a beneficial interest in us (including TCC) in its individual capacity, or of any successor or assign or any of them in their respective individual or corporate capacities, except as any such person may have expressly agreed.  Each holder by accepting a transition bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the transition bonds.

Notwithstanding any provision of the indenture or the series supplement to the contrary, bondholders shall look only to the transition bond collateral with respect to any amounts due to the bondholders under the indenture and the transition bonds, and, in the event such collateral is insufficient to pay in full the amounts owed on the transition bonds, shall have no recourse against us in respect of each insufficiency.  Each bondholder by accepting a transition bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability.  The waiver and release are part of consideration for issuance of transition bonds.

THE TRUSTEE

The trustee for the transition bonds will be identified in the prospectus supplement.  You will find the address of the principal office of the trustee, as well as a description of its experience as a trustee, in the prospectus supplement.  The trustee may resign at any time upon thirty (30) days’ prior written notice to us.  The holders of a majority in principal amount of the transition bonds  then outstanding may remove the trustee by so notifying the trustee and may appoint a successor trustee.  We will remove the trustee if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent, a receiver, other public officer takes charge of the trustee or its property, the trustee becomes incapable of acting or the trustee fails to provide to us certain information we reasonably request which is necessary for us to satisfy our reporting obligations under the securities laws.  If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture and notice of such appointment is required to be promptly given to each rating agency by the successor trustee.  No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee.  We are responsible for payment of the expenses associated with any such removal or resignation.

The trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 under the Investment Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long-term debt rating of “BBB” (or the equivalent thereof) or better by all of the rating agencies rating the transition bonds and from which a rating is available.  If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

The trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that its conduct does not constitute willful misconduct, negligence or bad faith.  We have agreed to indemnify the trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith.

SECURITY FOR THE TRANSITION BONDS

General

The transition bonds issued under the indenture will be non-recourse obligations and are payable solely from and secured solely by a pledge of and lien on the transition property and the other collateral as provided in the indenture.  If and to the extent the transition property and the other assets of the trust estate are insufficient to pay all amounts owing with respect to the transition bonds, then the transition bondholders will generally have no claim in respect of such insufficiency against us or any other person.  By the acceptance of the transition bonds, the transition bondholders waive any such claim.

As noted under, “Description of the Transition Bonds,” we will issue the transition bonds pursuant to the terms of the indenture.  We will establish the particular terms of the transition bonds in a series supplement.  We will describe the material terms of the transition bonds in the prospectus supplement.

Pledge of Collateral

To secure the payment of principal of and interest on the transition bonds, we will grant to the trustee a security interest in all of our right, title and interest (whether now owned or hereafter acquired or arising) in and to the following property:

•	the transition property and all related transition charges,

•	our rights under the statutory true-up mechanism,

•	our rights under a sale agreement pursuant to which we will acquire the transition property, and under the bill of sale delivered by TCC pursuant to the sale agreement,

•	our rights under the servicing agreement, the intercreditor agreement and any subservicing, agency, or collection agreements executed in connection with the servicing agreement,

•	our rights under the administration agreement,

•
the collection account for the transition bonds and all subaccounts of the collection account, and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto,

•
our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to any financing order or tariff,

•	all of our other property related to the transition bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all proceeds in respect of any or all of the foregoing.

The security interest does not extend to:

•	amounts (including net investment earnings) on deposit in a REP security deposit subaccount that are required under PUCT regulations to be returned to the applicable REP,

•	amounts representing investment earnings on the capital subaccount or any other subaccount that has been released to us,

•	amounts deposited in the capital subaccount or any other subaccount that have been released to us or as we direct following retirement of transition bonds, and

•	amounts deposited with us on the issuance date for payment of costs of issuance with respect to the transition bonds (together with any interest earnings thereon).

We refer to the foregoing assets in which we, as assignee of the seller, will grant the trustee a security interest as the Collateral.  The collateral for the transition bonds will be separate from the collateral for the Series 2002-1 transition bonds and the Series 2006-A transition bonds, and the holders of such transition bonds will have no recourse to the Collateral.  The transition charges relating to each such series, however, will be imposed on the same group of retail electric customers, commingled and forwarded to the servicer by the same REPs, and subject to the same servicing procedures.  Please read “—How Funds in the Collection Account will be Allocated.”

Security Interest in the Collateral

Section 39.309 of the Restructuring Act provides that transition property does not constitute property in which a security interest may be created under the Texas Business & Commerce Code.  Rather, Section 39.309(b) of the Restructuring Act provides that a valid and enforceable lien and security interest in transition property will attach and be perfected only by a financing order and the execution and delivery of a security agreement in connection with issuance of financing instruments such as the transition bonds.  The lien and security interest attach automatically at the time when value is received for the instruments.  Upon perfection by filing notice with the Texas Secretary of State under Section 39.309(d) of the Restructuring Act, the lien and security interest will be a continuously perfected lien and security interest in the transition property and all proceeds of the property, whether accrued or not, and will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor.  If notice is filed within 10 days after value is received for the transition bonds, the security interest will be perfected retroactively to the date that value was received.  Otherwise, the security interest will be perfected as of the date of filing.

The financing order creates a valid and enforceable lien and security interest in the transition property and the indenture states that it constitutes a security agreement within the meaning of the Restructuring Act.  The servicer pledges in the servicing agreement to file with the Texas Secretary of State on or before the date of issuance of transition bonds the filing required by Section 39.309 of the Restructuring Act to perfect the lien of the trustee in the transition property.  The seller will represent, at the time of issuance of transition bonds, that no prior filing has been made under the terms of Section 39.309 of the Restructuring Act with respect to the transition property securing the transition bonds to be issued other than a filing which provides the trustee with a first priority perfected security interest in such transition property.

Certain items of the collateral may not constitute transition property and the perfection of the trustee’s security interest in those items of collateral would therefore be subject to the Uniform Commercial Code or common law and not Section 39.309 of the Restructuring Act.  These items consist of our rights in:

•	the sale agreement, the servicing agreement, the administration agreement and any other basic documents,

•
the capital subaccount or any other funds on deposit in the collection account which do not constitute transition charge collections together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto which do not constitute transition charge collections,

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters-of-credit, letter-of-credit rights, money, commercial tort claims and supporting obligations and all of our other property to the extent not transition property, and

•	proceeds of the foregoing items.

Additionally, any contractual rights we have against retail customers (other than the right to impose transition charges and rights otherwise included in the definition of transition property) would be collateral to which the UCC applies.

As a condition to the issuance of the transition bonds, we will have made all filings and taken any other action required by the UCC or common law to perfect the lien of the trustee in all the items included in collateral which do not constitute transition property.  We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority basis.  We will represent, along with the seller, at the time of issuance of the transition bonds, that no prior filing has been made with respect to that party under the terms of the UCC, other than a filing which provides the trustee with a lien and first priority perfected security interest in the collateral.

Right of Foreclosure

Section 39.309(f) of the Restructuring Act provides that if an event of default occurs under the transition bonds, the holders of the transition bonds or their representatives, as secured parties, may foreclose or otherwise enforce the lien and security interest in the transition property securing the transition bonds as if they were secured parties under Article 9 of the UCC.  The Texas commission may order that amounts arising from transition charges be transferred to a separate account for the holders’ benefit, to which their lien and security interest will apply.

Description of Indenture Accounts

Collection Account.

Pursuant to the indenture, we will establish a segregated trust account in the name of the trustee with an eligible institution, for the transition bonds called the collection account.  The collection account will be under the sole dominion and exclusive control of the trustee.  The trustee will hold the collection account for our benefit as well as for the benefit of the bondholders.  The collection account for the transition bonds will consist of three subaccounts:  a general subaccount, an excess funds subaccount, and a capital subaccount, which need not be separate bank accounts.  For administrative purposes, the subaccounts may be established by the trustee as separate accounts which will be recognized individually as subaccounts and collectively as the collection account.  All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount.  Unless the context indicates otherwise, references in this prospectus to the collection account include the collection account and each of the subaccounts contained therein.

The following institutions are eligible institutions for the establishment of the collection account:

•
the corporate trust department of the indenture trustee, so long as any of the securities of the indenture trustee have either a short-term credit rating from Moody’s of at least P-1 or a long-term unsecured debt rating from Moody’s of at least A2 and have a credit rating from each other rating agency in one of its generic rating categories which signifies investment grade; or

•
a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, and, if rated by Fitch, the equivalent of the lower of those two ratings by Fitch or (B) a short-term issuer rating of “A-1+” or higher by S&P and “P-1” or higher by Moody’s and, if

Fitch provides a rating thereon, "F1+" by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC.

Permitted Investments for Funds in the Collection Account.

Funds in the collection account and the REP deposit accounts may be invested only in such investments as meet the criteria described below and which mature on or before the business day preceding the next payment date:

•	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America,

•	demand deposits, time deposits, certificates of deposit and bankers’ acceptances of eligible institutions,

•
commercial paper (other than commercial paper issued by TCC or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of not less than A-1 from S&P and not less than P-1 by Moody’s and, if Fitch provides a rating thereon, an equivalent rating from Fitch,

•	money market funds which have the highest rating from each rating agency from which a rating is available,

•
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions,

•
repurchase obligations with respect to any security or whole loan entered into with an eligible institution or a registered broker-dealer, acting as principal and that meets certain ratings criteria, or

•	any other investment permitted by each rating agency.

The trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture.  The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.

The servicer will remit transition charge payments to the collection account in the manner described under “The Servicing Agreement — Remittances to Collection Account.”

General Subaccount

The general subaccount will hold all funds held in the collection account that are not held in the other three subaccounts.  The servicer will remit all transition charge payments to the general subaccount.  On each payment date, the trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the transition bonds, and to make other payments and transfers in accordance with the terms of the indenture.  Funds in the general subaccount will be invested in the eligible investments described above.

Excess Funds Subaccount

The trustee, at the direction of the servicer, will allocate to the excess funds subaccount transition charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date.  The excess funds subaccount will also hold all investment earnings on the collection account (other than investment earnings on the capital subaccount) in excess of such amounts.

Capital Subaccount

In connection with the issuance of the transition bonds, the seller, in its capacity as our sole owner, will contribute capital to us in an amount equal to the required capital level, which will be not less than 0.50% of the principal amount of the transition bonds issued.  This amount will be funded by the seller and not from the proceeds of the sale of the transition bonds, and will be deposited into the capital subaccount on the issuance date.  In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal and interest on the transition bonds and payments of fees and expenses  contemplated by the first eight bullets under “—How Funds in the Collection Account will be Allocated” below, the trustee will draw on amounts in the capital subaccount to make such payments up to the lesser of the amount of such insufficiency and the amounts on deposit in the capital subaccount.  In the event of any such withdrawal, collected transition charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal and interest on the transition bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount.  If the transition bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to us, free of the lien of the indenture.

REP Deposit Accounts

Deposits received from REPs as described under “Retail Electric Providers” will be held in the REP deposit accounts.  Amounts in the REP deposit accounts and other forms of credit support provided by REPs are not our property.  Rather, amounts in the REP deposit accounts and other forms of credit support will only be available to make payments on the transition bonds in the event that a REP defaults in payment, in which case the servicer may direct the trustee to withdraw the amount of the payment default from the applicable REP deposit account or, if less, the amount of that REP’s security deposit or seek recourse against any other credit support for such amount.  Amounts in the REP deposit accounts will be invested in the eligible investments described above and held by the trustee in a segregated account.

How Funds in the Collection Account will be Allocated

On each payment date, the trustee will with respect to the transition bonds, pay or allocate, at the direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) to pay the following amounts in the following priority:

(1)
amounts owed by us to the trustee, the trustee’s fees and expenses and any outstanding indemnity amounts owed to the trustee in an amount not to exceed in any 12-month period the amount set forth in the series supplement;

(2)
a servicing fee, which will be a fixed percentage of the initial principal balance of the transition bonds, and any unpaid servicing fees from prior payment dates as described under “The Servicing Agreement — Servicing Compensation,” to the servicer;

(3)
an administration fee, which will be a fixed amount specified in the Administration Agreement between us and TCC and the fees owed to our independent managers, which will be a fixed amount specified in an agreement between us and our independent managers;

(4)
all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement;

(5)	interest then due on the transition bonds, including any past-due interest;

(6)	principal then due and payable on the transition bonds as a result of an event of default or on the final maturity date for the transition bonds;

(7)
scheduled principal payments of transition bonds according to its expected sinking fund schedule, together with any overdue scheduled principal payments, paid pro rata among the transition bonds if there is a deficiency;

(8)	any remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including indemnity amounts owed to the trustee;

(9)	replenishment of any shortfalls in the applicable capital subaccount;

(10)
if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of such balance and the investment earnings on amounts in the applicable capital subaccount;

(11)	the trustee will pay the remainder, if any, to the applicable excess funds subaccount for distribution on subsequent payment dates; and

(12)
after principal of and premium, if any, and interest on all transition bonds and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the applicable capital subaccount and the applicable excess funds subaccount), if any, shall be paid to us free and clear from the lien of the indenture and the series supplement.

The amounts of the trustee fees and expenses and indemnity amounts referred to in clause (1) above, the servicing fee referred to in clause (2) above and the administrative fee referred to in clause (3) above will be described in the prospectus supplement.

If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (8) above, the trustee will first, draw from amounts on deposit in the excess funds subaccount, and second, draw from amounts on deposit in the capital subaccount, up to the amount of the shortfall, in order to make those payments in full.  If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the transition charges will take into account, among other things, the need to replenish those amounts.  In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the transfers described in clause (9) above, the trustee will draw from amounts on deposit in the excess funds subaccount to make such transfers.  Please read “Risk Factors—Other Risks Associated with an Investment in the Transition Bonds—TCC’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the transition bonds.”

If, on any payment date, available collections of the transition charges, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable.  If, on any payment date, remaining collections of the transition charges, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the principal amount then due and payable.  If, on any payment date, remaining collections of the transition charges, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding bonds, amounts available will be allocated pro rata based on the principal amounts then scheduled to be paid on the payment date.

State Pledge

Section 39.310 of the Restructuring Act provides:  “Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power.  The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of the transition property, or, except as permitted by Section 39.307 (relating to true-up adjustments), reduce, alter or impair the transition charges to be imposed, collected and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full.  Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds.”

The bondholders and the trustee, for the benefit of the bondholders, will be entitled to the benefit of the pledges and agreements of the State of Texas set forth in Section 39.310 of the Restructuring Act and we are authorized to include these pledges and agreements in any contract with the bondholders, the trustee or with any assignees pursuant to the Restructuring Act.  We have included these pledges and agreements in the indenture and the transition bonds for the benefit of the trustee and the bondholders, and acknowledge that any purchase by a bondholder of a transition bond is made in reliance on these agreements and pledges of the State of Texas.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS

The rate of principal payments, the amount of each interest payment and the actual final payment date of each tranche of the transition bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected transition charges by the trustee and the statutory true-up mechanism.  The aggregate amount of collected transition charges and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs.  The transition charges are required to be adjusted from time to time based in part on the actual rate of collected transition charges.  However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the transition charges that will cause collected transition charges to be received at any particular rate.  Please read “Risk Factors—Servicing Risks,” “Servicing Risks—Inaccurate consumption forecasting might reduce scheduled payments on the transition bonds” and “TCC’s Financing Order—Statutory True-Ups.”

The transition bonds may be retired later than expected.  Except in the event of an acceleration of the final payment date of the transition bonds after an event of default, however, the transition bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each tranche of the transition bonds even if the receipt of collected transition charges is accelerated.  Instead, receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected sinking fund schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount.  Amounts on deposit in the excess funds subaccount will be taken into consideration in calculating the next true-up adjustment.  Acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related scheduled final payment dates.  A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life.  In addition, if a larger portion of the delayed payments on the transition bonds is received in later years, the transition bonds may have a longer weighted average life.

THE SALE AGREEMENT

The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase transition property from the seller.  We have filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part.  This summary does not purport to be complete and is subject and qualified by reference to the provisions of the sale agreement.

Sale and Assignment of the Transition Property

On the issuance date the seller will offer and sell the transition property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture.  We will finance the purchase of the transition property through the issuance of the transition bonds.  On the issuance date, the seller will sell to us, without recourse, its entire right, title and interest in and to the transition property.  The transition property will include all of the seller’s rights under the financing order related to such transition property to impose, collect and receive transition charges in an amount sufficient to recover the qualified costs approved in the financing order.

Under the Restructuring Act, all rights and interests under the financing order will become transition property upon transfer of such rights to us by TCC in connection with the issuance of the transition bonds.  The transition property will constitute our present property right for purposes of contracts concerning the sale or pledge of property. Under the Restructuring Act, the sale of transition property will constitute a true sale under state law whether or not:

•	we have any recourse against TCC,

•	TCC retains any equity interest in the transition property under state law,

•	TCC acts as a collector of transition charges relating to the transition property, or

•	TCC treats the transfer as a financing for tax, financial reporting or other purposes.

Upon the issuance of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a notice with the Texas Secretary of State in accordance with the rules prescribed under the Restructuring Act, the transfer of the transition property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

Conditions to the Sale of Transition Property

Our obligation to purchase and the seller’s obligation to sell transition property on the issuance date is subject to the satisfaction of each of the following conditions:

•	on or prior to the issuance date, the seller must deliver to us a duly executed bill of sale identifying transition property to be conveyed on that date;

•	on or prior to the issuance date, the seller must have received the financing order from the Texas commission creating the transition property;

•
as of the issuance date, the seller may not be insolvent and may not be made insolvent by the sale of transition property to us, and the seller may not be aware of any pending insolvency with respect to itself;

•
as of the issuance date, the representations and warranties of the seller in the sale agreement must be true and correct (except to the extent they relate to an earlier date), the seller may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement;

•
as of the issuance date, we must have sufficient funds available to pay the purchase price for transition property to be conveyed and all conditions to the issuance of the transition bonds intended to provide the funds to purchase that transition property must have been satisfied or waived;

•
on or prior to the issuance date, the seller must have taken all action required to transfer ownership of transition property to be conveyed to us on the issuance date, free and clear of all liens other than liens created by us pursuant to the basic documents and to perfect such transfer including, without limitation, filing any statements or filings under the Restructuring Act or the Uniform Commercial Code; and we or the servicer, on our behalf, must have taken any action required for us to grant the trustee a lien and first priority perfected security interest in the collateral and maintain that security interest as of the issuance date;

•	the seller must deliver appropriate opinions of counsel to us and to the rating agencies;

•
the seller must receive and deliver to us and the trustee an opinion or opinions of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) to the effect that:  (i) we will not be subject to United States federal income tax as an entity separate from our sole owner and that the transition bonds will be treated as debt of our sole owner for U.S. federal income tax purposes and (ii) for U.S. federal income tax purposes, the issuance of the transition bonds will not result in gross income to the seller;

•
on and as of the issuance date, our limited liability company agreement, the servicing agreement, the sale agreement, the indenture, the Restructuring Act, the financing order and any tariff authorizing the collection of transition charges must be in full force and effect;

•	as of the issuance date, the transition bonds shall have received a rating or ratings as required by the financing order; and

•	the seller must deliver to us and to the trustee an officers’ certificate confirming the satisfaction of each of these conditions.

Seller Representations and Warranties

In the sale agreement, the seller will represent and warrant to us, as of the issuance date, to the effect, among other things, that:

•
no portion of the transferred transition property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person other than us and immediately prior to the sale of the transition property, the seller owns the transition property free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the transition property;

•
on the issuance date, immediately upon the sale under the sale agreement, the transition property transferred on the issuance date will be validly transferred and sold to us, we will own the transition property free and clear of all liens (except for liens created in your favor by the Restructuring Act and the basic documents) and all filings and action to be made or taken by the seller (including filings with the Secretary of State of Texas under the Restructuring Act) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us in your favor under the basic documents or the Restructuring Act) in the transition property will have been made or taken;

•
subject to the clause below regarding assumptions used in calculating the transition charges as of the issuance date, all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the transition property (including the expected sinking fund schedule, the financing order and the issuance advice letter relating to the transition property) is true and correct in all material respects;

•	under the laws of the State of Texas (including the Restructuring Act) and the United States in effect on the issuance date:

•
the financing order pursuant to which the rights and interests of the seller have been created, including the right to impose, collect and receive the transition charges and, the interest in and to the transition property, has become final and non-appealable and is in full force and effect;

•
as of the issuance of the transition bonds, those transition bonds are entitled to the protection provided in the Restructuring Act and, accordingly, the financing order, transition charges and issuance advice letter are not revocable by the Texas commission;

•
as of the issuance of the transition bonds, the tariff is in full force and effect and is not subject to modification by the Texas commission except for true-up adjustments made in accordance with the Restructuring Act;

•	the process by which the financing order was approved and the financing order, issuance advice letter and tariff comply with all applicable laws and regulations;

•
the issuance advice letter and the tariff have been filed in accordance with the financing order and an officer of the seller has provided the certification to the Texas commission required by the issuance advice letter; and

•
no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required in connection with the creation of the transition property, except those that have been obtained or made;

•
under the Restructuring Act, the State of Texas has pledged that it will not take or permit any action that would impair the value of the transition property, or, except for true-up adjustments made in accordance with the Restructuring Act, reduce, alter, or impair the transition charges relating to such transition property until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full, and consequently the State of Texas could not constitutionally take any action of a legislative character, including the repeal or amendment of the Restructuring Act, which would substantially limit, alter or impair the transition property or other rights vested in the bondholders pursuant to the financing order, or substantially limit, alter, impair or reduce the value or amount of the transition property, unless that action is a reasonable exercise of the State of Texas’s sovereign powers and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the Texas and United States Constitutions, the State of Texas could not repeal or amend the Restructuring Act or take any other action in contravention of its pledge and agreement quoted above without paying just compensation to the bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the bondholders in the transition property and deprive the bondholders of their reasonable expectations arising from their investments in the transition bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the transition bonds;

•
based on information available to the seller on the issuance date, the assumptions used in calculating the transition charges as of the issuance date are reasonable and are made in good faith; however, notwithstanding the foregoing, TCC makes no representation or warranty, express or implied, that amounts actually collected arising from those transition charges will in fact be sufficient to meet the payment obligations on the related transition bonds or that the assumptions used in calculating such transition charges will in fact be realized;

•	upon the effectiveness of the financing order, the issuance advice letter and the tariff with respect to the transferred transition property and the transfer of such transition property to us:

•
the rights and interests of the seller under the financing order, including the right to impose, collect and receive the transition charges established in the financing order, become transition property;

•	the transition property constitutes a present property right vested in us;

•
the transition property includes the right, title and interest of the seller in the financing order and the transition charges, the right to impose, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) of the transition charges, and the rates and other charges authorized by the financing order and all revenues, claims, payments, money or proceeds of or arising from the transition charges;

•
the owner of the transition property is legally entitled to bill transition charges and collect payments in respect of the transition charges in the aggregate sufficient to pay the interest on and principal of the related transition bonds in accordance with the indenture, to pay the fees and expenses of servicing the transition bonds, to replenish the capital subaccount to the required capital level until the transition bonds are paid in full or until the last date permitted for the collection of payments in respect of the transition charges under the financing order, whichever is earlier, and the customer class allocation percentages in the financing order do not prohibit the owner of the transferred transition property from obtaining adjustments and effecting allocations to the transition charges in order to collect payments of such amounts; and

•	the transition property is not subject to any lien other than the lien created by the basic documents or pursuant to the Restructuring Act;

•
the seller is a corporation duly organized and in good standing under the laws of the State of Texas, with the requisite corporate power and authority to own its properties and conduct its business as currently owned or conducted;

•
the seller has the requisite corporate power and authority to obtain the financing order and to own the rights and interests under the financing order relating to the transition bonds, to sell and assign those rights and interests to us, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become transition property;

•
the seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the seller’s business, operations, assets, revenues or properties).

•
the seller has the requisite corporate power and authority to execute and deliver the sale agreement and to carry out its terms, and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action;

•
the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor’s rights and equitable principles;

•
the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (a) conflict with or result in a breach of any of the terms or provisions of or otherwise constitute (with or without notice or lapse of time) a default under the seller’s organizational documents or any indenture, or other agreement or instrument to which the seller is a party or by which it or any of its property is bound, (b) result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in favor of the indenture trustee for the benefit of the certificateholders or any liens created by us pursuant to the Restructuring Act or the basic documents) or (c) violate any existing law or any existing order, rule or regulation applicable to the seller of any government authority having jurisdiction over the seller or its properties;

•
no proceeding is pending and, to the seller’s knowledge, no proceeding is threatened and, to the seller’s knowledge, no investigation is pending or threatened before any governmental authority having jurisdiction over the seller or its properties involving or relating to the seller or to the issuer or, to the seller’s knowledge, any other person:

•	asserting the invalidity of the Restructuring Act, the financing order, the sale agreement, the transition bonds and the basic documents;

•	seeking to prevent the issuance of the transition bonds or the consummation of any of the transactions contemplated by the sale agreement or any of the other basic documents;

•
seeking a determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the Restructuring Act, the financing order, the transition bonds, the sale agreement or the other basic documents; or

•	seeking to adversely affect the federal income tax or state income or franchise tax classification of the transition bonds as debt;

•
except for financing statements under the Uniform Commercial Code and other filings under the Restructuring Act, no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the servicing agreement;

•
there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Restructuring Act, the financing order, the issuance advice letter, the transition property or the transition charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order; and

•	after giving effect to the sale of the transition property under the sale agreement, TCC:

•	is solvent and expects to remain solvent;

•	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

•	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

•	reasonably believes that it will be able to pay its debts as they become due; and

•	is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

The seller will not make any representation or warranty, express or implied, that billed transition charges will be actually collected from customers.

Certain of the representations and warranties that the seller makes in the sale agreement involve conclusions of law.  The seller makes those representations and warranties in order to reflect the understanding of the basis on which we are issuing the transition bonds and to reflect the agreement that if this understanding proves to be incorrect, the seller will be obligated to indemnify us.

The representations and warranties made by the seller will survive the execution and delivery of the sale agreement, and our pledge of the transition property to the trustee.  The seller will not be in breach of any representation or warranty as a result of any change in law occurring after the issuance date including by means of any legislative enactment, constitutional amendment or voter initiative that renders any of the representations or warranties untrue.

Covenants of the Seller

In the sale agreement, the seller makes the following covenants:

•
Subject to its right to assign its rights and obligations to a successor utility under the sale agreement, so long as any of the transition bonds are outstanding, the seller will (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary to perform its obligations under the sale agreement and the other basic documents and (b) continue to operate its electric transmission and distribution system to provide service to its customers (or, if transmission and distribution are split, to provide distribution service directly to its customers).

•
Except for the conveyances under the sale agreement or any lien under the Restructuring Act for the benefit of us, the bondholders or the trustee, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the transition property, or any interest therein, and the seller will defend the right, title and interest of us and of the trustee on behalf of the bondholders, in, to and under the transition property against all claims of third parties claiming through or under the seller.  The seller also covenants that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the transition property.

•
If the seller receives any payments in respect of the transition charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer, on behalf of us, and to hold such amounts in trust for us and the trustee prior to such payment.  If the seller becomes a party to any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables, the seller and the other parties to such arrangement shall enter into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude transition charges from any receivables or other assets pledged or sold under such arrangement.

•
The seller will notify us and the trustee promptly after becoming aware of any lien on any of the transition property, other than the conveyances under the sale agreement, or any lien under the basic documents or under the Restructuring Act or the UCC for our benefit or for the benefit of the bondholders and the trustee.

•
The seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee’s interests in the transition property or under the basic documents to which the seller is a party or the seller’s performance of its obligations under the basic documents to which the seller is a party.

•	So long as any of the transition bonds are outstanding, the seller will:

•	treat the transition property as our property for all purposes other than for financial reporting, state or federal regulatory or tax purposes;

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disclose in its financial statements that we and not the seller are the owner of the transition property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);

•	not own or purchase any transition bonds; and

•	disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.

•	The seller agrees that, upon the sale by the seller of transition property to us pursuant to the sale agreement:

•
to the fullest extent permitted by law, including applicable Texas commission regulations and the Restructuring Act, we will have all of the rights originally held by the seller with respect to the transition property, including the right (subject to the terms of the servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any retail customer or REP in respect of the transition property, notwithstanding any objection or direction to the contrary by the seller (and the seller agrees not to make any such objection or to take any such contrary action), and

•
any payment by any retail customer or REP to us will discharge that customer’s or REP’s obligations, if any, in respect of the transition property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller.

•	So long as any of the transition bonds are outstanding:

•
in all proceedings relating directly or indirectly to the transition property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the transition property that is inconsistent with our ownership interest (other than for financial accounting, state or regulatory or tax purposes),

•
the seller will not take any action in respect of the transition property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents,

•	the seller will not sell transition property under a separate financing order in connection with the issuance of additional transition bonds unless the rating agency condition has been satisfied, and

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neither the seller nor the issuing entity will make any election, file any tax return, or take any other action inconsistent with the treatment of the issuing entity, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of us, as the issuing entity).

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The seller will execute and file the filings required by law to fully preserve, maintain, protect and perfect our ownership interest in and the trustee’s lien on the transition property, including all filings required under the Restructuring Act and the Uniform Commercial Code relating to the transfer of the ownership of the rights and interests related to the transition bonds under the financing order by the seller to us and the pledge of the transition property to the trustee.  The seller will institute any action or proceeding necessary to compel performance by the Texas commission, the State of Texas or any of their respective agents of any of their obligations or duties under the Restructuring Act, the financing order or any issuance advice letter.  The seller also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect us, the bondholders and the trustee from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Restructuring Act, the financing order, any issuance advice letter or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the bondholder or which would otherwise cause an impairment of our rights or those of the bondholders and the trustee, and the seller will pay the costs of any such actions or proceedings.

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Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the transition bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.

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So long as any of the transition bonds are outstanding, the seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred transition property; provided that no such tax need be paid if the seller or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

•	The seller will not withdraw the filing of any issuance advice letter with the Texas commission.

•	The seller will make all reasonable efforts to keep each tariff in full force and effect at all times.

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Promptly after obtaining knowledge of any breach in any material respect of its representations, warranties or covenants in the sale agreement, the seller will notify us, the trustee, the Texas commission and the rating agencies of the breach.

•	The seller will use the proceeds of the sale of the transition property in accordance with the financing order and the Restructuring Act.

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Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

Indemnification

The seller will indemnify, defend and hold harmless us, the trustee (for itself and for the benefit of the bondholders) and any of our and the trustee’s respective officers, directors, employees and agents against:

•	any and all amounts of principal and interest on the transition bonds not paid when due or when scheduled to be paid,

•	any deposits required to be made by or to us under the basic documents or the financing order which are not made when required, and

•	any and all other liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these persons in each case, as a result of a breach by the seller of any of its representations, warranties and covenants in the sale agreement.

The seller will indemnify us and the trustee (for itself and for the benefit of the bondholders) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such person from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of transition bonds) that may at any time be imposed on or asserted against any such person as a result of (i) the sale of the transition property to us, (ii) our ownership and assignment of the transition property, (iii) the issuance and sale by us of the transition bonds or (iv) the other transactions contemplated in the basic documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of such person to withhold or remit taxes with respect to payments on the transition bonds.

In addition, the seller will indemnify, defend and hold harmless the trustee (for itself), our independent managers and any of our respective officers, directors, employees and agents against any and all liabilities, obligations, losses, claims, damages, payments, costs or expenses incurred by any of these parties as a result of the seller’s breach of any of its representations and warranties or covenants contained in the sale agreement, except to the extent of such losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of a representation or warranty made by such indemnified persons in the indenture or any related documents that gives rise to the seller’s breach.  The seller shall not be required to indemnify any person otherwise indemnified under the sale agreement for any amount paid or payable by such person in the settlement of any action, proceeding or investigation without the prior written consent of the seller, which consent shall not be unreasonably withheld.

The seller will indemnify the servicer (if the servicer is not the seller) for the costs of any action instituted by the servicer pursuant to the servicing agreement which are not paid as an operating expense under the indenture.

The indemnification provided for in the sale agreement will survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Restructuring Act or the financing order and will survive the resignation or removal of the trustee, or the termination of the sale agreement and will rank in priority with other general, unsecured obligations of the seller.  The seller shall not indemnify any person otherwise indemnified under the sale agreement for any changes in law after the issuance date, whether such changes in law are effected by means of any legislative enactment, constitutional amendment or any final and non-appealable judicial decision.

TCC’s indemnification obligations will rank equally in right of payment with other general unsecured obligations of TCC.

Successors to the Seller

Any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to all or substantially all of the electric transmission and distribution business of TCC may assume the rights and obligations of TCC under the sale agreement.  If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides distribution service directly to retail customers taking service at facilities, premises or loads located in TCC’s service territory may assume TCC’s rights and obligations under the sale agreement.  So long as the conditions of any such assumption are met, TCC will automatically be released from its obligations under the sale agreement.  The conditions include that:

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immediately after giving effect to any transaction referred to in this paragraph, no representation, warranty or covenant made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

•	the successor must execute an agreement of assumption to perform all of the obligations of the seller under the sale agreement;

•	officers’ certificates and opinions of counsel specified in the sale agreement will have been delivered to us, the trustee and the rating agencies, and

•	the rating agencies specified in the sale agreement will have received prior written notice of the transaction.

Amendment

The sale agreement may be amended in writing by the seller and us, if a copy of the amendment is provided by us to each rating agency and the rating agency condition is satisfied, with the consent of the trustee and, with respect to amendments that would increase ongoing qualified costs as defined in the financing order, the consent or deemed consent of the Texas commission.  If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of the holders of a majority of each affected tranche of transition bonds is also required.  In determining whether a majority of holders have consented, transition bonds owned by us, TCC or any affiliate of us shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any transition bonds it actually knows to be so owned.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the transition property.  We have filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part.  This summary does not purport to be complete and is subject and qualified by reference to the provisions of the servicing agreement.

Servicing Procedures

The servicer, as our agent, will manage, service and administer, and bill and collect payments in respect of the transition property according to the terms of the servicing agreement.  The servicer’s duties will include:  calculating, billing the transition charges, obtaining meter reads and collecting the transition charges from REPs or an agent appointed by the servicer or an account designated under the intercreditor agreement to collect the charges, as applicable, and posting all collections; responding to inquiries of retail customers, REPs, the Texas commission or any other governmental authority regarding the transition property; calculating electricity usage; accounting for collections; furnishing periodic reports and statements to us, the rating agencies and to the trustee; making all filings with the Texas commission and taking all other actions necessary to perfect our ownership interests in and the trustee’s lien on the transition property; making all filings and taking such other action as may be necessary to perfect the trustee’s lien on and security interest in all collateral that is not transition property; selling, as our agent, as our interests may appear, defaulted or written off accounts; and taking all necessary action in connection with true-up adjustments.

The servicer is required to notify us, the trustee and the rating agencies in writing of any laws or Texas commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement.  The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

In addition, upon our reasonable request or the reasonable request of the trustee or any rating agency, the servicer will provide to us, the trustee or rating agency public financial information about the servicer and any material information about the transition property that is reasonably available, as may be reasonably necessary and permitted by law to enable us, the trustee or rating agency to monitor the servicer’s performance, and, so long as any transition bonds are outstanding, within a reasonable time after written request thereof, any information available to the servicer or reasonably obtainable by it that is necessary to calculate the transition charges applicable to each customer class.  The servicer will also prepare any reports required to be filed by us with the SEC and will cause to be delivered required opinions of counsel to the effect that all filings with the Texas commission necessary to preserve and protect the interests of the trustee in the transition property have been made.

Servicing Standards and Covenants

The servicing agreement will require the servicer, in servicing and administering the transition property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care and diligence it customarily employs and exercises with respect to billing and collection activities it conducts for its own account and, if applicable, for others.

The servicing agreement requires the servicer to implement procedures and policies to ensure that REPs remit the transition charges collected from their retail customers to the servicer on behalf of us and the bondholders.  These procedures and policies include creating and maintaining records that would permit prompt transfer of billing responsibilities in the event that a REP defaults.  The servicer will also monitor payments from REPs and will take all permitted steps to ensure and collect payment by the REPs. The servicer will impose collection policies on the REPs, as permitted under each financing order and the rules of the Texas commission.  Any agreement entered into between the servicer and a defaulted REP must satisfy the rating agency condition.

The servicing agreement requires the servicer to (i) manage, service, administer and make collections in respect of the transition property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the Texas commission, (ii) follow customary standards, policies and procedures for the industry in Texas in performing its duties, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the transition property and to bill and collect the transition charges, (iv) comply with all requirements of law including all applicable regulations of the Texas commission applicable to and binding on it relating to the transition property, (v) file all notices with the Texas commission described in the Restructuring Act and file and maintain the effectiveness of UCC financing statements with respect to the property transferred from time to time under the Sale Agreement, provide all reports to such parties to the intercreditor agreement regarding the transition charges and allocation of the charges among various classes of customers as are necessary to effect collection, allocation and remittance of payments in respect of transition charges and other collected funds in accordance with the servicing agreement and the intercreditor agreement, and (vi) take such other action on our behalf to ensure that the lien of the trustee on the Collateral remains perfected and of first priority.

The servicer is responsible for instituting any proceeding to compel performance by the State of Texas or the Texas commission of their respective obligations under the Restructuring Act, the financing order, any issuance advice letter, any true-up adjustment or any tariff.  The servicer is also responsible for instituting any proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or judicial invalidation of the Restructuring Act or the financing order or the rights of holders of transition property by legislative enactment, voter initiative or constitutional amendment that would be materially adverse to holders or which would cause an impairment of the rights of the issuing entity or the holders.  In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of TCC’s electric distribution facilities, the servicer will assert that the court ordering such condemnation must treat such municipality as a successor to TCC under the Restructuring Act and the financing order.  The servicing agreement also designates the servicer as the custodian of our records and documents.  The servicing agreement requires the servicer to indemnify us, our independent managers and the trustee (for itself and for your benefit) for any negligent act or omission relating to the servicer’s duties as custodian.

True-Up Adjustment Process

Among other things, the financing order and the servicing agreement both require the servicer to file adjustment requests annually, semi-annually, if necessary, and, if there are any transition bonds outstanding following the final scheduled final payment date, quarterly, to ensure the expected recovery of amounts sufficient to provide timely payment of principal of and interest on the transition bonds, together with other amounts payable with respect to the transition bonds.  In addition to these mandatory true up adjustment requests, the servicer may file at any time optional true-up adjustments in order to assure timely payment of the transition bonds and the other amounts payable with respect to the transition bonds.  For more information on the true-up process, please read “TCC’s Financing Order—Statutory True-Ups.”

As part of each true-up adjustment, the servicer will calculate the transition charges which must be billed in order to generate the revenues for the ensuing 12-month period necessary to result in:

•	all accrued and unpaid interest on the transition bonds being paid in full,

•	the outstanding principal balance of the transition bonds equaling the amount provided in the expected amortization schedule,

•	the amount on deposit in the capital subaccount equaling the required capital level, and

•	all other fees, expenses and indemnities of the issuing entity (up to the authorized amounts of such payments set forth in the financing order) being paid.

In calculating the necessary true-up adjustment, the servicer will use its most recent forecast of electric consumption and its most current estimates of ongoing transaction-related expenses.  The true-up adjustment will reflect any REP defaults or charge-offs and the REP’s allowances for charge-offs and payment lags between the billing and collection of transition charges based upon the servicer’s most recent experience regarding collection of transition charges.  The true up adjustment will also take into account any amounts due to any REPs as a result of the reconciliation of the remittances and collections, and any undercollections due to any reason.

There is no “cap” on the level of transition charges that may be imposed on retail electric customers as a result of the true-up process.

The servicer must provide timely notice to the Texas commission of any true-up adjustment.  The Texas commission must be given at least 15 days’ notice prior to making any true-up adjustment (other than a non-standard true-up adjustment).  In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, the corrections will be made in a future true-up adjustment.

In addition to the mandatory and optional true up adjustments described above, the servicer will file for a non-standard true-up adjustment if the forecasted billing units for one or more of the retail customer classes for an upcoming period decreases by more than 10% compared to the threshold billing units for such class set forth in the financing order.  The servicer must file for a non-standard true-up adjustment at least ninety days before the date of the proposed adjustment.  The non-standard true-up adjustment will be determined by a contested proceeding limited to determining if the non-standard true-up complies with the financing order.  If the Texas commission does not issue an order by the proposed adjustment date, the servicer will be allowed to implement its proposed changes and any modifications subsequently ordered by the Texas commission will be made in the next true-up filing.  Any such modification could result in delays in payments on the transition bonds.

In calculating any true-up adjustment, the servicer will allocate payment responsibility among customer classes in accordance with the requirements of the financing order, subject to any adjustment made in a non-standard true-up adjustment.

In the case any true-up adjustment goes into effect after the last scheduled payment date, the calculation period shall begin on the date the true-up adjustment goes into effect and end on the payment date next following such true-up adjustment date.

Remittances to Collection Account

The servicer will remit estimated collection payments on the transition charges to the trustee for deposit in the collection account each business day.  For a description of the allocation of the deposits, please read “Security for the Transition Bonds—How Funds in the Collection Account will be Allocated.”  Until transition charge collections are remitted to the collection account, the servicer will not segregate them from its general funds.  Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

The servicer will remit to the trustee transition charge collections based on its estimated system-wide charge-off percentage and the average number of days outstanding of bills.  No less often than annually, the servicer will reconcile remittances of estimated payments arising from transition charges with actual transition charge payments received by the servicer to more accurately reflect the amount of billed transition charges that should have been remitted, based on the amounts actually received.  To the extent the remittances of estimated payments arising from the transition charge exceed the amounts that should have been remitted based on actual system-wide charge-offs, the servicer will be entitled to receive a payment from us in an amount equal to the excess remittance, or to withhold the excess amount from any subsequent remittance to the trustee.  To the extent the remittances of estimated payments arising from the transition charge are less than the amount that should have been remitted, the servicer will remit the amount of the shortfall to the trustee within two business days.  Although the servicer will remit estimated payments arising from the transition charge to the trustee, the servicer is not obligated to make any payments on the transition bonds.  In the case of any shortfall, TCC will allocate that shortfall, first, ratably based on the amount owed to TCC or other parties (including those amounts associated with the bonds, the Series 2002-1 transition bonds and Series 2006-A transition bonds) and the amount owed for other fees and charges, other than late charges, and second, all remaining collections will be allocated to late charges.  The portion owed in respect of transition charges may be further allocated ratably between us, as issuer of the transition bonds, and other affiliates of TCC who have issued transition bonds under the Restructuring Act, including TCC Funding I and TCC Funding II.

In the event that the servicer makes changes to its current computerized customer information system which would allow the servicer to track actual transition charge payments and/or otherwise monitor payment and collection activity more efficiently or accurately than is being done today, the servicing agreement will allow the servicer to substitute actual remittance procedures for the estimated remittance procedures described above and otherwise modify the remittance procedures described above as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities.  However, the servicer will not be allowed to make any modification or substitution that will materially adversely affect the bondholders.  The servicer must also give notice to the rating agencies of any such computer system changes no later than 60 business days after the date on which all retail customer accounts are billed on the new system.

Servicing Compensation

The servicer will be entitled to receive an annual servicing fee in an amount equal to:

•	0.05% of the aggregate principal amount of the outstanding transition bonds for so long as the servicer remains TCC or an affiliate; or

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if TCC or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the trustee, but any amount in excess of 0.60% of the aggregate principal amount of the outstanding transition bonds must be approved by the Texas commission.

The servicing fee shall be paid semi-annually with half of the servicing fee being paid on each payment date.  The servicer will also be entitled to retain any interest earnings on transition charge collections prior to remittance to the collection account, as well as all late payment charges, if any, collected from customers or REPs.  However, if the servicer has failed to remit the transition charge collections to any collection account on the same business day that the servicer received such transition charge collections on more than three occasions during the period that the transition bonds are outstanding, then thereafter the servicer will be required to pay to the trustee any interest earnings on transition charge collections received by the servicer and invested by the servicer during each collection period prior to remittance to the collection account for so long as the transition bonds remain outstanding.  The trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the transition bonds.  So long as TCC or an affiliate, is the servicer, TCC’s servicing compensation will be included as an identified revenue credit and reduce revenue requirements for setting its transmission and distribution rates.  The expenses of servicing shall likewise be included as a cost of service in setting such rates.

Servicer Representations and Warranties; Indemnification

In the servicing agreement, the servicer will represent and warrant to us, as of the issuance date of the transition bonds, among other things, that:

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the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization (which is Texas, when TCC is the servicer), with requisite corporate or other power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, and to service the transition property and hold the records related to the transition property, and to execute, deliver and carry out the terms of the servicing agreement and the intercreditor agreement;

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the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the transition property as required under the servicing agreement and the intercreditor agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or to its servicing of the transition property);

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the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

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each of the servicing agreement and the intercreditor agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law (including concepts of materiality, reasonableness, good faith and fair dealing);

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the consummation of the transactions contemplated by the servicing agreement and the intercreditor agreement do not conflict with, result in any breach of, nor constitute a default under the servicer’s organizational documents or any indenture or other agreement or instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted in favor of the indenture trustee for the benefit of certificateholders under the basic documents or any lien created pursuant to Section 39.309 of the Restructuring Act) or violate any existing law or any existing order, rule or regulation applicable to the servicer of any governmental authority having jurisdiction over the servicer or its properties;

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each report or certificate delivered in connection with the issuance advice letter or delivered in connection with any filing made to the Texas commission by us with respect to the transition charges or true-up adjustments will be true and correct in all material respects, or, if based in part on or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions are reasonable based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);

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no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the servicer to execute, deliver and perform its obligations under the servicing agreement or the intercreditor agreement except those which have previously been obtained or made, those that are required to be made by the servicer in the future pursuant to the servicing agreement and those that the servicer may need to file in the future to continue the effectiveness of any financing statements; and

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no proceeding or, to the servicer’s knowledge, investigation is pending and, to the servicer’s knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties involving or relating to the servicer or the issuer or, to the servicer’s knowledge, any other person, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent issuance of the transition bonds or the consummation of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of the servicing agreement or the other basic documents, the transition bonds or seeking to adversely affect the federal income tax or state income or franchise tax classification of transition bonds as debt.

The servicer is not responsible for any ruling, decision, action or determination made or not made, or any delay of the Texas commission (except any delay caused by the servicer’s failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreement that adversely affects the transition property or the true-up adjustments) in any way related to the transition property, the transition charges or any true-up adjustment.  The servicer also is not liable for the calculation of the transition charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a negligent manner or for any person, including the bondholders, not receiving any payment, amount or return anticipated or expected or in respect of any transition bond generally.

The Servicer Will Indemnify Us, Other Entities and the Texas Commission in Limited Circumstances

The servicer will indemnify, defend and hold harmless us and the trustee (for itself and for your benefit) and the independent managers and each of their respective officers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising as a result of:

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the servicer’s willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement or the intercreditor agreement,

•	the servicer’s breach of any of its representations or warranties under the servicing agreement or the intercreditor agreement,

•	litigation and related expenses relating to its status and obligations as servicer (other than any proceeding the servicer is required to institute under the servicing agreement), and

•	any finding that interest payable to a REP with respect to disputed funds must be paid by us or from the transition property.

The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct, bad faith or gross negligence of the party seeking indemnification, or resulting from a breach of a representation or warranty made by any such person in any of the basic documents that give rise to the servicer’s breach.

In addition, the servicer will agree to indemnify the Texas commission (for the benefit of retail electric customers) in connection with any liabilities, obligations, losses, damages, payments and claims, including any increase in servicing fees as described under “—Servicing Compensation,” resulting from the servicer’s willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under the servicing agreement.  Any such indemnity payments made to the Texas commission for the benefit of the retail electric customers will be remitted to the trustee promptly for deposit in the collection account.

Except for payment of the servicing fee, reimbursement of excess remittances and certain costs incurred and payment of the purchase price of the transition property, the servicing agreement also provides that the servicer releases us and our independent managers, the trustee and each of our respective officers, directors and agents from any actions, claims and demands which the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the transition property or the servicer’s activities with respect to the transition property, other than actions, claims and demands arising from the willful misconduct, bad faith or gross negligence of the parties.

The PUCT, acting through its authorized legal representative, may enforce the servicer’s obligations imposed pursuant to the financing order for the benefit of ratepayers to the extent permitted by law.

Evidence as to Compliance

The servicing agreement will provide that the servicer will furnish annually to us, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2013 or, if earlier, on the date on which the annual report relating to the bonds is required to be filed with the SEC, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended December 31(or preceding period since the issuance date of the transition bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

The servicing agreement also provides that a firm of independent certified public accountants, at the servicer’s expense, will furnish annually to us, the trustee and the rating agencies on or before March 31 of each year, beginning March 31, 2013 or, if earlier, on the date on which the annual report relating to the bonds is required to be filed with the SEC, an annual accountant’s report, which will include any required attestation report that attests to and reports on the servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted.  The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of The Public Company Accounting Oversight Board.

Copies of the above reports will be filed with the Commission.  You may also obtain copies of the above statements and certificates by sending a written request addressed to the trustee.

The servicer will also be required to deliver to us, the trustee and the rating agencies monthly reports setting forth certain information relating to collections of transition charges received during the preceding calendar month and, shortly before each payment date, a report setting forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the transition bonds and the amounts specified in the related expected amortization schedule after giving effect to any such payments, and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date.  The servicer is required to file copies of these reports with the Commission.

In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the trustee and the rating agencies.  The servicer is also required to prepare and deliver certain disclosures to its retail customers and to REPs, and to provide to the rating agencies any non-confidential and non-proprietary information about the REPs as is reasonably requested by the rating agencies.

Matters Regarding the Servicer

The servicing agreement will provide that TCC may not resign from its obligations and duties as servicer thereunder, except when TCC delivers to the trustee and the Texas commission an opinion of independent legal counsel to the effect that TCC’s performance of its duties under the servicing agreement is no longer permissible under applicable law.  No resignation by TCC as servicer will become effective until a successor servicer has assumed TCC’s servicing obligations and duties under the servicing agreement.

The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to the trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment.  However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties.  The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the trustee or on any document submitted by any person respecting any matters under the servicing agreement.  In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at our expense.

Under the circumstances specified in the servicing agreement, any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to all or substantially all of the servicer’s electric transmission and distribution business may assume all of the rights and obligations of the servicer under the servicing agreement.  If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides distribution service directly to retail customers taking service as facilities, premises located in the servicer’s service territory may assume all of the servicer’s rights and obligations under the servicing agreement.  The following are conditions to the transfer of the duties and obligations to a successor servicer:

•
immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event which after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;

•	the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;

•
the servicer has delivered to us and to the trustee an officer’s certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;

•
the servicer has delivered to us and to the trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those with the Texas commission, to preserve, perfect and maintain the priority of our interests in and the trustee’s lien on the transition property, have been made or that no filings are required;

•	the servicer has given prior written notice to the rating agencies; and

•
the servicer has delivered to us, the Texas commission, the trustee and the rating agencies an opinion of independent tax counsel to the effect that, for federal income tax purposes, such transaction will not result in a material federal income tax consequence to the issuing entity or the transition bondholders.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

The servicing agreement permits the servicer to appoint any person to perform any or all of its obligations.  However, unless the appointed person is an affiliate of TCC, appointment must satisfy the rating agency condition.  In all cases, the servicer must remain obligated and liable under the servicing agreement.

Servicer Defaults

Servicer defaults under the servicing agreement will include:

•
any failure by the servicer to remit any amount, including payments arising from the transition charges into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from us or the trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

•
any failure by the servicer to duly perform its obligations to make transition charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days;

•
any failure by the servicer or, if the servicer is TCC or an affiliate of TCC, by TCC to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party, which failure materially and adversely affects the rights of bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is TCC or an affiliate of TCC, by us or by the trustee or after such failure is discovered by an officer of the servicer;

•
any representation or warranty made by the servicer in the servicing agreement or any basic document proves to have been incorrect in a material respect when made, which has a material adverse effect on the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us or the trustee after such failure is discovered by an officer of the servicer; and

•	events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default

In the event of a servicer default that remains unremedied, the trustee may, and upon the instruction of the Texas commission (on behalf of the customers) or the holders of transition bonds evidencing not less than a majority in principal amount of then outstanding transition bonds, the trustee will terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer’s indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed.  After the termination, the trustee may and, upon the instruction of the holders of transition bonds evidencing not less than a majority in principal amount of then outstanding transition bonds, the trustee will appoint a successor servicer who will, subject to the terms and provisions of the intercreditor agreement, succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

In addition, when a servicer defaults by failing to remit transition charges as required by the servicing agreement, the bondholders (subject to the provisions of the indenture) and the trustee as beneficiary of any statutory lien permitted by the Restructuring Act will be entitled to (i) apply to a Travis County, Texas district court for sequestration and payment of revenues arising from the transition property and (ii) apply to the Texas commission for an order that amounts arising from the transition charges be transferred to a separate account for the benefit of the bondholders in accordance with the Restructuring Act.  If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the trustee or the bondholders from effecting a transfer of servicing.  Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus.

If within thirty days after the delivery of the termination notice, a new servicer shall not have been appointed, the trustee may appoint, or petition the Texas commission or a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the nationally recognized statistical rating agencies rating the transition bonds.  In no event will the trustee be liable for its appointment of a successor servicer.  The trustee may make arrangements for compensation to be paid to the successor servicer.

TCC is also the servicer of certain transition property sold to TCC Funding I and to TCC Funding II as described in “Relationship to the Series 2002-1 Transition Bonds and the Series 2006-A Transition Bonds” and may be the servicer of certain other transition property sold in the future.  We, TCC Funding I and TCC Funding II will enter into an intercreditor agreement which requires that any replacement servicer for the transition bonds also act as servicer for TCC Funding I’s transition bonds and for TCC Funding II’s transition bonds.  Consequently, it may be impractical and/or difficult upon a servicer default to appoint a replacement servicer unless the holders of transition bonds issued by TCC Funding I and TCC Funding II have similarly elected to replace TCC as servicer of the transition property owned by TCC Funding I and TCC Funding II.  Please read “Relationship to the Series 2002-1 Transition Bonds and the Series 2006-A Transition Bonds.”

Waiver of Past Defaults

Holders of transition bonds evidencing not less than a majority in principal amount of the then outstanding transition bonds, on behalf of all bondholders, together with the Texas commission, may waive any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the collection account under the servicing agreement.  The servicing agreement provides that no waiver will impair the bondholders’ rights relating to subsequent defaults.  Promptly after executing such a waiver, the servicer will furnish a copy of such waiver to each rating agency.

Successor Servicer

If for any reason a third-party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with us and with the trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired.  The servicing agreement will provide that the servicer will be liable for the reasonable costs and expenses incurred in transferring the transition property records to the successor servicer and amending the servicing agreement to reflect such succession if such transfer is the result of a servicer default.  In all other cases such costs and expenses will be paid by the party incurring them.

Amendment

The servicing agreement may be amended in writing by the servicer and us, if a copy of the amendment is provided by us to each rating agency and if the rating agency condition has been satisfied, with the prior written consent of the trustee and, with respect to amendments that would increase ongoing qualified costs as defined in the financing order, the consent or deemed consent of the Texas commission.  If the Texas commission adopts rules or regulations the effect of which is to modify or supplement any provision of the servicing agreement related to the credit and deposit requirements for retail electric providers and which the rating agencies have confirmed will not result in a suspension, withdrawal or downgrade of the then-current ratings on the transition bonds, the servicing agreement will be so modified or supplemented on the effective date of such rule or regulation without the necessity of any further action by any party to the servicing agreement.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

Challenge to True Sale Treatment

TCC will represent and warrant that the transfer of the transition property in accordance with the sale agreement constitutes a true and valid sale and assignment of that transition property by TCC to us.  It will be a condition of closing for the sale of the transition property pursuant to the sale agreement that TCC will take the appropriate actions under the Restructuring Act, including filing a notice of transfer of an interest in the transition property, to perfect this sale.  The Restructuring Act provides that a transfer of transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the relevant transition property.  We and TCC will treat such a transaction as a sale under applicable law.  However, we expect that transition bonds will be reflected as debt on TCC’s consolidated financial statements.  In addition, we anticipate that the transition bonds will be treated as debt of TCC for federal income tax purposes.  Please read “The Restructuring Act—Recovery of Transition to Competition Costs for TCC and Other Texas Utilities” and “Material U.S. Federal Income Tax Consequences.”  In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the transition property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position.  Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of TCC and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the transition bonds.

In that regard, we note that the bankruptcy court in In re:  LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh.  2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate. . .  sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization.  274 B.R. at 285.  The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.”  The court did not otherwise overrule its earlier ruling.  The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

Even if creditors did not challenge the sale of transition property as a true sale, a bankruptcy filing by TCC could trigger a bankruptcy filing by us with similar negative consequences for bondholders.  In a recent bankruptcy case, In re General Growth Properties, Inc., General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as special purpose vehicles.  The bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders’ cash collateral to make loans to the parent for general corporate purposes.  The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.

We and TCC have attempted to mitigate the impact of a possible recharacterization of a sale of transition property as a financing transaction under applicable creditors’ rights principles.  The sale agreement will provide that if the transfer of the applicable transition property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by TCC will be deemed to have granted to us on behalf of ourselves and the trustee a first priority security interest in all TCC’s right, title and interest in and to the transition property and all proceeds thereof.  In addition, the sale agreement will require the filing of a notice of security interest in the transition property and the proceeds thereof in accordance with the Restructuring Act.  As a result of this filing, we would be a secured creditor of TCC and entitled to recover against the collateral or its value.  This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a TCC bankruptcy.  Further, if, for any reason, a transition property notice is not filed under the Restructuring Act or we fail to otherwise perfect our interest in the transition property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of TCC.

The Restructuring Act provides that the creation, granting, perfection and enforcement of liens and security interests in Transition property are governed by the Restructuring Act and not by the Texas Business & Commerce Code.  Under the Restructuring Act, a valid and enforceable lien and security interest in transition property may be created only by a financing order issued under the Restructuring Act and the execution and delivery of a security agreement with a holder of transition bonds or a trustee or agent for the holder.  The lien and security interest attaches automatically from the time value is received for the transition bonds.  Upon perfection through the filing of notice with the Secretary of State of Texas pursuant to rules established by the Secretary of State of Texas, the security interest shall be a continuously perfected lien and security interest in the transition property, with priority in the order of filing and take precedence over any subsequent judicial or other lien creditor.  If this notice is filed within ten days after value is received for the transition bonds, the security interest will be perfected retroactive to the date value was received, otherwise, the security interest will be perfected as of the date of filing.  None of this, however, mitigates the risk of payment delays and other adverse effects caused by a TCC bankruptcy.  Further, if, for any reason, a transition property notice is not filed under the Restructuring Act or we fail to otherwise perfect our interest in the transition property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of TCC.

Consolidation of the Issuing Entity and TCC

If TCC were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of TCC and us.  We and TCC have taken steps to attempt to minimize this risk.  Please read “AEP Texas Central Transition Funding III LLC, The Issuing Entity” in this prospectus.  However, no assurance can be given that if TCC were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of TCC.  Substantive consolidation would result in payment of the claims of the beneficial owners of the transition bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Transition Property as Current Property

TCC will represent in the sale agreement, and the Restructuring Act provides, that the transition property sold pursuant to such sale agreement constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance  of transition bonds.  Nevertheless, no assurance can be given that, in the event of a bankruptcy of TCC, a court would not rule that the applicable transition property comes into existence only as retail electric customers use electricity.

If a court were to accept the argument that the applicable transition property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the transition bondholders would attach to the transition charges in respect of electricity consumed after the commencement of the bankruptcy case or that the transition property has been sold to us.  If it were determined that the transition property had not been sold to us, and the security interest in favor of the transition bondholders  did not attach to the applicable transition charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against TCC.  If so, there would be delays and/or reductions in payments on the transition bonds.  Whether or not a court determined that transition property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any transition charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.

In addition, in the event of a bankruptcy of TCC, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of TCC’s costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the transition charge receipts used to make payments on the transition bonds.

Regardless of whether TCC is the debtor in a bankruptcy case, if a court were to accept the argument that transition property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of TCC arising before that transition property came into existence could have priority over our interest in that transition property.  Adjustments to the transition charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

If TCC were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against TCC as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case.  In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against TCC.  That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur.  If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against TCC based on breach of contract principles.  The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims.  Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving TCC.

Enforcement of Rights by the Trustee

Upon an event of default under the indenture, the Restructuring Act permits the trustee to enforce the security interest in the transition property sold pursuant to the sale agreement in accordance with the terms of the indenture.  In this capacity, the trustee is permitted to request the Texas commission or a Travis County, Texas district court to order the sequestration and payment to holders of transition bonds of all revenues arising from the applicable transition charges.  There can be no assurance, however, that the Texas commission or a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code.  In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the Texas commission or a district court judge and an order requiring an accounting and segregation of the revenues arising from the transition property sold pursuant to the sale agreement.  There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

The servicer is entitled to commingle the transition charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement.  The Restructuring Act provides that the relative priority of a lien created under the Restructuring Act is not defeated or adversely affected by the commingling of transition charges arising with respect to the transition property with funds of the electric utility.  In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the transition charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property.  If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled transition charges held as of that date and could not recover the commingled transition charges held as of the date of the bankruptcy.

However, if the court were to rule on the ownership of the commingled transition charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled transition charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay.  A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled transition charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition.  The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the Texas commission or a court of competent jurisdiction to appoint a successor servicer that meets this criterion.  However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer.  Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that TCC as servicer was capable of performing.  Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

Bankruptcy of a Retail Electric Provider

A retail electric provider is not required to segregate the transition charges it collects from its general funds.  The Restructuring Act provides that our rights to transition property are not affected by the commingling of these funds with other funds.  In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize our right to receive the collected transition charges that are commingled with other funds of a retail electric provider prior to or as of the date of bankruptcy, including transition charges associated with other issuances of transition bonds, such as the Series 2002-1 transition bonds and the Series 2006-A transition bonds.  If so, the collected transition charges held by a retail electric provider as of the date of bankruptcy would not be available to us to pay amounts owing on the transition bonds.  In this case, we would have only a general unsecured claim against that retail electric provider for those amounts.

In addition, the bankruptcy of a retail electric provider may cause a delay in or prohibition of enforcement of various rights against the retail electric provider, including rights to require payments by the retail electric provider, rights to enforce against the REP deposit account or any other security deposits of the retail electric provider held by the trustee, rights to retain preferential payments made by the retail electric provider prior to bankruptcy, rights to require the retail electric provider to comply with financial provisions of the Restructuring Act or other state laws, rights to terminate contracts with the retail electric provider and rights that are conditioned on the bankruptcy, insolvency or financial condition of the retail electric provider.  Such a bankruptcy could also cause a possible disgorgement of any security deposits of the REP held by the trustee.

Affiliated Retail Electric Providers

Retail electric providers will be required to remit to the servicer a fixed portion of billed transition charges except for a reasonable allowance for expected losses.  As incentive collection agent compensation, a retail electric provider may retain collections from end-use customers in excess of the specified percentage remitted but is not reimbursed for collections below the specified percentage.  The specified percentage will be adjusted on an annual basis to take into account the collection experience of the previous year, as demonstrated by audited reports from all retail electric providers.

In the event of a bankruptcy of TCC, a party in interest in bankruptcy could attempt to take the position that an affiliated retail electric provider had taken all or some of the risk of transition charge collections.  If a court were to adopt this position, there would be an increased possibility that the court would recharacterize the transaction as a financing transaction and not a “true sale” or substantively consolidate the assets and liabilities of TCC and us.

Other risks relating to bankruptcy may be found in “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings Of Retail Electric Providers.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the transition bonds.  Except as specifically provided below with respect to Non-U.S. Holders (as defined below), this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their transition bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the United States federal income tax laws (such as financial institutions, life insurance companies, retirement plans, regulated investment companies, persons who hold transition bonds as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a “functional currency” other than the United States dollar, investors in pass-through entities and tax-exempt organizations).  This summary also does not address the consequences to holders of the transition bonds under state, local or foreign tax laws.  However, by acquiring a transition bond, a transition bondholder agrees to treat the transition bond as a debt of TCC to the extent consistent with applicable state, local and other tax law unless otherwise required by appropriate taxing authorities.

This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof.  All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

U.S. Holder and Non-U.S. Holder Defined

A “U.S. Holder” means a beneficial owner of a transition bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a U.S. person.  A “Non-U.S. Holder” means a beneficial owner of a transition bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the United States or (iii) a former resident of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a transition bond, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them.  Similarly, former citizens and former residents of the United States are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.

ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Taxation of the Issuing Entity and Characterization of the Transition Bonds

Based on Revenue Procedure 2005-62, 2005-2 CB 507, it is the opinion of Sidley Austin LLP, as tax counsel, that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from TCC and (2) the transition bonds will be treated as debt of TCC.  By acquiring a transition bond, a beneficial owner agrees to treat the transition bond as debt of TCC for U.S. federal income tax purposes.  This opinion is based on certain representations made by us and TCC, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the transition bonds.

Tax Consequences To U.S. Holders

Interest

Interest income on the transition bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting.  We expect that the transition bonds will not be issued with original issue discount.  If the transition bonds are issued with original issue discount, the prospectus supplement will address the material tax consequences of purchasing transition bonds with original issue discount.

Sale or Retirement of Transition Bonds

On a sale, exchange or retirement of a transition bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the transition bond.  A U.S. Holder’s tax basis in a transition bond is the U.S. Holder’s cost, subject to adjustments such as reductions in basis for principal payments received previously.  Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the transition bond was held for more than one year at the time of disposition.  If a U.S. Holder sells the transition bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the transition bond but that has not yet been paid by the sale date.  To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain.

Tax Consequences to Non-U.S. Holders

Withholding Taxation on Interest

Payments of interest income on the transition bonds received by a Non-U.S. Holder that does not hold its transition bonds in connection with the conduct of a trade or business in the United States will generally not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of AEP entitled to vote, is not a controlled foreign corporation that is related to AEP through stock ownership, is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and the withholding agent receives:

•	from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;

•
a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

•
a withholding certificate from a person representing to be a “qualified intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

•
a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner and a copy of such withholding certificate.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to TCC or its paying agent in order to claim the foregoing exemption from United States withholding tax on payments of interest.  Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax and the Non-U.S. Holder provides a withholding certificate properly establishing such reduction of exemption.  A Non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).  Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty.  To avoid having the 30% withholding tax imposed on effectively connected interest income, the Non-U.S. Holder must provide a withholding certificate on which the Non-U.S. Holder certifies, among other facts, that payments on the transition bonds are effectively connected with the conduct of a trade or business in the United States.

Capital Gains Tax Issues

A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of transition bonds, unless:

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

•
the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

Backup Withholding

Backup withholding of United States federal income tax may apply to payments made in respect of the transition bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner.  Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients.  Payments made in respect of the transition bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption.

A U.S. Holder can obtain a complete exemption from the backup withholding tax by providing a properly completed Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).  Compliance with the identification procedures described above under “Tax Consequences to Non-U.S. Holders—Withholding Taxation on Interest” would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

In addition, backup withholding of United States federal income tax may apply upon the sale of a transition bond to (or through) a broker, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met).  The sale may also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met).  Certification of the seller’s non-U.S. status would be made normally on an IRS Form W-8BEN signed under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence.  A sale of a transition bond to (or through) a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding unless the broker is a United States person or has certain connections to the United States.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is timely furnished to the IRS.

Recently Enacted Legislation

Recently enacted legislation will impose a 3.8% tax on the net investment income (which includes interest and gross proceeds of a disposition of transition bonds) of certain U.S. Holders who are individuals, trusts and estates, for taxable years beginning after December 31, 2012.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, known as ERISA, and Section 4975 of the Internal Revenue Code impose certain requirements on plans subject to ERISA or Section 4975 of the Internal Revenue Code.  ERISA and the Internal Revenue Code also impose certain requirements on fiduciaries of a plan in connection with the investment of the assets of the plan.  For purposes of this discussion, “plans” include employee benefit plans and other plans and arrangements that provide retirement income, including individual retirement accounts and annuities and Keogh plans, as well as some collective investment funds and insurance company general or separate accounts in which the assets of those plans, accounts or arrangements are invested.  A fiduciary of an investing plan is any person who in connection with the assets of the plan:

•	has discretionary authority or control over the management or disposition of assets, or

•	provides investment advice for a fee.

Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to ERISA requirements.  Accordingly, assets of these plans may be invested in the transition bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes certain general fiduciary requirements on fiduciaries, including:

•	investment prudence and diversification, and

•	the investment of the assets of the plan in accordance with the documents governing the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as “parties in interest,” unless a statutory or administrative exemption is available.  Parties in interest include parties in interest under ERISA and disqualified persons under the Internal Revenue Code.  The types of transactions that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods or services.

Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 501(i) of ERISA, unless a statutory or administrative exemption is available.  In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons.  In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Regulation of Assets Included in a Plan

A fiduciary’s investment of the assets of a plan in the transition bonds may cause our assets to be deemed assets of the plan.  Section 2510.3-101 of the regulations of the United States Department of Labor, as modified by Section 3(42) of ERISA, provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors is significant and none of the other exceptions contained in Section 2510.3-101 of the regulations applies.  An equity interest is defined in Section 2510.3-101 of the regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Although there is no authority directly on point and unless otherwise stated in the prospectus supplement, it is anticipated that the transition bonds will be treated as indebtedness under local law without any substantial equity features.

If the transition bonds were deemed to be equity interests in us and none of the exceptions contained in Section 2510.3-101 of the regulations were applicable, then our assets would be considered to be assets of any plans that purchase the transition bonds.  The extent to which the transition bonds are owned by benefit plan investors will not be monitored.  If our assets were deemed to constitute “plan assets” pursuant to Section 2510.3-101 of the regulations, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and or Section 4975 of the Internal Revenue Code.

In addition, the acquisition or holding of the transition bonds by or on behalf of a plan could give rise to a prohibited transaction if we or the trustee, TCC, any other servicer, AEP, any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan.  Each purchaser of the transition bonds will be deemed to have represented and warranted that its purchase and holding of the transition bonds will not result in a prohibited transaction.

Before purchasing any transition bonds by or on behalf of a plan, you should consider whether the purchase and holding of transition bonds might result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the purchase and holding of the transition bonds.

Prohibited Transaction Exemptions

If you are a fiduciary of a plan, before purchasing any transition bonds, you should consider the availability of one of the Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:

•	PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

•	PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager;”

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager;” and

•
the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the transition bonds by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment.  Even if one of these class exemptions or statutory exemptions were deemed to apply, transition bonds may not be purchased with assets of any plan if we or the trustee, TCC, any other servicer, American Electric Power Company, any underwriter or any of their affiliates:

•	has investment discretion over the assets of the plan used to purchase the transition bonds;

•
has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the transition bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

•	unless PTCE 90-1 or 91-38 applied to the purchase and holding of the transition bonds, is an employer maintaining or contributing to the plan.

Consultation with Counsel

If you are a fiduciary which proposes to purchase the transition bonds on behalf of or with assets of a plan, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

PLAN OF DISTRIBUTION

We may sell the transition bonds to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in the prospectus supplement.  We may also offer or place the transition bonds either directly or through agents.  We intend that transition bonds will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the transition bonds may be made through a combination of these methods.

The distribution of the transition bonds may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions.  Underwriters may sell transition bonds to dealers at prices less a concession.  Underwriters may allow, and the dealers may reallow, a concession to other dealers.  Underwriters, dealers and agents that participate in the distribution of the transition bonds may be deemed to be underwriters and any discounts or commissions received by them from the issuing entity and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.

RATINGS FOR THE TRANSITION BONDS

We expect that the transition bonds will receive credit ratings from three NRSROs.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  Each rating should be evaluated independently of any other rating.  No person is obligated to maintain the rating on any transition bonds and, accordingly, we can give no assurance that the ratings assigned to any tranche of the transition bonds upon initial issuance will not be lowered or withdrawn by a NRSRO at any time thereafter.  If a rating of any  tranche of transition bonds is lowered or withdrawn, the liquidity of this tranche of the transition bonds may be adversely affected.  In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each  tranche of the transition bonds by the final maturity date or tranche final maturity date, as well as the timely payment of interest.

Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the transition bonds.  As a result, an NRSRO other than the NRSRO hired by the sponsor (hired NRSRO) may issue ratings on the transition bonds (Unsolicited Ratings), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs.  The Unsolicited Ratings may be issued prior to, or after, the closing date in respect of the transition bonds.  Issuance of any Unsolicited Rating will not affect the issuance of the transition bonds.  Issuance of an Unsolicited Rating lower than the ratings assigned by the hired NRSRO on the transition bonds might adversely affect the value of the transition bonds and, for regulated entities, could affect the status of the transition bonds as a legal investment or the capital treatment of the transition bonds.  Investors in the transition bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.

A portion of the fees paid by TCC to a NRSRO which is hired to assign a rating on the bonds is contingent upon the issuance of the transition bonds.  In addition to the fees paid by TCC to a NRSRO at closing, TCC will pay a fee to the NRSRO for ongoing surveillance for so long as the transition bonds are outstanding.  However, no NRSRO is  under any obligation to continue to monitor or provide a rating on the transition bonds.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we and TCC have filed with the SEC relating to the transition bonds.  This prospectus and each prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement.  However, this prospectus and each prospectus supplement do not contain all of the information contained in the registration statement and the exhibits.  Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete.  Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit.  Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov.  You may also read and copy the registration statement, the exhibits and any other documents we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E, Washington, D.C. 20549.  You may obtain further information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

AEP Texas Central Transition Funding III LLC
539 N. Carancahua Street
Suite 1700
Corpus Christi, Texas 78401
(361) 881-5399

Our SEC Securities Act file number is 333-179092 and 333-179092-01.

We or TCC as sponsor will also file with the SEC all of the periodic reports we or the sponsor are required to file under the Securities Exchange Act and the rules, regulations or orders of the SEC thereunder; however, neither we nor TCC as sponsor intend to file any such reports relating to the transition bonds following completion of the reporting period required by Rule 15d-1 or Regulation 15D  under the Exchange Act, unless required by law.  Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  A more detailed description of the information to be included in these periodic reports, please read “Description of the Transition Bonds—Website Disclosure.”

The SEC allows us to “incorporate by reference” into this prospectus information we or the sponsor file with the SEC.  This means we can disclose important information to you by referring you to the documents containing the information.  The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in a prospectus supplement or information that we or the sponsor file subsequently that is incorporated by reference into this prospectus.  We are incorporating into this prospectus any future filings which we or TCC, solely in its capacity as our sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering of the transition bonds is completed.  These reports will be filed under our own name as issuing entity.  Any statement contained in this prospectus, in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to the transition bonds, including certain federal income tax matters, will be passed on by Sidley Austin LLP, counsel to TCC and us.  Certain other legal matters relating to the transition bonds will be passed on by Richards, Layton & Finger, special Delaware counsel to us, by Duggins, Wren, Mann & Romero LLP, Austin, Texas,

regulatory counsel to TCC, by Bracewell & Giuliani LLP, Austin, Texas, Texas counsel to TCC and us, and by Dewey & LeBoeuf LLP, counsel to the underwriters.

GLOSSARY OF DEFINED TERMS

Set forth below is a list of the defined terms used in this prospectus which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement:

AEP means American Electric Power Company, Inc.

Bankruptcy Code means Title 11 of the United States Code, as amended.

Basic Documents means the Administration Agreement, the Sale Agreement, Servicing Agreement, Indenture, Intercreditor Agreement and any supplements thereto or the bill of sale given by the seller and the notes evidencing the transition bonds.

Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in Dallas, Texas, New York, New York, or Columbus, Ohio are, or DTC office of the trustee is, authorized or obligated by law, regulation or executive order to remain closed.

Clearstream means Clearstream Banking, Luxembourg, S.A.

Collateral means all of our assets pledged to the trustee for the benefit of the holders of the transition bonds, which includes the transition property, all rights of the issuing entity under the sale agreement, the servicing agreement and the other documents entered into in connection with the transition bonds, all rights to the collection account and the subaccounts of the collection account, and all other property of the issuing entity relating to the transition bonds, including all proceeds.

Collection account means the segregated trust account relating to the transition bonds designated the collection account  and held by the trustee under the indenture.

DTC means the Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

Eligible institution means (a)  the corporate trust department of the indenture trustee, so long as any of the securities of the indenture trustee have either a short-term credit rating from Moody’s of at least P-1 or a long-term  unsecured debt rating from Moody’s of at least A2 and have a credit rating from each other rating agency in one of its generic rating categories which signifies investment grade; or (b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, and, if rated by Fitch, the equivalent of the lower of those two ratings by Fitch or (B) a short-term issuer rating of “A-1+” or higher by S&P and “P-1” or higher by Moody’s and, if Fitch provides a rating thereon, "F1+" by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

ERCOT means the Electric Reliability Council of Texas, Inc.

Euroclear means the Euroclear System.

Excess funds subaccount means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.

Excess payments means advances paid to the servicer by the retail electric provider in excess of amounts paid by retail electric customers to the retail electric provider on an annual basis.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Financing order means, unless the context indicates otherwise, the financing order issued by the Texas commission to TCC on January 12, 2012 Docket No. 39931.

Fitch means Fitch Ratings or any successor in interest.

Indenture means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of transition bonds, as the same may be amended and supplemented from time to time.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

Issuing entity means AEP Texas Central Transition Funding III LLC.

kW means kilowatt.

CH1 6208653v.22

kWh means kilowatt-hour.

Moody’s means Moody’s Investors Service, Inc. or any successor in interest.

MWh means megawatt-hour.

Nonbypassable refers to the right of the servicer to collect the transition charges from all existing and future retail customers located within TCC’s service territory, subject to certain limitations specified in the Restructuring Act, even if those customers elect to purchase electricity from another supplier or choose to operate new on-site generation or if the utility goes out of business and its service area is acquired by another utility or is municipalized.

Non-U.S. Holder means a holder of transition bonds that is neither a U.S. Holder nor subject to rules applicable to former citizens and residents of the United States.

NRSRO means a nationally recognized statistical rating organization.

Payment date means the date or dates on which interest and principal are to be payable on the transition bonds.

Provider of Last Resort or POLR means a provider of last resort, which is a retail electric provider required to offer a standard retail services package for each class of retail customers it serves at a fixed rate agreed to by the Texas commission.

PTCE means a prohibited transaction class exemption of the United States Department of Labor.

PUCT means the Public Utility Commission of Texas.

Qualified costs means the costs of an electric utility recoverable through the issuance of transition bonds, the costs of issuing, supporting, and servicing the transition bonds, and any costs of retiring and refunding the electric utility’s existing debt and equity securities in connection with the issuance of the transition bonds.

Rating agencies means Moody’s, S&P and Fitch.

Rating agency condition means, with respect to any action, not less than ten (10) business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the servicer, the indenture trustee and us that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of transition bonds issued by us and that prior to the taking of the proposed action no other rating agency shall have provided written notice to us that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such tranche of transition bonds; provided, that if within such ten (10) business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) we shall be required to confirm that such rating agency has received the rating agency condition request, and if it has, promptly request the related rating agency condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) business days following such second (2nd) request, the applicable rating agency condition requirement shall not be deemed to apply to such rating agency.  For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).

Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each transition bond is registered will be paid on the respective payment date.

Regulation AB means the rules of the SEC promulgated under Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

Required capital level means the amount required to be funded in the capital subaccount, which will equal 0.50% of the principal amount issued by us unless otherwise specified in the prospectus supplement.

Restructuring Act means the Texas legislation adopted in June 1999 that substantially amended the regulatory structure governing electric utilities in order to allow retail competition beginning on January 1, 2002, as such legislation has been amended.

Retail customer means a retail end user of electricity and related services provided by a retail electric provider via the transmission and distribution system of a utility such as TCC.

Retail electric customer means a retail customer within TCC’s service territory.

Retail electric providers or REPs means entities certified under state law that provide electricity and related services to retail electric customers within TCC’s service territory.

S&P means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor in interest.

Sale agreement means the sale agreement to be entered into between the issuing entity and TCC, pursuant to which TCC sells and AEP Texas Central Transition Funding III LLC buys the transition property.

Service territory means, with regard to TCC, the certificated service area of TCC as it existed on May 1, 1999, within which TCC may recover qualified costs through nonbypassable transition charges assessed on retail electric customers within that area.

Series supplement means the supplement to the indenture which establishes the specific terms of the transition bonds.

Servicer means TCC, acting as the servicer, and any successor or assignee servicer, which will service the transition property under a servicing agreement with the issuing entity.

Servicing agreement means the servicing agreement to be entered into between the issuing entity and TCC, as the same may be amended and supplemented from time to time, pursuant to which TCC undertakes to service the transition property.

TCC means AEP Texas Central Company.

TCC Funding I means AEP Texas Central Transition Funding LLC.

TCC Funding II means AEP Texas Central Transition Funding II LLC.

TCC’s service area means TCC’s certificated service area as it existed on May 1, 1999.

Texas commission means the Public Utility Commission of Texas.

Transition charges means, with regard to TCC, the amounts authorized to be imposed on all retail electric customer bills within TCC’s service territory and collected, through a nonbypassable mechanism, by the servicer, to recover qualified costs pursuant to a financing order.

Transition property means, with regard to TCC or an issuing entity (such as us), all of TCC’s right, title, and interest in and to certain property established pursuant to a financing order which is then transferred to the issuing entity (such as us), including the irrevocable right to impose, collect and receive transition charges payable by existing and future retail customers in TCC’s service area  (other than certain exempted customers) in an amount sufficient to pay the principal and interest on transition bonds and to make deposits to the various subaccounts within the collection account.  Unless the context otherwise requires, when we refer to transition property in this prospectus we mean the transition property authorized under the financing order.

Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

True-up means a mechanism required by the Restructuring Act and the financing order whereby the servicer will apply to the Texas commission for adjustments to the applicable transition charges based on actual collected transition charges and updated assumptions by the servicer as to future collections of transition charges.  The Texas commission will approve properly filed adjustments.  Adjustments will immediately be reflected in the customers’ next billing cycle.  Any corrections for mathematical errors will be reflected in the next true-up.

Trust Indenture Act means the Trust Indenture Act of 1939, as amended.

U.S. Holder means a holder of a transition bond that is (i) a citizen or resident of the United States.  (ii) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the United States is able to exercise primary authority over its administration and (B) one or more United States persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Treasury Regulations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$91,680.00
Printing Expenses	$40,000.00
Trustee Fees and Expenses	$25,000.00
Legal Fees and Expenses	$1,650,000.00
Accountants’ Fees and Expenses	$170,000.00
Rating Agencies’ Fees	$1,013,921.00
Miscellaneous	$435,000.00

Total	$3,425,601.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

AEP TEXAS CENTRAL TRANSITION FUNDING III LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in the limited liability company agreement of a limited liability company, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.  Under our limited liability company agreement, we will indemnify our managers to the fullest extent permitted by law against any liability incurred with respect to their services as managers under our limited liability company agreement, except for liabilities arising from their own fraud, gross negligence or willful misconduct.

AEP TEXAS CENTRAL COMPANY

Article 2.02-1 of the Texas Business Corporation Act permits AEP Texas Central Company (“Texas Central”), in certain circumstances, to indemnify any present or former director, officer, employee or agent of Texas Central against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of Texas Central.

Article VII of the Restated Articles of Incorporation of Texas Central provides that, to the fullest extent permitted by law, no director of the corporation shall be liable to the corporation or its shareholders.

Article IX of the Bylaws of Texas Central provides that the corporation shall indemnify any person for liability incurred because that person is or was a director or officer of the corporation provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. Article IX of the Bylaws further provides that the corporation shall indemnify any director or officer of the corporation for all expenses incurred in defense of any action or suit brought in the right of the corporation provided the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation.

The above is a general summary of certain provisions of Texas Central's Articles of Incorporation and Bylaws and of the Texas Business Corporation Act and is subject in all respects to the specific and detailed provisions of Texas Central's Articles of Incorporation and Bylaws and the Texas Business Corporation Act

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Texas Central maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

(a)           All financial statements, schedules and historical financial information have been omitted as they are not applicable.

1.1	Form of Underwriting Agreement.*

3.1	Certification of Formation of AEP Texas Central Transition Funding III LLC.*

3.2	Amended and Restated Limited Liability Company Agreement of AEP Texas Central Transition Funding III LLC.*

4.1	Form of Indenture between AEP Texas Central Transition Funding III LLC and the Indenture Trustee (including forms of the Senior Secured Transition Bonds).

5.1	Opinion of Sidley Austin llp with respect to legality.

8.1	Opinion of Sidley Austin llp with respect to federal tax matters.*

23.1	Consent of Sidley Austin llp (included in its opinions filed as Exhibits 5.1 and 8.1).

24.1	Power of Attorney of AEP Texas Central Company.*

24.2	Power of Attorney of AEP Texas Central Transition Funding III LLC.*

25.1	Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.*

99.1	Form of Servicing Agreement.*

99.2	Form of Transition Property Sale Agreement.*

99.3	Form of Administration Agreement.*

99.4	Form of Intercreditor Agreement.*

99.5	Financing Order.*

99.6	Opinion of Sidley Austin LLP with respect to constitutional matters.**

99.7	Opinion of Bracewell & Giuliani LLP with respect to constitutional matters.**

---------------
*	Previously filed.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K pursuant to Item 601(b)(1) of Regulation S-K.

ITEM 17.  UNDERTAKINGS

(A)	(a)	As to Rule 415:

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Each undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement; and provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

(2)
That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrants are relying on Rule 430B:

(i)
each prospectus filed by the Registrants pursuant to Rule 424(b)(3), shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any

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statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That for purposes of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, each Registrant undertakes that in a primary offering of securities of such Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the Registrants or the securities provided by or on behalf of the Registrants; and

(iv)	any other communication that is an offer in the offering made by the Registrants to the purchaser.

(b)	As to qualification of trust indentures:

The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	As to documents subsequently filed that are incorporated by reference:

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

(e)	As to incorporating by reference subsequent Exchange Act documents by third parties:

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 29th day of February, 2012.

AEP Texas Central Company

/s/ Charles E. Zebula
By:	Charles E. Zebula
Title:	Treasurer

AEP Texas Central Transition Funding III LLC

/s/ Charles E. Zebula
By:	Charles E. Zebula
Title:	Vice President and Treasurer

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

AEP Texas Central Company

Signature	Title	Date

(i) Principal Executive Officer: Nicolas K. Akins*	Chief Executive Officer	February 29, 2012
(ii) Principal Financial Officer:
/s/ Brian X. Tierney	Vice President and Chief
Brian X. Tierney (iii) Principal Accounting Officer: /s/ Joseph M. Buonaiuto	Financial Officer	February 29, 2012
Joseph M. Buonaiuto	Controller and Chief Accounting Officer	February 29, 2012
(iv) A Majority of the Directors:
Nicholas K. Akins* Lisa M. Barton* Robert P. Powers* Barbara D. Radous* Brian X. Tierney* Dennis E. Welch*	Directors

/s/ Brian X. Tierney
By: Brian X. Tierney Attorney-in-Fact		February 29, 2012

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AEP Texas Central Transition Funding III LLC

Signature	Title	Date

(i) Principal Executive Officer: /s/ Brian X. Tierney		February 29, 2012
Brian X. Tierney (ii) Principal Financial Officer: /s/ Charles E. Zebula	President
Charles E. Zebula	Vice President and Treasurer
(iii) Principal Accounting Officer: /s/ Joseph M. Buonaiuto	Controller and Chief	February 29, 2012
Joseph M. Buonaiuto	Accounting Officer	February 29, 2012
(iv) A Majority of the Managers:
Brian X. Tierney* Jana Soward* Charles E. Zebula* Victor A. Duva* Kenneth J. Uva*	Managers
/s/ Charles E. Zebula
By: Charles E. Zebula Attorney-in-Fact		February 29, 2012

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EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION OF EXHIBIT

1.1	Form of Underwriting Agreement.*

3.1	Certification of Formation of AEP Texas Central Transition Funding III LLC.*

3.2	Amended and Restated Limited Liability Company Agreement of AEP Texas Central Transition Funding III LLC.*

4.1	Form of Indenture between AEP Texas Central Transition Funding III LLC and the Indenture Trustee (including forms of the Senior Secured Transition Bonds).

5.1	Opinion of Sidley Austin llp with respect to legality.

8.1	Opinion of Sidley Austin llp with respect to federal tax matters.*

23.1	Consent of Sidley Austin llp (included in its opinions filed as Exhibits 5.1 and 8.1).

24.1	Power of Attorney of AEP Texas Central Company.*

24.2	Power of Attorney of AEP Texas Central Transition Funding III LLC.*

25.1	Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.*

99.1	Form of Servicing Agreement.*

99.2	Form of Transition Property Sale Agreement.*

99.3	Form of Administration Agreement.*

99.4	Form of Intercreditor Agreement.*

99.5	Financing Order.*

99.6	Opinion of Sidley Austin LLP with respect to constitutional matters.**

99.7	Opinion of Bracewell & Giuliani LLP with respect to constitutional matters.**

---------------
*	Previously filed.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K pursuant to Item 601(b)(1) of Regulation S-K.

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